Filed pursuant to Rule 424(b)(3)

Registration No. 333-215307

PROSPECTUS

21,214,968 SHARES

MIDWEST ENERGY EMISSIONS CORP.

COMMON STOCK

This prospectus relates to an aggregate of up to 21,214,968 shares of our common stock which may be offered by the selling stockholders identified in this prospectus for their own account. We will not receive any proceeds from the sale of the shares by these selling stockholders.

Unless the context otherwise requires, the terms “we,” “us” or “our” refer to Midwest Energy Emissions Corp. and its wholly-owned subsidiaries.

Prices of our common stock are quoted on the OTCQB under the symbol “MEEC”. The closing price per share of our common stock, as reported by the OTCQB on December 21, 2016, was $1.31.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS.

The date of this prospectus is January 10, 2017.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR OTHER DATE STATED IN THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, LIQUIDITY, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

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TABLE OF DEFINED TERMS

TERM	DEFINITION

BAC	Brominated Powdered Activated Carbon

EERC	Energy and Environmental Research Center

EGU	Electric Generating Unit

EPA	The U.S. Environmental Protection Agency

ESP	Electrostatic Precipitator

Hg	Mercury

IGCC	Integrated Gasification Combined Cycle

MATS	Mercury and Air Toxics Standards

MEEC	Midwest Energy Emissions Corp.

MW	Megawatt

NOX	Oxides of Nitrogen

OTCQB	Over The Counter Venture Marketplace

PAC	Powdered Activated Carbon

SCR	Selective Catalytic Reduction

SEC	U.S. Securities and Exchange Commission

SOX	Oxides of Sulfur

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

About Us

Midwest Energy Emissions Corp., a Delaware corporation, is an environmental services company specializing in mercury emission control technologies, primarily to utility and industrial coal-fired units. We develop and deploy patented, proprietary technologies to remove mercury emissions from coal-fired power plants. Our business plan is to deliver cost-effective mercury capture technologies to coal-fired power plants in the United States, Canada, Europe and Asia.

The U.S. EPA MATS (Mercury and Air Toxics Standards) rule requires that all coal and oil-fired power plants in the U.S., larger than 25MWs, must limit mercury in its emissions to below certain specified levels, according to the type of coal burned. Power plants were required to begin complying with MATS on April 16, 2015, unless they were granted a one-year extension to begin to comply. MATS, along with many state and provincial regulations, form the basis for mercury emission capture at coal fired plants across North America. Under the MATS regulation, Electric Generating Units (“EGUs”) are required to remove about 90% of the mercury from their emissions. We believe that we continue to meet the requirements of the industry as a whole and our technologies have been shown to achieve mercury removal levels compliant with all state, provincial and federal regulations at a lower cost and with less plant impact than our competition.

As used in this prospectus, the terms “we”, “us”, “our”, “the Company”, “MEEC”, and “Midwest Energy Emissions Corp.” refer to Midwest Energy Emissions Corp. and our wholly-owned subsidiaries. Our principal executive offices are located at 670 D Enterprise Drive, Lewis Center, Ohio 43035. Our telephone number is 614-505-6115. We maintain an Internet website at www.midwestemissions.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Private Placement

On November 14, 2016, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 11,214,968 shares of its common stock at a price of $1.20 per share (the “2016 Private Placement”) to the Investors for gross proceeds to the Company of $13,457,962. The closing of the 2016 Private Placement was subject to certain customary closing conditions and occurred on November 18, 2016.

The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock sold in the 2016 Private Placement within 35 days of the closing of the 2016 Private Placement and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its commercially reasonable efforts to have the registration statement declared effective within 60 days of the closing of the 2016 Private Placement if the registration statement is not subject to review by the SEC or 120 days after such closing if the registration statement is subject to review by the SEC (the “Effectiveness Date”). The Company is obligated to pay to each investor damages in common stock equal to 1.0% per month of the aggregate number of shares of common stock purchased by each such investor every 30 day period up to a maximum of 10.0%, (i) following the Effectiveness Date that the registration statement has not been declared effective; and (ii) as otherwise set forth in the Registration Rights Agreement.

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Restated Financing Agreement

On November 29, 2016, we closed on the transactions contemplated by an Amended and Restated Financing Agreement (the “Restated Financing Agreement”) entered into on November 3, 2016 with AC Midwest Energy LLC (“AC Midwest”), pursuant to which AC Midwest, which held various warrants to acquire shares of the Company’s common stock (the “AC Midwest Warrants”), exercised on a cashless basis a portion of the AC Midwest Warrants for 10,000,000 shares of the Company’s common stock and exchanged 12% senior secured convertible notes previously issued to AC Midwest with an outstanding aggregate principal balance owing of $9,646,686 (the “AC Midwest Notes”), together with all accrued and unpaid interest thereon, and the remaining unexercised portion of the AC Midwest Warrants, for (i) a new senior secured note in the principal amount of $9,646,686 (the “New AC Midwest Secured Note”) which was partially prepaid at closing in the amount equal to $5,000,000 as provided in the Restated Financing Agreement, and (ii) a subordinated unsecured note in the principal amount of $13,000,000 (the “AC Midwest Subordinated Note”). AC Midwest maintains certain piggy-back registration rights with respect to the shares issued pursuant to the aforesaid cashless exercise of Warrants.

About this Offering

Common stock offered by the Company:	None

Common stock offered by selling stockholders:	21,214,968 shares.

Capital stock outstanding:	As of December 21, 2016, we had outstanding 73,479,937 shares of common stock.

Proceeds to the Company:	We will not receive proceeds from the resale of shares by the selling stockholders.

OTCQB Symbol:	MEEC

We are registering for resale common stock issued as follows:

•	11,214,968 shares of Common Stock issued in a private placement offering which offering was completed on November 18, 2016, as more fully described above.

•	10,000,000 shares of Common Stock issued to AC Midwest pursuant to its cashless exercise of Warrants which occurred on November 29, 2016, as more fully described above.

Summary Consolidated Financial Data

The following selected financial information is derived from our Financial Statements, which are included elsewhere in this prospectus and should be read in conjunction with our Financial Statements, including the notes thereto.

Statement of Operations Information:

	For the Nine Months Ended	For the Year Ended
	9/30/16	12/31/15

Revenue	$24,536,939	$12,631,919
Costs and expenses	22,664,678	16,320,835

Operating income (loss)	1,872,261	(3,688,916)
Other expenses	(18,508,602)	(10,572,615)

Net loss	$(16,636,341)	$(14,261,531)

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Balance Sheet Information:

	9/30/16	12/31/15

Total Assets	$11,439,885	$7,315,369

Total Liabilities	$38,161,488	$20,260,367
Stockholders Deficit	(26,721,603)	(12,944,998)
Total Liabilities and Stockholders Deficit	$11,439,885	$7,315,369

NOTICE ABOUT FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this prospectus are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed herein under the caption “Risk Factors”. In addition, matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, failure to obtain adequate working capital to execute the business plan and any major litigation regarding the Company. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in MEEC’s filings and with the Securities and Exchange Commission.

RISK FACTORS

In your evaluation of the Company and our business, you should carefully consider the risks and uncertainties described below, together with the information included elsewhere in this prospectus and the other documents we file with the SEC. The following factors describe the risks and uncertainties that we consider significant to the operation of our business, but should not be considered a complete listing of all potential risks and uncertainties that could adversely affect our operating results, financial position or liquidity. Additionally, our business is subject to the same general risks and uncertainties that affect many other companies, such as but not limited to the overall economic conditions, changes in laws or accounting rules, fluctuations in interest and exchange rates or other disruptions of expected economic and business conditions.

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Risks Related to our Business

We operate in a single market, mercury removal from power plant emissions, which is driven primarily by regulation. Any significant changes in mercury emission regulation could have a major impact on the Company.

The Company currently operates in a single market of mercury reduction in flue gas emissions from large coal-fired utility and industrial boilers. This market is primarily based on air pollution control regulations and enforcement of those regulations. Any significant change in these regulations would have a dramatic effect on the Company. Specifically, on December 16, 2011, the EPA published the Mercury and Air Toxics Standards (MATS), which sets forth federal mercury emission levels. Power plants were required to begin complying with MATS on April 16, 2015, unless they were granted a one-year extension to begin to comply. In addition, the MATS regulation has been subject to legal challenge, and in June 2015, the U.S. Supreme Court held that the EPA unreasonably failed to consider costs in determining whether to regulate hazardous air pollutants, including mercury, from power plants and remanded the case back to the U.S. Court of Appeals for the District of Columbia Circuit for further proceedings, but left the rule in place. In December 2015, the D.C. Circuit remanded the rule to the EPA for further consideration, but without vacatur, allowing MATS to remain in effect until the EPA issues a final finding. On March 18, 2016, 20 states filed a petition for certiorari with the U.S. Supreme Court to review the D.C. Circuit's decision to remand without vacatur the MATS rule to the EPA which petition for certiorari was denied by the U.S. Supreme Court on June 13, 2016. In the meantime, on April 14, 2016, the EPA issued a final supplemental finding upholding the rule and concluding that a cost analysis supports the MATS rule. While the Company expects that the issuance by the EPA of its final finding will keep MATS in effect going forward, the Company is unable to predict with certainty the outcome of any such further proceedings.

The results of the 2016 United States presidential and congressional elections creates regulatory uncertainty.

During the 2016 U.S. Presidential election campaign, the President-elect broadly attacked a wide range of government regulations, voicing complaints that the U.S. is over-regulated. President-elect Trump’s choice to head the EPA, which appointment is subject to the U.S. Senate’s approval, is the Attorney General of Oklahoma who has been a critic of various EPA regulations. While it remains unclear what actions the President-elect may wish to pursue once in office, and what actions will have the support of the U.S. Congress, the results of the 2016 Presidential and congressional elections in which the Republicans maintained control of both the House of Representatives and the Senate, does create regulatory uncertainty, especially in the environmental field. Any change in the MATS regulation could have a detrimental impact on our business.

The risks associated with technological change may make the Company’s products and services obsolete.

The market for new technology in which the Company is involved is characterized by periodic new product introductions and evolving industry standards and regulations. The emerging nature of these products and services with their rapid evolution will require that we continually improve the performance, features, and reliability of our service, particularly in response to possible competitive offerings. There can be no assurance that we will be successful in achieving widespread acceptance before competitors offer products and services with features similar to or better than the Company, but we continue to invest into innovation, while believing that our licensed patent portfolio is defensible within an industry that has high barriers to entry.

We compete against large, well-established companies which are highly competitive. We may not be able to compete effectively.

We are an emerging company operating in a market currently dominated by much larger companies. The size and financial strength of these competitors may enable them to offer incentives such as free large scale demonstrations that the Company may not be able to offer. In addition, these large corporations have the ability to spend significantly more on research and development and may develop a technology superior to that employed by the Company and these corporations also have large, established sales forces that are highly-experienced in fending off competing, including superior technologies on their client units. This is especially true in the utility market which is very risk averse and where long-standing trusted supplier relationships are common.

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Our financial statements have been prepared on a going concern basis.

Our independent public accounting firm has issued an opinion on our financial statements for the year ended December 31, 2015 that states that the financial statements have been prepared assuming the Company will continue as a going concern and further states that our recurring losses from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. During 2016, the Company generated a significant increase in revenues, converted a substantial portion of certain notes held by junior note holders, restructured its debt and equity agreements with its primary lender and raised approximately $13.5 million in a private equity offering, all of which we believe should remove such doubt about our ability to sustain operations. No assurance can be made, however, that such a going concern opinion will not be issued at any time in the future.

We may not be able to successfully defend our patent rights or protect proprietary aspects of our technology.

We have the exclusive rights to a number of significant patents, and patents pending covering the U.S., Canada, Europe and China. There can be no assurance that outstanding patents will not be challenged or circumvented by competitors. Certain critical technology related to our systems and products is protected by trade secret laws and confidentiality and licensing agreements. There can be no assurance that such protection will prove adequate or that we will have adequate remedies against contractual counterparties for disclosure or our trade secrets or violation of MEEC’s intellectual property rights. In addition, the current lack of adequate long-term capital may prevent the Company from being able to enforce any patent-infringement by competitors or EGUs.

Lower natural gas prices and increasing regulations can pose significant risks to our addressable market.

Upon MATS becoming effective, there were roughly 1100 coal-fired EGU’s in the U.S. With lower natural gas prices and due to regulations such as MATS, the industry has become significantly smaller. Management estimates that perhaps as much as 40% of the EGUs in the U.S. have faced, or will face, retirement due to the impact of the MATS regulation.

We are reliant upon third-party manufacturers for our materials; any problems they encounter may detrimentally impact our business.

As we do not manufacture any of the chemicals that we use, we are dependent upon key suppliers of our materials, some of whom are also competitors of ours. There can be no assurance that such manufacturers will be reliable in meeting delivery schedules, or that such manufacturers will not experience their own financial difficulties or encounter other problems which could detrimentally impact our business. In the event we need to secure other manufacturers, there can be no assurance that we will be able to secure such arrangements on terms acceptable to the Company.

Our operations are subject to operational risks and have the potential to cause environmental or other damage as well as personal injury, which could adversely affect our business, results of operations and cash flows.

Our operations involve safety, health and environmental risks. Mercury removal from power plant emissions involve the handling, transportation, manufacture or use of certain substances or components that may be considered toxic or hazardous. Our operations entail risks such as leaks, fires, explosions, toxic releases, mechanical failures or unscheduled downtime. If operational risks materialize, they could result in injury or loss of life, damage to the environment or damage to property. Although we maintain insurance coverage, in the event we incur substantial loss or liabilities and our insurance does not cover such losses or liabilities adequately or at all, our business, results of operations and cash flows may be materially and adversely affected. In addition, the occurrence of any of such losses or liabilities could harm our reputation.

We are dependent on key customers. A significant adverse change in such relationships could adversely impact our results of operations and financial condition.

Our customers are concentrated, so the loss of one or more key customers or a material reduction in business performed for them, could significantly harm our business. In addition, there can be no assurance that such customers will not experience financial difficulties or other problems which could delay such customers in paying for product and services on a timely basis or at all. Any problems with such customers can be expected to have a material adverse impact on our results of operations and financial condition.

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We are dependent on a small number of key employees. The loss of more than one of these employees could seriously impair our ability to survive as a going concern.

Our management team is crucial to the success of the Company and the loss of more than one member of this team, could have a material adverse impact on the ability of the Company to properly execute its business plan. We have expanded our team and developed redundancy within our operations to mitigate this risk as much as possible.

Our lack of diversification increases the risk of an investment in the Company.

Our business lacks significant diversification and is dependent on the success of our mercury emission control technologies. As a result, we are impacted more acutely by factors affecting our industry or the regions in which we operate that we would if our business were more diversified, enhancing our risk profile.

We may not be able to properly manage our potential growth.

Since we have a limited operating history, any significant growth will place considerable strain on our financial resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employees and maintain close coordination among our technical, accounting, finance, marketing, sales and other staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could detrimentally impact our business.

Maintaining and improving our financial controls may strain our resources and divert management’s attention.

We are subject to the requirements of the Securities Exchange Act of 1934, including the requirements of the Sarbanes-Oxley Act of 2002. The requirements of these rules and regulations have increased in recent years, causing an increase in legal and financial compliance costs, and make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. Such rules and regulations require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. As a result of this and similar activities, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Common Stock

In our efforts to raise capital through the sale of restricted stock and convertible debt, dilution could be significant.

The mechanisms we have used to raise money have been to sell restricted stock or convertible notes, along with issuing warrants under certain circumstances, to qualified investors. Raising capital in this manner is dilutive to current stockholders and the dilution could be substantial. As of December 21, 2016, we have 73,479,937 shares of common stock outstanding of a total of 150,000,000 shares authorized by the Company. Approximately 97,000,000 shares of common stock are outstanding on a fully diluted basis as of December 21, 2016.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. In addition, pursuant to the terms of our financing agreement with AC Midwest Energy, LLC, we are prohibited from issuing dividends. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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If our internal control over financial reporting is found not to be effective or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls, investors could lose confidence in our financial reports, and our stock price may be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. We evaluate our existing internal control over financial reporting based on the framework issued in 2013 by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. During the course of our ongoing evaluation of the internal controls, we may identify areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remedying any deficiencies, significant deficiencies or material weaknesses that we identify may require us to incur significant costs and expend significant time and management resources. Based on such evaluation, our management concluded our internal control over financial reporting was not effective as of December 31, 2015. The ineffectiveness of our internal control over financial reporting was due to the following material weaknesses which are indicative of many small companies: (i) lack of a sufficient complement of personnel commensurate with the Company’s reporting requirements; and (ii) insufficient written documentation or training of our internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions. While certain remedial actions have been completed, we continue to actively plan for and implement additional control procedures to improve our overall control environment.

Nevertheless, we cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. Investors could lose confidence in our financial reports, and our stock price may be adversely affected, if our internal controls over financial reporting continue to be found not to be effective by management or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls in the future.

The trading price of our common stock may be volatile.

The trading price of our shares has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this report as well as our operating results, financial condition, announcements of innovations or new products by us or our competitors, general conditions in the market place, and other events or factors. Although we believe a number of registered broker dealers currently make a market in our common stock, we cannot assure you that any of these firms will continue to serve as market makers or have the financial capability to stabilize or support our common stock. A reduction in the number of market makers or the financial capability of any of these market makers could also result in a decrease in the trading volume of and price of our shares. In recent years, broad stock market indices in general have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future trading price of our common stock.

The trading market for securities quoted on the OTCQB is less liquid.

Our common stock currently trades on the OTCQB. The trading market for securities of companies quoted on the OTCQB or other quotation systems is substantially less liquid than the average trading market for companies listed on a national securities exchange. The quotation of our shares on the OTCQB or other quotation system may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Potential future sales pursuant to Rule 144.

Many of the shares of our common stock presently held by management and others are “restricted securities” as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended. Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a certain holding period, may, under certain circumstances sell such shares or a portion of such shares. Such holding periods have already been satisfied in many instances. Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of the Company’s securities.

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Our common stock may be characterized as a “penny stock” under applicable SEC regulations.

Our common stock may be characterized as “penny stock” under SEC regulations. As such, broker-dealers dealing in our common stock may be subject to the disclosure rules for transactions involving penny stocks, which generally require that, prior to a purchase, the broker-dealer has approved the proposed purchaser’s account for transactions in penny stocks and has received from the purchaser an agreement to the transaction setting forth the identity and quantity of the common stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain from the person information concerning the person’s financial situation, investment experience and investment objectives, and reasonably determine that transactions in penny stocks are suitable for the person. These additional burdens imposed upon broker-dealers may discourage them from effecting transactions in our common stock, which could make it difficult for an investor to sell his, her or its shares at any given time.

Except as required by the Federal Securities Law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or for any other reason.

USE OF PROCEEDS

Proceeds from this offering of Common Stock will inure directly to the selling stockholders hereunder. We will not receive any proceeds from the sale of the Common Stock by the stockholders whose shares are being registered pursuant hereto.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market

The Company common stock is quoted on the Over-The-Counter Venture Marketplace (OTCQB) under the symbol “MEEC”.

The table below delineates, on a quarterly basis, the high and low sales prices per share of the common stock as reported by the OTCQB. The prices set forth in the table below may not be an accurate indicator of the value of the Company shares. These prices represent inter-dealer quotations and do not reflect retail markup, markdown or commissions and may not necessarily represent actual transactions.

		Common Stock Price
2016		High	Low
First Quarter Ended	March 31	$0.65	$0.34
Second Quarter Ended	June 30	$0.90	$0.35
Third Quarter Ended	September 30	$1.83	$0.87

2015		High	Low
First Quarter Ended	March 31	$0.70	$0.40
Second Quarter Ended	June 30	$0.83	$0.25
Third Quarter Ended	September 30	$0.49	$0.25
Fourth Quarter Ended	December 31	$0.63	$0.33

2014		High	Low
First Quarter Ended	March 31	$2.63	$0.59
Second Quarter Ended	June 30	$1.73	$1.05
Third Quarter Ended	September 30	$1.25	$0.85
Fourth Quarter Ended	December 31	$1.00	$0.45

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The closing price per share of our common stock as reported by the OTCQB on December 21, 2016 was $1.31.

Holders

As of December 21, 2016, there were 472 stockholders of record of our common stock. This does not reflect persons or entities that hold their stock in nominee or “street name”.

Dividends

We have not declared any dividends to date and have no current plan to do so in the foreseeable future. Pursuant to the terms of the Company’s financing agreement with AC Midwest Energy, LLC, the Company is prohibited from issuing dividends.

Transfer Agent

The Transfer Agent and Registrar for the Company’s common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214.

Equity Compensation Plan Information

The following table shows information, as of December 31, 2015, with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding secrurities reflected in column (a))
Plan Category	( a )	( b )	( c )
Equity compensation plans approved by security holders, terminated	385,458	$10.83	0

Equity compensation plans approved by shareholders	5,835,000	0.79	1,665,000

BUSINESS

Background

Midwest Energy Emissions Corp., a Delaware corporation, is an environmental services company specializing in mercury emission control technologies, primarily to utility and industrial coal-fired units. Our business plan is to deliver cost-effective mercury capture technologies to coal-fired power plants in the United States, Canada, Europe and Asia. We believe that our patented, proprietary technology allows customers to meet the highly restrictive standards the U.S. Environmental Protection Agency (EPA) issued on December 21, 2011 for mercury emissions in an effective and economical manner with the least disruption to the current equipment and on-going operations.

MEEC was incorporated under the laws of the State of Utah on July 19, 1983 under the name of Digicorp. In 2006, MEEC entered into a merger agreement with Digicorp, Inc., a Delaware corporation, for the purpose of effecting a change of the corporation’s domicile and in February 2007 the Company changed its domicile from Utah to Delaware. In October 2008, Digicorp changed its name to China Youth Media, Inc.

In December 2008, Midwest Energy Emissions Corp. was incorporated in the state of North Dakota (“Midwest”) under the name RLP Energy, Inc. and subsequently changed its name in January 2011 to Midwest Energy Emissions Corp. Midwest was engaged in the business of developing and commercializing state-of-the-art control technologies relating to the capture and control of mercury emissions from coal-fired boilers in the United States and Canada.

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On June 21, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midwest pursuant to which at closing China Youth Media Merger Sub, Inc., the Company’s wholly-owned subsidiary formed for the purpose of the merger (the “Merger Sub”), merged into Midwest, the result of which Midwest would become the Company’s wholly-owned subsidiary (the “Merger”). The Merger closed effective on June 21, 2011 (the “Closing”). As a result of the Closing and the Merger, the Merger Sub merged with and into Midwest and with Midwest surviving as a wholly-owned subsidiary of China Youth Media, Inc. Effective at the time of the Closing, Midwest changed its name to MES, Inc. For accounting purposes, the Merger was treated as a reverse merger and a recapitalization of the Company.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of October 7, 2011, China Youth Media, Inc. (i) changed its corporate name from “China Youth Media, Inc.” to “Midwest Energy Emissions Corp.”, (ii) effected a reverse stock split of all the outstanding shares of our common stock at an exchange ratio of one for one hundred ten (1:110) (the “Reverse Stock Split”) and (iii) changed the number of authorized shares of common stock, par value $.001 per share, from 500,000,000 to 100,000,000. Pursuant to an additional Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of November 18, 2014, the number of authorized shares of common stock was increased to 150,000,000.

As a result of the Merger, all of the outstanding shares of common stock of Midwest were exchanged for 10,000 shares of newly created Series B Convertible Preferred Stock (the “Merger Shares”) of China Youth Media, Inc. The former shareholders of Midwest, upon conversion of all the Merger Shares, which occurred automatically on the filing of an October 2011 amendment to China Youth Media, Inc.’s certificate of incorporation to increase the number of authorized shares (see below) then owned approximately 90% of the Company’s issued and outstanding common stock which were deemed issued and outstanding as of the closing of the Merger and conversion.

As a result of the Merger, our business is now focused on the delivery of mercury capture technologies to power plants in North America, Europe and Asia. Our prior businesses - focusing on youth marketing and media in China by providing advertisers and corporations with direct and centralized access to China’s massive but difficult to reach student population, including the business of aggregation and distribution of international content and advertising for Internet or online consumption in China - have been terminated.

In November 2011, MEEC moved its corporate headquarters to Worthington, Ohio and on March 1, 2015 moved its corporate headquarters to 670 D Enterprise Drive, Lewis Center, Ohio 43035. We currently have 17 fulltime employees. Our employees are not represented by labor unions. We believe that relations with our employees are good.

Regulations and Markets

The markets for mercury removal from plant emissions are largely driven by regulations (state, provincial and federal). Changes in regulations have profound effects on these markets and the companies that compete in these markets. This is especially true for smaller companies such as MEEC.

On December 21, 2011 the EPA issued its Mercury and Air Toxics Standards (“MATS”) for power plants in the U.S. The new MATS rule is intended to reduce air emissions of heavy metals, including mercury (Hg), from all major U.S. power plants burning coal or oil, which are the leading source of non-natural mercury emissions in the U.S. Existing power plants were granted three years (plus a potential one year extension in cases of hardship, ruled on by State EPA’s where the plant is domiciled) from April 16, 2012, to comply with the new emission limits. The new MATS rule applies to Electric Generating Units (“EGUs”) that are larger than 25 megawatts (“MW”) that burn coal or oil for the purpose of generating electricity for sale and distribution through the national electric grid to the public. They include investor-owned units, as well as units owned by the Federal government, municipalities, and cooperatives that provide electricity for commercial, industrial, and residential uses. At the time of MATS being promulgated, the EPA estimated that there were approximately 1,400 units affected by this new rule, approximately 1,100 existing coal-fired units and 300 oil-fired units at about 600 power stations. Since this time, we believe that of the 1100 EGUs, as many as 300 have been shuttered, or will soon be shuttered, as a result of this regulation, and due to competitive disadvantage to newer or gas-fired EGUs. We believe the remaining 700-800 EGU’s will remain competitive in the power market for the long-term foreseeable future, and make up the large mercury-emissions control market into which we sell.

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The final MATS rule identifies two subcategories of coal-fired EGUs, four subcategories of oil-fired EGUs and a subcategory for units that combust gasified coal or solid oil (integrated gasification combine cycle [IGCC] units) based on the design, utilization, and/or location of the various types of boilers at different power stations. The rule includes emission standards and/or other requirements for each subcategory. The rule sets nationwide emission limits and is estimated to reduce mercury emissions in coal-fired plants by about 90%.

Overall, the EPA estimated the total national annual cost of the MATS rule would be $9.6 billion.

These on-going annual operating costs increases include all functions of the MATS regulation, and not just mercury emissions reductions. It is also important to note that a number of states currently have regulations to limit mercury emissions, and these regulations remain in place until or unless superseded by MATS in 2015.

With the adoption of the MATS rule, utilities have and will continue to explore and have conducted and will conduct numerous demonstrations of various technologies to determine which will work best to achieve the required reductions to bring each individual unit under the maximum allowed emissions rate. There are several choices of pollution control technologies available to reduce mercury emissions, but they do not all work consistently or cost-effectively for every plant design or for all of the various types of coal. The most common technology employed to reduce mercury emissions is the injection of powdered activated carbon (“PAC”) or brominated PAC (“BAC”) into the flue-gas of an EGU after the boiler itself but in front of the Electro-Static Precipitators (“ESP”). Such injections have proven effective with many coals, especially at reduction levels of 70% or less. At required mercury reduction levels above 80%, these injection systems require substantial injection rates which often have severe operational issues including over-loading the ESP and rendering the fly ash unfit for sale to concrete companies, and at times even causing combustion concerns with the fly ash itself.

Mercury is also removed as a co-benefit by special pollution control equipment installed to remove oxides of sulfur (“SOX”) and nitrogen (“NOX”). To achieve very high levels of SOX reduction, large, complex and expensive (capital costs in the hundreds of millions of dollars for a medium-sized EGU) systems called Scrubbers can be installed in the plant exhaust system, typically just before the flue-gas goes up the stack for release. As a co-benefit to their primary mission, Scrubbers have been shown to remove significant quantities of oxidized mercury. Mercury is typically found in two basic forms in coal: elemental and oxidized. The amount of each form varies in any given seam of coal and is affected by the other natural elements (such as chlorine) which might also be present in the coal. We believe about 40% of the mercury in the post-combustion flue-gas exists in the oxidized state. Mercury is found in only tiny trace amounts in coal and its presence is difficult to detect. It is in the burning of millions of tons of coal that these trace amounts become problematic, and why MATS was promulgated.

The other major pollution control system which contributes significantly to the co-benefits of mercury removal is a Selective Catalytic Reduction (“SCR”) system which can be installed to achieve high levels of removal of NOX. SCRs are also very large and expensive systems (costing hundreds of millions of dollars in capital costs to install on a medium-size EGU) that are typically installed just after the flue-gas exits from the unit boiler. As a co-benefit, SCRs have been shown to oxidize a considerable percentage of the elemental mercury in many types of coal. If the EGU then has a combination of an SCR and a Scrubber, we estimate that the EGU might achieve an overall reduction of 80-85% of the mercury in many types of coal. The exact level of mercury emission reductions depends on the designs of these systems and the types of coal being burned.

It is thus anticipated that the large majority of the over 700 coal-fired EGUs in the U.S. will employ some sort of sorbent injection system to achieve the very low mercury emission levels required by the MATS rule. Either the sorbent injection system will be the primary removal method or such a system will likely be employed as a supplemental system to SCR/Scrubber combinations to achieve the new emission limits.

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MEEC’s Technology

Our mercury removal technology and systems have been shown in long-term, full-scale trials on operating units to achieve mercury removal levels above the new MATS requirements and to do so with lower cost and plant systems impacts than typical PAC or BAC sorbent injection systems. Our technology was originally developed by the University of North Dakota’s Energy and Environmental Research Center (“EERC”). It was tested and refined on numerous operating coal-fired EGUs, with the founder of MES, Inc. participating with the EERC on these tests since 2008. The EERC Foundation obtained patents on this technology. MEEC has an “Exclusive Patent and Know-How License Agreement Including Transfer of Ownerships” for the exclusive world-wide rights to the commercial application of these related patents. In our agreement with the EERC Foundation, we pay an annual license maintenance fee plus royalties on operational systems and have the right to purchase the commercial application patent rights for a payment specified in the agreement. In 2013 and 2014, EERC and MEEC negotiated significant amendments to their agreement which strengthened the existing patent rights of MEEC, eliminated certain contract provisions and compliance issues and restructured license maintenance and royalty fee schedules and issued an equity interest in MEEC to EERC. MEEC intends to purchase the patent rights in early 2017 which will eliminate ongoing license maintenance and royalty fee payments once closed.

In 2010, we were awarded our first commercial contract to design, build and install our solution on two large (670MW each) coal units in the western part of the U.S. This was a multi-million dollar, three year renewable contract, which was awarded as a result of a competitive demonstration process. We invested more than $1.4 million in the capital equipment for this project. Our systems out-performed the contract guarantees in all operational areas during startup and testing and went into commercial operation at the start of 2012. The system is used for mercury control whenever the plant is in operation.

In 2014, we contracted for units with four US utilities, bringing our total of EGUs under contract for MATS to 15 as of year-end 2015. Four of the EGUs that we have under contract were compliant units in 2015. Additional contract awards have been won in 2016, bringing our total number of EGUs under contract to 20.

Intellectual Property

MEEC has the rights to 30 domestic and foreign patents, pending patent applications and provisional patent applications under an agreement with the EERC Foundation. We believe that our patent position is strong in the US, Canada, China and Europe and sublicensing and enforcing these patents will be a key part of our business strategy going forward.

Business Opportunities

Our success depends, in part, on the success of demonstrations performed with utility customers and the resulting contract awards to meet the MATS requirements in the long-term period and our operational performance with EGUs under contract. With over 700 coal-fired EGUs in the U.S. affected by MATS, MEEC has a near-term business goal to achieve at least 5-10% of this available market.

In the U.S., we have won contracts on 20 EGU’s, and expect that we will conduct numerous demonstrations on prospective customer units in the coming years. We expect that our value proposition will be fully demonstrated. It is important for the utility industry to see MEEC fully demonstrating that its patented approach for mercury control at MATS levels of mercury reduction. We feel that further contract wins after 2016 and beyond will come because of the success that utilities will have in complying with MATS with us, versus our competitors offerings, all of which will be evidenced beginning this year when MATS compliance begins.

Another major opportunity for us is in Canada, where there is a Country-wide mercury reduction agreement among all the provinces that required a 60% reduction in 2012, and which will likely require an 80% reduction beginning in 2018, while individual provinces may move faster to stricter emissions control. We believe we have the most effective technology for the EGUs in Canada and a strong patent position there.

In China, there exists no specific mandate for mercury capture that demands services such as ours. We are sanguine on the prospects for mercury emissions regulations in China in the coming years, and because we have very broad patent rights in China, this has the potential to become a large business opportunity for us in future years. We estimate that the China market could be many times the size of the U.S. market, and with the Minimata Convention of 2013, we are hopeful that all countries will follow the U.S. in regulating mercury emissions.

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In order to achieve significant near and long-term sales success and control overhead, MEEC employs a model of using Manufacturer Sales Representatives (“Reps”) under the leadership of its experienced Vice President of Sales, and a Regional Manager of Sales. These Reps cover the entire country and are highly incentivized on a commission-only basis to introduce our technology into their customer EGUs. This approach has been very successfully employed by other companies operating in the electric utility industry market.

Raw Materials

We buy all the materials needed for our systems and do not manufacture our products or systems. Material components of our proprietary Sorbent Enhancing Additive (“SEATM”) Technology are readily available from numerous sources in the market. Our current principal suppliers include companies, some of whom are our major competitors in the mercury control market. When we use PAC as a component of our sorbent material, we buy it in the market from large activated carbon manufacturers. We believe that we have excellent relationships with our suppliers. If any of our suppliers should become unavailable to us for any reason, we believe that there are a number of potential replacements, although we might incur some delay in identifying such replacements.

Competition

Our major competitors in the U.S. and Canada include companies such as Cabot Corporation, Calgon Carbon Corporation, Albemarle Corporation, Carbonxt, Inc., Nalco Company, Novinda Corporation, ADS-ES, Inc. and ADA Carbon Solutions LLC. These companies employ large sales staff and are well established in the market. However, we believe our technology has consistently performed better in mercury removal in operational tests than PAC or BAC injections alone. We believe our technology is superior to offerings of our competitors, and with our experienced team of sales representatives, we believe we can compete effectively in these markets.

Seasonality

Our business is generally not seasonal in nature, although we will experience some regional seasonal declines during holiday periods and some weather-related seasonality.

Backlog

We do not consider backlog to be a significant indicator of the level of future sales activity. In general, we do not manufacture our products against a backlog of orders. Production and inventory levels are based on the level of incoming orders as well as projections of future demand. Therefore, we believe that backlog information is not material to understanding our overall business and is not a reliable indicator of our ability to achieve any particular level of revenue or financial performance.

DESCRIPTION OF PROPERTY

We lease our corporate headquarters facility in Lewis Center, Ohio. The lease for this facility expires in February 2018. In addition, we pay for the lease of a 3,800 square feet warehouse near a commercial customer in Centralia, Washington on a month to month basis, and we pay for the lease of a 20,000 square feet warehouse in Corsicana, Texas. The lease for this facility expires in June 2020. We also lease office space in Grand Forks, North Dakota. The lease for this facility expires in August 2018.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Notice About Forward Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Background

Midwest Energy Emissions Corp. (the “Company”, “we”, “us” and “our”) develops and deploys patented, proprietary technologies to remove mercury emissions from coal-fired power plants. The U.S. EPA MATS (Mercury and Air Toxics Standards) rule requires that all coal and oil-fired power plants in the U.S., larger than 25MWs, must limit mercury in its emissions to below certain specified levels, according to the type of coal burned. Power plants were required to begin complying with MATS on April 16, 2015, unless they were granted a one-year extension to begin to comply. MATS, along with many state and provincial regulations, form the basis for mercury emission capture at coal fired plants across North America. Under the MATS regulation, Electric Generating Units (“EGUs”) are required to remove about 90% of the mercury from their emissions. We believe that we continue to meet the requirements of the industry as a whole and our technologies have been shown to achieve mercury removal levels compliant with all state, provincial and federal regulations at a lower cost and with less plant impact than our competition.

As is typical in this market, we are paid by the EGU based on how much of our material is injected to achieve the needed level of mercury removal. Our current clients pay us as material is delivered to their facility. Clients will use our material whenever their EGUs operate, although EGUs are not always in operation. EGUs typically may not be in operation due to maintenance reasons or when the price of power in the market is less than their cost to produce power. Thus, our revenues from EGU clients will not typically be a consistent stream but will fluctuate, especially seasonally as the market demand for power fluctuates.

The MATS regulation has been subject to legal challenge, and in June 2015, the U.S. Supreme Court held that the EPA unreasonably failed to consider costs in determining whether to regulate hazardous air pollutants, including mercury, from power plants and remanded the case back to the U.S. Court of Appeals for the District of Columbia Circuit for further proceedings, but left the rule in place. In December 2015, the D.C. Circuit remanded the rule to the EPA for further consideration, without vacatur, allowing MATS to remain in effect until the EPA issues a final finding. On March 18, 2016, 20 states filed a petition for certiorari with the U.S. Supreme Court to review the D.C. Circuit's decision to remand without vacatur the MATS rule to the EPA which petition for certiorari was denied by the U.S. Supreme Court on June 13, 2016. In the meantime, on April 14, 2016, the EPA issued a final supplemental finding upholding the rule and concluding that a cost analysis supports the MATS rule. While the Company expects that the issuance by the EPA of its final finding will keep MATS in effect going forward, the Company is unable to predict with certainty the outcome of any such further proceedings.

We remain focused on positioning the Company for short and long-term growth. In the quarter ended September 30, 2016, we focused on execution at our customer sites and on continual operation improvement. We continued to make refinements to all of our key products, as we continued to focus on the customer and its operations. We also hired a new regional sales manager to cover the U.S. Southwest and continued to expand our employee base as we plan for future growth. As described below, we achieved substantial increases in revenues compared to the prior year. We ended the second quarter of 2016 with 20 fully operational MATS compliant EGU’s utilizing our technologies. We expect revenue growth throughout the rest of 2016 and beyond. Due to our strengthening financial position, we negotiated a debt exchange agreement with Alterna, which upon closing reduced dilution by over 34 million shares and simplify our capital structure and we were able to work with many of our earliest investors to convert their promissory notes into equity soon after the end of the quarter. These events not only improved our balance sheet significantly, but position the Company to further increase shareholder value well into the future.

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Results of Operations

For the Three and Nine Months Ended September 30, 2016 Compared to the Three and Nine Months Ended September 30, 2015

The second fiscal quarter of 2016 was a quarter of continued revenue growth and business plan execution. During the quarter, the Company saw its entire customer base continue their MATS compliance activities. During the quarter, the Company had long terms contracts on 20 EGU’s. The compliance efforts of our customer base resulted in exponential sales growth over the same period last year and positive cash flow from operations.

Revenues

Sales - We generated revenues of approximately $11,771,000 and $3,626,000 for the quarters ended September 30, 2016 and 2015, respectively and $24,537,000 and $6,566,000 for the nine months ended September 30, 2016 and 2015, respectively. Total sorbent product sales for the three months ended September 30, 2016 and 2015 were $11,453,000 and $2,387,000, respectively. Total sorbent product sales for the nine months ended September 30, 2016 and 2015 were $21,163,000 and $3,240,000, respectively. These increases from the prior year were associated with the MATS compliance activities of our customers, which began in April 2016, with all of our customers in operation by the end of the period.

Equipment sales for the three months ended September 30, 2016 and 2015 were $143,000 and $1,239,000, respectively. Equipment sales for the nine months ended September 30, 2016 and 2015 were $2,699,000 and $3,206,000, respectively. Equipment sales during 2016 are primarily related to the commissioning of one customer project that included both a front end and back end product injection systems. In 2015, equipment sales were primarily related to three front end injection systems.

Other revenues for the three months ended September 30, 2016 and 2015 were $175,000 and $0, respectively. Other revenues for the nine months ended September 30, 2016 and 2015 were $675,000 and $120,000, respectively. This increase is primarily associated with increased demonstration revenues in the three months ended March 31, 2016 from the same period in the prior year.

Cost and Expenses

Costs and expenses were $10,034,000 and $3,850,000 during the three months ended September 30, 2016 and 2015, respectively, and were $22,665,000 and $8,727,000 for the nine months ended September 30, 2016 and 2015, respectively. The increase in costs and expenses from the prior year is primarily attributable to an increase in costs of sales during the current quarter compared to the same period in the prior year. These increases are primarily associated with the significant increase in revenues in the quarter ended September 30, 2016.

Cost of sales during the three months ended September 30, 2016 and 2015 was $7,821,000 and $2,704,000, respectively, and were $17,613,000 and $5,545,000 for the nine months ended September 30, 2016 and 2015, respectively. The increase in cost is primarily attributable to the significant increase in product sales in 2016. Direct product costs during the three months ended September 30, 2016 and 2015 was $6,328,000 and $1,363,000, respectively, and were $11,474,000 and $1,859,000 for the nine months ended September 30, 2016 and 2015, respectively.

Equipment cost of sales during the three months ended September 30, 2016 and 2015 was $115,000 and $859,000, respectively, and were $2,620,000 and $2,236,000 for the nine months ended September 30, 2016 and 2015, respectively. The decrease in the costs in the three months ended September 30, 2016 is due to the decrease in equipment sales from the same period in the prior year. The decrease in margin on equipment sales in in the nine months ended September 30, 2016 is primarily attributable to the large project that was completed during the period which was subcontracted to a third party. The Company also had increases in license costs, overhead, depreciation and amortization during the three and nine months ended September 30, 2016 from the same periods in 2015 due to the increase in business operations as its customers began MATS compliance activities in 2016.

Selling, general and administrative expenses were $2,214,000 and $1,146,000 for the quarters ended September 30, 2016 and 2015, respectively, and were $5,052,000 and $3,182,000 for the nine months ended September 30, 2016 and 2015, respectively. The increase in selling, general and administrative expenses is primarily attributed increases in sales commissions and stock based compensation associated with stock options issued to officers, directors and employees.

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Other Expenses

Interest expenserelated to the financing of capital was $973,000 and $906,000 during the quarters ended September 30, 2016 and 2015, respectively, and were $4,079,000 and $5,264,000 for the nine months ended September 30, 2016 and 2015, respectively. In connection with change in the conversion terms and repayment of principal during the quarter ended March 31, 2015, per the Amendment with AC Midwest Energy, LLC, the Company incurred a loss of $2,246,000 which was primarily related to accelerated amortization of the discount on convertible notes payable and is included in interest expense during that period. During the quarter ended March 31, 2016, The Company incurred a charge of $1,125,000 related to warrants issued in connection with the issuance of a letter of credit which was included in interest expense. During the quarters ended September 30, 2016 and 2015, a loss of $9,985,000 and a gain of $145,000, respectively, on the change in value of warrant liability was recorded. During the nine months ended September 30, 2016 and 2015, a loss of $14,241,000 and a gain of $1,461,000, respectively, on the change in value of warrant liability was recorded.

Net Income (Loss)

For the quarter ended September 30, 2016 we had a net loss of approximately $9,302,000. For the quarter ended September 30, 2015, we had net loss of approximately $1,155,000. For the nine months ended September 30, 2016 and 2015 we had a net loss of $16,636,000 and $7,123,000, respectively.

Taxes

As of September 30, 2016, our deferred tax assets are primarily related to accrued compensation and net operating losses. A 100% valuation allowance has been established due to the uncertainty of the utilization of these assets in future periods. As a result, the deferred tax asset was reduced to zero and no income tax benefit was recorded. The net operating loss carryforward will begin to expire in 2031.

Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs.

Non-GAAP Financial Measures

Adjusted EBITDA

To supplement our consolidated financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we consider and are including herein Adjusted EBITDA, a Non-GAAP financial measure. We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income (loss). We define Adjusted EBITDA as net income adjusted for income taxes, depreciation, amortization, stock based compensation, and other non-cash income and expenses. We believe that Adjusted EBITDA provides us an important measure of operating performance because it allows management, investors, debtholders and others to evaluate and compare ongoing operating results from period to period by removing the impact of our asset base, any asset disposals or impairments, stock based compensation and other non-cash income and expense items associated with our reliance on issuing equity-linked debt securities to fund our working capital.

Our use of Adjusted EBITDA has limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our measure of Adjusted EBITDA may differ from other companies’ measure of Adjusted EBITDA. When evaluating our performance, Adjusted EBITDA should be considered with other financial performance measures, including various cash flow metrics, net income and other GAAP results. In the future, we may disclose different non-GAAP financial measures in order to help our investors and others more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

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We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. The following table shows our reconciliation of Net Income to Adjusted EBITDA for the quarters and nine months ended September 30, 2016 and 2015, respectively:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)

Net (loss) income	$(9,302)	$(1,155)	$(16,637)	$(7,123)

Non-GAAP adjustments:
Depreciation and amortization	249	103	642	268
Interest	973	906	4,079	5,264
State income taxes	20	8	24	36
Stock based compensation	385	280	968	612
Change in warrant liability	9,985	(145)	14,242	(1,461)
Settlement charges	-	-	-
Debt conversion costs	-	161	-	1,123

Adjusted EBITDA	$2,310	$158	$3,318	$(1,281)

We are including below our unaudited reconciliation of Net Income to Adjusted EBITDA on a quarterly basis for the quarters ended December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016:

	Quarter Ended (Unaudited)
	9/30/2016	6/30/2016	3/31/2016	12/31/2015
	(In thousands)

Net (loss) income	$(9,302)	$(8,243)	$908	$(7,138)

Non-GAAP adjustments:
Depreciation and amortization	249	229	164	123
Interest	973	1,033	2,073	950
State income taxes	20	3	1	5
Stock based compensation	385	404	179	177
Change in warrant liability	9,985	7,566	(3,309)	4,655
Settlement charges	-	-	-	1,335
Debt conversion costs	-	-	-	-

Adjusted EBITDA	$2,310	$992	$16	$107

For the Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

2015 was a year spent in preparation for the high volumes of product sales anticipated when our customers begin compliance with MATS while continuing to focus on sales and marketing of our technologies. During the year, the Company deployed resources towards execution on the currently contracted business, commissioned equipment at multiple customer sites, increased our production capacities and completed construction and implementation of a proprietary mobile feeder systems that greatly enhanced our technology-demonstration flexibility. This was all done while the Company adjusted to an environment that saw a large percentage of current, and prospective customers receive in the latter part of 2014, extensions for compliance for MATS until 2016.

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Our customer contracts include designing and installing front-end injection equipment for injection of our proprietary front-end product, and in some cases include installation of an additional back-end sorbent injection system. The Company began earning revenues from these installations, as well as on four customer EGU’s for MATS compliance, in the second quarter. Revenues on these projects continued through the remainder of the year as well and during the second half of 2015, we experienced significant increases in demand for demonstrations of our technologies. We expect this demand for demonstrations will continue during 2016 as our prospective customers identify challenges they are having with their chosen compliance solution and look for alternative solutions.

Revenues

Sales - We generally achieve revenues from product sales, equipment sales and demonstration and consulting services. We generated revenues of approximately $12,632,000 and $2,794,000 for the years ended December 31, 2015 and 2014, respectively. The increase during the year ended December 31, 2015 was primarily due to revenues from equipment sales of $6,939,000 generated by the completion of nine equipment projects at customer sites. There were no such revenues from equipment sales generated in 2014. Revenues from product sales in the year ended December 31, 2015 increased from 2014 by $2,577,000. These increases are primarily associated with products used during equipment commissioning activities at six customer sites along with ongoing sales to two plants that began MATS compliance in 2015. Product sales in 2014 were associated with testing and demonstrations as customers prepared to comply with state, provincial and federal regulations. These activities continued at many sites in 2015. We believe the increase in revenues which we achieved in 2015 of more than $9,800,000 than the revenues realized in 2014 is a strong indication of the growth we expect going forward to meet our already contracted and future business.

Cost and Expenses

Costs and expenses were $16,321,000 and $9,272,000 during the years ended December 31, 2015 and 2014, respectively. The increase in costs and expenses from the prior year is primarily attributable to the increase in cost of goods sold and operating expenses and was offset by a decrease in stock based compensation in 2015.

Cost of goods sold during the years ended December 31, 2015 and 2014 was $8,630,000 and $1,483,000, respectively. The increase in cost in 2015 is primarily attributable to the cost of equipment sold to customers and recognized as revenue during 2015 as well as the increase in product sales discussed above.

Operating expenses during the years ended December 31, 2015 and 2014 were $1,812,000 and $905,000, respectively. The increase in operating costs from the prior period is primarily attributable to increased labor and technical consulting costs associated with assisting our customers with testing and equipment commissioning being performed at their sites and increased salary and overhead costs associated with an increase in our operations staff from the prior period. During 2015, two customers began full MATS compliance and we invested in infrastructure and staffing to prepare for the rest of our customers entering full compliance during 2016.

License Maintenance Fees were $300,000 and $300,000 for the years ended December 31, 2015 and 2014, respectively. The Company licenses the technologies that it employs through its "Exclusive Patent and Know-How License Agreement Including Transfer of Ownership" with the Energy and Environmental Research Center Foundation, a non-profit entity (“EERCF”). During 2015 and 2014, $300,000 was paid to the EERCF in monthly installments as a license maintenance fee.

Selling, general and administrative expenses were $3,180,000 and $5,518,000 for the years ended December 31, 2015 and 2014, respectively. The decrease in selling, general and administrative expenses during 2015 is primarily attributed to decreases in stock based compensation and is offset by increases in payroll and benefits, and insurance expenses associated with the expansion of our business. Stock based compensationwas $789,000 and $3,319,000 for the years ended December 31, 2015 and 2014, respectively. In 2014, these costs were primarily associated with 4,710,000 stock options issued to directors and employees as compensation and signing bonuses upon hire compared to 2,150,000 stock options issued in 2015.

Settlement charges were $1,335,000 and $0 for the years ended December 31, 2015 and 2014, respectively. These charges in 2015 included warrants valued at $495,000 issued to certain secured promissory note holders to settle certain clauses of their notes and warrants valued at $840,000 issued in conjunction with a waiver of certain covenants in the Company’s agreements with its senior lender.

Depreciation and amortization expenses were $391,000 and $387,000 for the years ended December 31, 2015 and 2014, respectively. The increase from the prior periods is attributable to increased amortization of customer acquisition costs and offset by depreciation on equipment held at a customer site in the prior period.

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Professional fee expenses were $672,000 and $679,000 for the years December 31, 2015 and 2014, respectively. The decrease in professional fee expenses during 2015 is primarily attributed to costs incurred related to savings realized in the areas of contract review work and SEC compliance and is offset by an increase in professional fees related to the maintenance, expansion and defense of our intellectual property.

Other Income and Expenses

Interest expense related to the financing of capital was $6,214,000 and $2,725,000 during the years ended December 31, 2015 and 2014, respectively. In connection with the change in the conversion terms and repayment of principal per the Amendment with AC Midwest Energy, LLC, and the Company incurred a loss of $2,246,105 which was primarily related to accelerated amortization of the discount on convertible notes payable and is included in interest expense. During the year ended December 31, 2015 a loss on the change in value of warrant liability of $3,194,000 was recognized. For the year ended December 31, 2014, a gain on the change in value of warrant liability of $4,204,000 was recognized. Also, the Company recognized non-cash inducement expenses of $1,123,000 associated with these conversions of convertible promissory notes during 2015. The conversions took place after the Company negotiated amendments which extended the terms of the notes and adjusted the conversion price.

Net Loss

For the years ended December 31, 2015 and 2014, we had a net loss from operations of approximately $14,262,000 and $5,008,000, respectively. The increased net loss is primarily attributed to (i) increased interest expense; (ii) a non-cash inducement expense associated with these conversions of convertible promissory notes; (iii) a loss on the change in value of convertible notes payable; (iv) non-cash settlement charges incurred to settle certain provisions contained in outstanding convertible promissory notes; (v) loss on the change in value of warrant liability, and; (vi) increased operations expenses incurred offset by decreased stock based compensation expense from the previous year.

Taxes

As of December 31, 2015, our deferred tax assets are primarily related to accrued compensation and net operating losses. A 100% valuation allowance has been established due to the uncertainty of the utilization of these assets in future periods. As a result, the deferred tax asset was reduced to zero and no income tax benefit was recorded. The net operating loss carryforward will begin to expire in 2025.

Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs.

Non-GAAP Financial Measures

Adjusted EBITDA

To supplement our consolidated financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we consider and are including herein Adjusted EBITDA, a Non-GAAP financial measure. We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income (loss). We define Adjusted EBITDA as net income adjusted for income taxes, depreciation, amortization, stock based compensation, and other non-cash income and expenses. We believe that Adjusted EBITDA provides us an important measure of operating performance because it allows management, investors, debtholders and others to evaluate and compare ongoing operating results from period to period by removing the impact of our asset base, any asset disposals or impairments, stock based compensation and other non-cash income and expense items associated with our reliance on issuing equity-linked debt securities to fund our working capital.

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Our use of Adjusted EBITDA has limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our measure of Adjusted EBITDA may differ from other companies’ measure of Adjusted EBITDA. When evaluating our performance, Adjusted EBITDA should be considered with other financial performance measures, including various cash flow metrics, net income and other GAAP results. In the future, we may disclose different non-GAAP financial measures in order to help our investors and others more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

The following table shows our reconciliation of Net Loss to Adjusted EBITDA for the years ended December 31, 2015 and 2014, respectively:

	Year Ended December 31,
	2015	2014
	(in thousands)

Net loss	$(14,262)	$(5,008)

Non-GAAP adjustments:
Depreciation and amortization	391	387
Interest	6,214	2,725
State income taxes	41	-
Stock based compensation	789	3,319
Change in warrant liability	3,194	(4,204)
Settlement charges	1,335	-
Debt conversion costs	1,123	-

Adjusted EBITDA	$(1,175)	$(2,781)

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. We are including below our unaudited reconciliation of Net Income to Adjusted EBITDA on a quarterly basis for the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.

	Quarter Ended (Unaudited)
	12/31/2015	9/30/2015	6/30/2015	3/31/2015
	(in thousands)

Net income (loss)	$(7,138)	$(1,155)	$599	$(6,568)

Non-GAAP adjustments:
Depreciation and amortization	123	103	99	66
Interest	950	906	936	3,422
State income taxes	5	8	8	20
Stock based compensation	177	280	206	126
Change in warrant liability	4,655	(145)	(3,195)	1,879
Settlement charges	1,335	-	-	-
Debt conversion costs	-	161	962	-

Adjusted EBITDA	$107	$158	$(385)	$(1,055)

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Liquidity and Capital Resources

September 30, 2016

Our principal source of liquidity is cash generated from operating activities. As of September 30, 2016, our cash and cash equivalents totaled $2,048,000.

Total assets were $11,440,000 at September 30, 2016 versus $7,315,000 at December 31, 2015. The change in total assets is primarily attributable to the increases in accounts receivable, property and equipment and inventory.

Total liabilities were $38,161,000 at September 30, 2016 versus $20,260,000 at December 31, 2015. During the nine months ended September 30, 2016, the fair value of the Company’s warrant liability increased significantly. Also during this period there was an increase in current operating liabilities associated with the increased sales operations during the period.

Operating activities provided $2,308,000 of cash during the nine months ended September 30, 2016 compared to using $2,594,000 during the nine months ended September 30, 2015. The change in cash provided by operating activities is primarily attributable to the increase in revenues and gross margin during the nine months ended September 30, 2016.

Investing activities used $1,348,000 and $705,000 during the nine months ended September 30, 2016 and 2015, respectively. In 2016 and 2015, additions of property and equipment associated with the expansion of our operations in preparation for MATS compliance activities of our customers were responsible for these expenditures.

Financing activities provided $4,000 during the nine months ended September 30, 2016 compared to using $3,000,000 during the nine months ended September 30, 2015 due to the repayment of principal of convertible promissory notes. Payments on equipment notes payable used $22,000 for the nine months ended September 30, 2016.

December 31, 2015

Our principal source of liquidity is cash generated from financing activities. As of December 31, 2015, our cash and cash equivalents totaled $1,083,000. The high volume product supply revenue that we expected to begin in 2015, has been delayed until 2016 as a result of one year MATS compliance waivers granted by their state EPA on eleven units under contract. Our current cash flow needs for general overhead, sales and operations is approximately $300,000 per month and we need additional funds for the upcoming maturities of convertible debt of $2,497,000 in 2016. Although we anticipate significant revenues from the sale of products to be used in MATS compliance by customers in 2016, no assurances can be given that the Company can obtain sufficient working capital through operations and financing activities to meet its obligations as they come due. With our expected gross margins on customer contracts, we anticipate we will be at break-even on a cash flow basis when our product revenues reach approximately $16 million annually which we anticipate being on a trailing twelve month basis by the second quarter of 2016. This break-even target is subject to achieving sales at that level with our expected gross margins. No assurance can be made that we will be able to achieve this target.

Total assets were $7,315,000 at December 31, 2015 versus $15,039,000 at December 31, 2014. The change in total assets is primarily attributable to decreases in cash and inventory and is offset by increases in accounts receivable and property and equipment. $3,000,000 was repaid to AC Midwest Energy, LLC on the balance of their outstanding convertible promissory note during the first quarter of 2015. The decrease in inventory is due to the commissioning and final sale of equipment sold to customers for their use in MATS compliance activities. These long term construction projects began during in 2014 and the last of the current projects in inventory will be completed in the first quarter of 2016. We invested significant capital in our infrastructure during 2015 in preparations for the high volume of business we expect during 2016.

Operating activities used $2,738,000 of cash during the year ended December 31, 2015 compared to $2,964,000 during the year ended December 31, 2014. The decrease in cash used for operating activities is primarily attributable to the increase in sales and realized gross margin during 2015 and is offset by increased operational expenses incurred.

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Investing activities used $957,000 and $298,000 during the years ended December 31, 2015 and 2014, respectively. In 2015, additions of property and equipment associated with the expansion of our operations in preparation for MATS compliance activities of our customers were responsible for this increase, as were purchases of additional equipment to be used in demonstrations of our processes at prospective customers.

Financing activities used $2,434,000 during the year ended December 31, 2015 primarily due to the repayment of $3,000,000 of principal of convertible promissory notes and offset by the sale of an additional $600,000 of convertible promissory notes. Financing activities provided $9,965,000 during the year ended December 31, 2014 due to proceeds from the issuance of a convertible promissory note of $10,000,000, equity of $1,050,000 and notes payable of $300,000 which was offset by payments of debt issuance costs of $748,000 and payments on notes payable of $600,000.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

For a discussion of critical accounting policies and estimates, please see Note 1 to our consolidated financial statements, which are included with this prospectus.

MANAGEMENT

Directors and Executive Officers

Set forth below are our present directors and executive officers. Note that there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier removal or resignation. Officers are elected annually by the Board of Directors to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Name	Age	Present Position and Offices	Director of the Company Since
Richard MacPherson	61	President and Chief Executive Officer, Director	2011
Christopher Greenberg	50	Chairman of the Board, Director	2013
Brian L. Johnson	41	Director	2014
Christopher J. Lee	36	Director	2015
Allan T. Grantham	64	Director	2016
Richard H. Gross	46	Vice President and Chief Financial Officer	-
John Pavlish	58	Senior Vice President and Chief Technology Officer	-
Marcus A. Sylvester	55	Vice President of Sales	-
James Trettel	48	Vice President of Operations	-

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Richard MacPherson has been a Director of the Company since June 2011 and has served as President and Chief Executive Officer of the Company since March 2015. Mr. MacPherson is the founder of MES, Inc. (current subsidiary and operating company of the Company) and had been its Chief Executive Officer from 2008 until 2011. From 2011 to March 2015, Mr. MacPherson served as Vice President of Business Development of the Company. Over the past 10 years, Mr. MacPherson has worked with industry leading scientists and engineers to bring the Company’s technology from the R&D phase, through multiple product development stages, to the final commercialization phase, acting as the lead on all required initiatives and activities. He has been a senior-level executive in the services industry for over 25 years. Mr. MacPherson brings extensive start-up and business development knowledge, applied and proven through his corporate experience throughout the United States and Canada. He has worked in multiple industries, such as electric utilities, communications, marketing, as well as several entrepreneurial ventures in the communications, hospitality, geological and real estate development industries.

Christopher Greenberg has been a Director of the Company since June 2013 and Chairman of the Board since December 2014. Mr. Greenberg is a founder of, and since 2003, has been the Chief Executive Officer of Global Safety Network, Inc., a company which provides employment screening and safety compliance services. He is also the owner of multiple Express Employment Professionals franchises located in North Dakota, South Dakota and Florida. Express Employment Professionals is a staffing agency that provides full time and temporary job placement, human resources services and consulting. Mr. Greenberg is a highly experienced Operations Executive who has demonstrated the ability to lead diverse teams of professionals to new levels of success in a variety of highly competitive industries, cutting-edge markets, and fast-paced environments. Mr. Greenberg has strong technical and business qualifications with an impressive track record of more than 19 years of hands-on experience in strategic planning, business unit development, project and product management, and proprietary software development. He also has the proven ability to successfully analyze an organization's critical business requirements, identify deficiencies and potential opportunities, and develop innovative and cost-effective solutions for enhancing competitiveness, increasing revenues, and improving customer service offerings.

Brian L. Johnson has been a Director of the Company since December 2014. Since February 2011, Mr. Johnson has been Chief Executive Officer of Choice Financial Group, a financial institution offering full-service bank, insurance, and investments options. Choice is a $1.1 billion locally owned community bank with 19 locations in North Dakota and one in Minnesota and has about 205 employees. Mr. Johnson has been with Choice Financial Group since 1999 and has held the positions of President of the bank’s Walhalla, North Dakota, location; Market President for the bank’s two locations in Grand Forks, North Dakota; Chief Credit Officer; and COO. He is also a member of the company’s Board of Directors, Senior Credit Committee and Compensation Committee. Mr. Johnson is a native of Walhalla, North Dakota, and graduated from the University of Jamestown with a Business Management and Economics degree. Mr. Johnson has served on various boards including the Chamber of Commerce and Regional Economic Development. In March 2011, the Federal Reserve Bank of Minneapolis named him to its Community Depository Institutions Advisory Council of the Ninth District. In 2013, he was named Chairman of the Board and meets semiannually with the Federal Reserve Board of Governors on economics and banking.

Christopher J. Lee has been a Director of the Company since February 2015. Since July 2014, Mr. Lee has served as the Chief Financial Officer of Butler Machinery Company, a regional dealer of top-quality heavy construction equipment and agriculture equipment with locations in North Dakota, South Dakota and Nebraska. From January 2004 to July 2014, Mr. Lee was an accountant with Eide Bailly, LLP, a public accounting firm with 26 offices in 12 states, and was a partner of the firm from May 2012 to July 2014. In 2003, Mr. Lee graduated from North Dakota State University with a Bachelor’s Degree in Accounting. Mr. Lee is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA).

Allan T. Grantham has been a Director of the Company since June 2016. He is the founder and has been President of Atlas Estate Planning Services Limited, located in Halifax, Nova Scotia, since July 2003, which company specializes in personal and corporate estate planning services. Mr. Grantham, who has been in the insurance industry since 1978, has concentrated in the estate, tax and financial planning areas since 1983. Prior to starting Atlas Estate Planning Services Limited, Mr. Grantham was President of Atlantic Wealth Management Limited from 1993 to 2003. In Canada, Mr. Grantham is a designated CPCA (Certified Professional Consultant on Aging), CEA (Certified Executor Advisor), CFP (Certified Financial Planner) and TEP (member of Society of Trust and Estate Practitioners). Mr. Grantham and his wife have in the past and continue to be actively involved in various charitable organizations, both Halifax based and internationally, including creating “Friends of Haiti” which raises funds for projects and children in Haiti which is administered through Chalice Canada, a charity which provides nutrition, education and shelter to children and in elderly in various developing countries.

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Richard H. Gross has been Vice President and Chief Financial Officer of the Company since October 2011. Since 2000, Mr. Gross has held positions as Controller, CFO and Associate Vice President of Business Development for Columbus Ohio area companies until October 2011. Mr. Gross has held CFO and CPA roles for over 15 years. In his most recent position as CFO at S&G Manufacturing Group, a provider of design, engineering, fabrication and installation solutions to diverse industries including food service, healthcare and retail (June 2009 to October 2011), Mr. Gross’ involvement was instrumental in turning around the company’s profitability. He successfully devised and implemented internal changes to adjust both the size of the company as well as its processes during a corporate restructuring effort. Prior to his position with S&G Manufacturing Group, Mr. Gross was the Associate Vice President of Business Development at JMAC, Inc., a private equity firm (April 2006 to March 2009), as well as the Controller for the Columbus Blue Jackets, a professional ice hockey team (June 2000 to April 2006) during its transition from a developmental stage enterprise into a full member of the National Hockey League. Mr. Gross is experienced in successful mergers having provided financial analysis as well as managing their financial negotiations. He began his career as an accountant at a private accounting firm where he performed attestation and tax services for a wide range of private and publicly-listed firms valued up to $1 billion. Mr. Gross has a B.A. degree in Accounting from Otterbein University and became a Certified Public Accountant (CPA) shortly thereafter.

John Pavlish has been Senior Vice President and Chief Technical Officer of the Company since November 2014. Prior to joining the Company, Mr. Pavlish was a Senior Research Advisor and the Director of the Center for Air Toxic Metals at the Energy & Environmental Research Center in Grand Forks, North Dakota. He has over 20 years of mercury-related experience and is regarded as an international expert on the topic of mercury. His primary areas of interest and expertise include research, technical consultation, and development of mercury control technologies, in particular, for coal combustion and gasification systems. He is an inventor of a number of patented mercury control technologies and has years of experience in development and testing of these technologies for commercial application. Over the last 10 years, he has spent much of his time evaluating the efficacy of a number of different mercury control technologies/approaches and their cost-competiveness in the commercial market. Mr. Pavlish also has years of power plant experience and has worked for engineering/consulting company Black & Veatch, where he served as Unit Leader/System Engineer. Mr. Pavlish is a professional engineer, a member of the American Society of Mechanical Engineers, and a member of the Air & Waste Management Association. He serves on numerous professional and technical committees and is a U.S. Representative on the Mercury Emissions from Coal International Experts Working Group on Reducing Emissions from Coal and a member of the United Nations Environment Programme Global Mercury Partnership, Reduction of Mercury Releases from Coal Combustion. Mr. Pavlish has published over 200 papers, articles, and reports on various mercury-related topics and issues.

Marcus A. Sylvester has been Vice President of Sales since August 2011. He is a seasoned professional in business development and sales in the air pollution and control industry for over 20 years. Prior to joining the Company, from December 2005 to August 2011, he was the Western Regional Sales Manager for the Fuel Chem Division, as well as the Western Canada Air Pollution Control Sales Manager of Fuel Tech, Inc., where he was responsible for the development, sales, and implementation of slag mitigation control programs at coal-fired utilities in the Western US and Canada. Prior to Fuel Tech, Mr. Sylvester held various sales and sales management positions over 16 years with Nalco Chemical Company and Johnson Controls. Mr. Sylvester has a B.S. degree in Biology with minors in Chemistry, Military History and Humanities from Utah State University.

James Trettel has been Vice President of Operations since January 2014. Mr. Trettel possesses 25 years of experience in the dry bulk material handling industry. During 2012 and 2013, he was the owner and operator of Solid Foundation Services, LLC, a firm specializing in deep foundation installations for the gas and oilfield industry, while providing technical consulting services to MEEC. Prior to 2012, he provided project management and engineering duties for numerous multi-million dollar turn-key contracts while employed at Advanced Bulk and Conveying Inc. starting in 2004. Additionally, Mr. Trettel has overseen day to day operations for 14 years as the VP of J&B Industrial Sales Company Inc., a sales, systems, and engineering organization specializing in bulk material handling. Mr. Trettel has extensive field experience with systems operating in a large variety of industry sectors including coal fired utilities. Mr. Trettel graduated Cum Laude with a B.S. degree in Mechanical Engineering and holds various state contractors licenses.

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There are no family relationships between any of the directors and executive officers of the Company.

Board of Directors Structure

The Board of Directors has determined that each of Christopher Greenberg, Brian L. Johnson, Christopher J. Lee and Allan T. Grantham is an “independent director” as defined by the listing standards of The NASDAQ Stock Market.

In the past, the full Board of Directors acted as an Audit Committee and a Compensation Committee, and the Board of Directors as a whole functioned as the Nominating Committee due to the relatively small size of the Board and the smaller market capitalization of the Company. Effective as of June 2016, the Board of Directors has established (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Nominating and Corporate Governance Committee. Each of these Committees has only independent directors as members. In addition, effective as of June 2016, the Board has established a Finance Committee for which it has not imposed any membership rules regarding director independence. Each of the Committees shall meet as often as its members deem necessary to perform such Committee’s responsibilities.

Audit Committee

The Audit Committee consists of three directors: Christopher J. Lee (chairperson), Christopher Greenberg and Brian L. Johnson. The Audit Committee’s charter requires that such Committee shall consist of no fewer than three directors, each of whom shall be an independent director of the Company satisfying the independence requirements of the NASDAQ Stock Market (“NASDAQ”) or any exchange on which the Company’s securities may be listed and any other applicable regulatory requirements. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of the Company and its subsidiaries, the Company’s internal control and disclosure control system, and the audits of the Company’s financial statements. In this regard, the Audit Committee shall approves the Company’s retention of independent auditors and pre-approve any audit or non-audit services performed by them. It shall review with such accountants the arrangements for, and the scope of, the audit to be conducted by them. It also shall review with the independent accountants and with management the results of audits and various other financial and accounting matters affecting the Company.

Compensation Committee

The Compensation Committee consists of three directors: Christopher Greenberg (chairperson), Christopher J. Lee and Allan T. Grantham. The Compensation Committee’s charter requires that such Committee shall consist of no fewer than two directors, each of whom shall (i) be an independent director of the Company satisfying the independence requirements of NASDAQ or any exchange on which the Company’s securities may be listed and any other applicable regulatory requirements, (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee is appointed by the Board to review and approve the Company’s compensation and benefits programs, including annual base salary; annual incentive opportunity; stock option or other equity participation plans; profit-sharing plans; long-term incentive opportunity; the terms of employment agreements, severance agreements, and change in control agreements, in each case as, when and if appropriate; any special or supplemental benefits; and any other payments that are deemed compensation under applicable rules of the SEC. In this regard, the Compensation Committee shall evaluate the performance of the CEO in light of the Company’s goals and objectives and determine and approve the CEO’s compensation based on this evaluation and such other factors as the Committee shall deem appropriate. The Committee shall also determine and approve the compensation of all other executive officers of the Company, which determination may be based upon recommendations of the CEO. The Board of Directors can exercise its discretion in modifying any amount presented by our CEO.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of four directors: Christopher Greenberg (chairperson), Brian L. Johnson, Christopher J. Lee and Allan T. Grantham. The Nominating and Corporate Governance Committee’s charter requires that such Committee shall consist of no fewer than two directors, each of whom shall be an independent director of the Company satisfying the independence requirements of NASDAQ or any exchange on which the Company’s securities may be listed and any other applicable regulatory requirements. The Nominating and Corporate Governance Committee is appointed by the Board to determine the identity of director nominees for election to the Board and to assist the Board in discharging the Board’s responsibilities in the area of corporate governance.

The Committee shall review, at least annually, the composition and size of the Board and make recommendations to the Board regarding the criteria for Board membership including issues of character, judgment, diversity, expertise, corporate experience and the like. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so. The Board or the Committee does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the many factors that the Committee shall consider when identifying candidates. In addition to the foregoing considerations, generally with respect to nominees recommended by stockholders, the Committee will evaluate such recommended nominees considering the additional information regarding the nominees provided to the Committee. When seeking candidates for the Board of Directors, the Committee may solicit suggestions from incumbent directors, management and third-party search firms. Ultimately, the Committee will recommend prospective nominees who the Committee believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s stockholders. The Committee will review any candidate recommended by stockholders of the Company in light of its criteria for selection of new directors.

Finance Committee

The Finance Committee consists of three directors: Christopher J. Lee (chairperson), Christopher Greenberg and Brian L. Johnson. The Finance Committee is appointed by the Board to oversee all areas of corporate performance and finance, and advise and assist the Board with respect to the financial and investment policies, risks, and objectives of the Company, including specific actions required to achieve those objectives.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

Board Leadership

The Board does not have a formal policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes it is in the best interest of the Company and our stockholders to make that determination based on the position and direction of the Company and the membership of the Board. At this time, the Board has determined that separating the role of Chairman from the role of CEO is in the best interest of the Company and our stockholders. This structure permits our President and CEO to devote more time to focus on the strategic direction and management of our day-to-day operations. Currently, the Board has four independent directors, Messrs. Greenberg, Johnson, Lee and Grantham.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The full Board, or the Committees, shall regularly review enterprise-wide risk management, which includes treasury risks, financial and accounting risks, legal and compliance risks and other risk management functions.

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While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee has responsibility for overseeing the integrity of the Company’s financial reporting processes and controls. The Finance Committee overseas corporate performance and finance, and assists the Board with respect to financial and investment policies, risks and objectives of the Company. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to Board and executive succession planning and the composition of the Board. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors shall be regularly informed through Committee reports and reports from management about such risks.

Material Proceedings

There are no material proceedings to which any director or executive officer of the Company, or any associate of any such director or executive officer, is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of the Company’s last two fiscal years the compensation for the Company’s Principal Executive Officer and each of the Company’s other two most highly compensated officers:

Name, Position	Year	Salary ($)	Stock Options ($) (5)	All Other Compensation ($) (6)	Total ($)

Richard MacPherson, CEO & President (1)	2015	$170,000	-	202	$170,202
	2014	$-	-	165,000	$165,000

R. Alan Kelley, CEO & President (2)	2015	$140,000	-	9,029	$149,029
	2014	$280,000	861,327	15,010	$1,156,337

John Pavlish, Senior Vice President (3)	2015	$237,500	480,220	62,380	$780,100
	2014	$37,500	56,898	281,561	$375,959

Marcus A. Sylvester, Vice President (4)	2015	$183,954	61,345	7,512	$252,811
	2014	$151,552	430,663	7,512	$589,727

_______________________

(1)	Mr. MacPherson was appointed Chief Executive Officer and President in March 2015. While serving in these roles, Mr. MacPherson shall receive an annual base salary equal to $180,000, subject to certain restrictive covenants provided in the Company’s financing agreement with its principal lender. Commencing June 1, 2016, Mr. MacPherson shall receive an annual base salary of $350,000. Mr. MacPherson shall also be entitled to participate in all corporate 401(k) programs and health benefit plans instituted by the Company and yearly structured bonuses, if any, to be reviewed and approved by the Board. Mr. MacPherson shall also be entitled to participate in any stock option and incentive plans adopted by the Company. Prior to his appointment, Mr. MacPherson was serving as a Vice President of the Company since 2011 and received an annual base salary equal to $180,000 in this position. In connection therewith, the Company paid Eastern Emissions Consultants Incorporated, a firm that Mr. MacPherson is the controlling principal and President, $150,000 for such services in 2014.

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(2)	Mr. Kelley was appointed Chief Operating Officer and President in November 2011 and became Chief Executive Officer and a Director in June 2013. In March 2015, he resigned from the position of Chief Executive Officer and was a Special Advisor until December 2015. The Company and R. Alan Kelley had entered into an employment agreement. Pursuant to his employment agreement Mr. Kelley agreed to be employed by the Company as President and Chief Operating Officer for a period of three years, subject to renewal by approval of the Board. The agreement was amended to add the duties of Chief Executive Officer as described above. Mr. Kelley received an annual base salary equal to $280,000. As of December 31, 2015, $140,000 of salary remained unpaid. In March 2015, in connection with Mr. Kelley’s resignation, the Company and Mr. Kelley entered into an amendment to his employment agreement extending the employment term to December 31, 2015, and provided that Mr. Kelley will be paid a total of $140,000 during 2015. Under his employment agreement, Mr. Kelley was entitled to participate in all corporate 401(k) programs and health benefit plans instituted by the Company and yearly structured bonuses, if any, to be reviewed and approved by the Board. Mr. Kelley was also entitled to participate in any stock option and incentive plans adopted by the Company.

(3)	Mr. Pavlish was appointed Senior Vice President in November 2014. The Company and Mr. Pavlish have entered into an employment agreement. Pursuant to his employment agreement Mr. Pavlish agreed to be employed by the Company as Senior Vice President. Such employment can be terminated by the Company at any time upon 30 days prior written notice provided that if the Company terminates the employment without cause within two years of the start date (November 16, 2014), the Company will pay the remaining base salary to Mr. Pavlish through the two year period. Pursuant to the agreement, Mr. Pavlish shall receive an annual base salary equal to $300,000. As of December 31, 2015, $20,833 of salary remained unpaid. Under his employment agreement, Mr. Pavlish shall also be entitled to participate in all corporate 401(k) programs and health benefit plans instituted by the Company and yearly structured bonuses, if any, to be reviewed and approved by the Board. Mr. Pavlish shall also be entitled to participate in any stock option and incentive plans adopted by the Company. In addition, pursuant to the agreement, Mr. Pavlish was issued a five year option to purchase 2,000,000 shares of common stock with an exercise price equal to the fair market value of the Company’s common stock on that date ($0.74/share). Also pursuant to the agreement, on November 16, 2015, Mr. Pavlish was issued an additional five year option to purchase 1,000,000 shares of common stock with an exercise price equal to the fair market value of the Company’s common stock on that date ($0.45/share). These options vested in November 2016. Prior to his employment, Mr. Pavlish provided technical consulting services to the Company and was paid $50,000 and $280,000 in 2015 and 2014, respectively, for services performed prior to his appointment.

(4)	Mr. Sylvester was appointed Vice President of Sales in August 2011. The Company and Marcus A. Sylvester have entered into an employment agreement. Pursuant to his employment agreement Mr. Sylvester agreed to be employed by the Company as Vice President of Sales for a period of three years, which term may be renewed subject to the approval by the Board. Such three year term ended on February 29, 2016 although Mr. Sylvester continues as Vice President of Sales. Mr. Sylvester shall receive an annual base salary equal to $150,000, sales commissions of up to 5% and for transactions completed and closed directly in relation to his efforts, and a management fee of 1% on certain ongoing sales. The base salary will be reduced if certain commissions and management fees are earned. As of December 31, 2015, $37,500 of salary remained unpaid. Under his employment agreement, Mr. Sylvester shall also be entitled to participate in all corporate 401(k) programs and health benefit plans instituted by the Company and yearly structured bonuses, if any, to be reviewed and approved by the Board. Mr. Sylvester shall also be entitled to participate in any stock option and incentive plans adopted by the Company. Mr. Sylvester was issued a five year, fully vested stock option to purchase 250,000 shares of common stock on January 12, 2014 with an exercise price equal to the fair market value of the Company’s common stock on that date ($1.20/share). In addition, Mr. Sylvester was issued a five year, fully vested stock option to purchase 250,000 shares of common stock on September 11, 2015 with an exercise price equal to the fair market value of the Company’s common stock on that date ($0.42/share).

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(5)	Represents the dollar amount recognized for consolidated financial statement reporting purposes of shares to be issued to the executive officers computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements for the year ended December 31, 2015. There can be no assurance the amounts determined in accordance with FASB ASC Topic 718 will ever be realized. The following table provides information concerning the stock options issued to the executive officers:

Name	Year	Stock Options (#)	FASB ASC Topic 718 Value

R. Alan Kelley	2015	-	$-
	2014	500,000	$861,327

John Pavlish	2015	1,000,000	$480,220
	2014	2,000,000	$56,898

Marcus A. Sylvester	2015	250,000	$61,345
	2014	250,000	$430,663

(6)	The amounts shown for 2015 and 2014 in the “All Other Compensation” column are comprised of the following:

Name	Year	401k Match	Group Term Life Insurance	Consulting Fees	Total Other Compensation

Richard MacPherson	2015	$-	202	-	$202
	2014	$-	-	165,000	$165,000

R. Alan Kelley	2015	$5,600	3,429	-	$9,029
	2014	$11,200	3,810	-	$15,010

John Pavlish	2015	$9,500	2,880	50,000	$62,380
	2014	$1,500	61	280,000	$281,561

Marcus A. Sylvester	2015	$6,000	1,512	-	$7,512
	2014	$6,000	1,512	-	$7,512

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information about the number of unexercised nonqualified stock options and unearned stock awards held as of December 31, 2015 by each director and executive named in the Summary Compensation Table. There were no stock options exercised during fiscal 2015.

Unexercised Options and Stock Grants

Name	Stock Options Exercisable	Exercise Price	Expiration Date

R. Alan Kelley	500,000	$1.20	January 30, 2019
R. Alan Kelley	25,000	$0.50	December 12, 2018
John Pavlish	2,000,000	$0.74	November 16, 2019
John Pavlish	1,000,000	$0.45	November 16, 2020
Marcus A. Sylvester	250,000	$0.42	September 11, 2020
Marcus A. Sylvester	250,000	$1.20	January 30, 2019
Marcus A. Sylvester	25,000	$0.50	December 12, 2018

Retirement and Savings Plan - 401(k)

Since November 1, 2011, the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) (the “401(k) Plan”). The 401(k) Plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age are eligible to participate in the 401(k) Plan. The participants may choose from nineteen investment options for the investment of their deferred compensation. In addition, the Company matches 100% of each participant’s salary deferral, for the first 4% of their salary, with a cash contribution. For the year ended December 31, 2015, the Company contributed $53,900 to the 401(k) Plan.

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Director Compensation

The following table sets forth information regarding the compensation for 2015 and 2014 of each non-executive member of the Board of Directors during those years:

Name	Year	Fees earned or paid in cash	Option Awards (1)	All Other Compensation	Total
Chris Greenberg	2015	$-	$39,008	$-	$39,008
	2014	$-	$365,849	$-	$365,849
Jay Rifkin	2015	$-	$17,582	$-	$17,582
	2014	$-	$220,602	$-	$220,602
Brian Johnson	2015	$-	$17,582	$-	$17,582
Chris Lee	2015	$-	$39,008	$-	$39,008

___________________

(1)	Represents the dollar amount recognized for consolidated financial statement reporting purposes of shares to be issued to the executive officers computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements for the year ended December 31, 2015. There can be no assurance the amounts determined in accordance with FASB ASC Topic 718 will ever be realized. The following table provides information concerning the Stock options issued to the Directors:

Name	Year	Fees earned or paid in cash	Option Awards (1)	All Other Compensation	Total
Chris Greenberg	2015	$-	$39,008	$-	$39,008
	2014	$-	$365,849	$-	$365,849
Jay Rifkin	2015	$-	$17,582	$-	$17,582
	2014	$-	$220,602	$-	$220,602
Brian Johnson	2015	$-	$17,582	$-	$17,582
Chris Lee	2015	$-	$39,008	$-	$39,008

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. Mr. Rifkin resigned as a director effective November 9, 2015.

Stock Unit Awards

On December 12, 2013, the Company entered into amendments to the employment agreements with each of R. Alan Kelley (former President and Chief Executive Officer), Johnny F. Norris, Jr. (former Chairman of the Board), Marcus A. Sylvester (Vice President of Sales) and Richard H. Gross (Vice President and Chief Financial Officer). Pursuant to the amendments, on January 1, 2014, Mr. Kelley was issued 650,000 stock unit awards, Mr. Norris was issued 1,500,000 stock unit awards, Mr. Sylvester was issued 250,000 stock unit awards and Mr. Gross was issued 100,000 stock unit awards, which awards replaced stock grants in the same denominations that were to have been made on January 1, 2014 provided each Executive was an employee on such date. Such stock units will vest and become non-forfeitable upon the earlier of a change in control of the Company or when the Company has a minimum of $3.5 million in working capital and its cash position equals or exceeds $2.5 million after deducting the amount sufficient to cover all federal, state and local taxes required by law to be withheld with respect to the stock units vesting under the aforesaid awards (the “Withholding Tax Obligation”). Such awards will be for forfeited if the conditions have not been met by January 1, 2017. After the stock units become vested and non-forfeitable, the Company shall distribute to the above named persons the number of shares of common stock equal to the number of stock units that so vested and became non-forfeitable, provided, however, that the Company shall withhold shares of common stock from the stock units in an amount sufficient to cover the Withholding Tax Obligation.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS

As of December 31, 2014, the Company owed Jay Rifkin, a former officer and director of the Company, $250,000 for unpaid consulting fees accrued prior to the year ended 2011 and accrued interest of $31,318 accrued on advances made to the company prior to their conversion to promissory notes of the Company on June 30, 2013. These amounts were accrued in other current liabilities and accrued liabilities on the accompanying consolidated balance sheet at December 31, 2014. On January 2, 2015, the Company entered into a Payment of Debt and Release of Claims Agreement and paid the balance of this debt to Mr. Rifkin.

Since January 1, 2015, there has not been, nor is there currently proposed, any other transaction or series of similar transactions to which we were or will be a party required to be disclosed under Item 404 of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended: (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of December 21, 2016, by: (a) our directors and nominees for election as directors; (b) each other person who is known by us to own beneficially more than 5% of our outstanding shares of common stock; (c) the executive officers named in the Summary Compensation Table; and (d) all of our executive officers and directors as a group. The percentages in the table are calculated on the basis of the amount of outstanding securities plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

Name of Beneficial Owner	Number of Shares	Percent of Class (9)

Richard MacPherson (1)	12,269,614	16.5%

Christopher Greenberg (2)	2,554,000	3.5%

Brian L. Johnson (3)	1,850,000	2.5%

Christopher J. Lee (4)	125,000	*

Allan T. Grantham (5)	1,163,896	1.6%

John Pavlish (6)	3,937,987	5.2%

Marcus A. Sylvester (7)	775,000	1.1%

Alterna Core Capital Assets Fund II, L.P., et al (8)	11,700,000	15.9%

All Executive Officers and Directors as a Group (9 persons)	23,687,432	29.8%

____________________

*	Less than one percent of the outstanding shares of common stock of the Company.

(1)	Includes: (a) 10,730,905 shares owned by 3253517 Nova Scotia Limited of which Mr. MacPherson is the sole managing member and 655,059 shares which such entity has the right to acquire upon exercise of warrants; and (b) 506,920 shares owned by Mr. MacPherson personally, 126,730 shares which Mr. MacPherson has the right to acquire upon exercise of warrants and 250,000 shares which Mr. MacPherson has the right to acquire upon exercise of options. Does not include 750,000 shares which Mr. MacPherson has the right to acquire upon exercise of options which have not vested to date and which will vest as follows: one-third at such time that the closing price of the Company’s common stock is equal to or in excess of $2.00 per share for any consecutive 30 day trading period, one-third at such time that the closing price of the Company’s common stock is equal to or in excess of $3.00 per share for any consecutive 30 day trading period, and one-third at such time that the Company’s common stock is uplisted for trading on either the NASDAQ Stock Market or the New York Stock Exchange (including NYSE-MKT). Mr. MacPherson’s address is 34 Cedarbank Terrace, Halifax Nova Scotia B3P 2T4, Canada.

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(2)	Includes 2,009,000 shares owned by Mr. Greenberg and 545,000 shares which Mr. Greenberg has the right to acquire upon exercise of options. Does not include 25,000 shares which Mr. Greenberg has the right to acquire upon exercise of options which do not vest until May 1, 2017.

(3)	Includes 1,750,000 shares owned by Mr. Johnson and 100,000 shares which Mr. Johnson has the right to acquire upon exercise of options. Does not include 25,000 shares which Mr. Johnson has the right to acquire upon exercise of options which do not vest until May 1, 2017.

(4)	Represents 125,000 shares which Mr. Lee has the right to acquire upon exercise of options. Does not include 25,000 shares which Mr. Lee has the right to acquire upon exercise of options which do not vest until May 1, 2017.

(5)	Includes 1,057,245 shares owned by Grantham Investments Limited (“Grantham Investments”), 48,500 shares owned by B Grantham Holdings Limited (“B Grantham”), 8,151 shares which Grantham Investments has the right to acquire upon exercise of warrants and 50,000 shares which Mr. Grantham has the right to acquire upon exercise of options. Mr. Grantham is the President, Secretary and sole Director of each of Grantham Investments and B Grantham, and is also the principal trustee of the family trust which is the controlling shareholder of Grantham Investments and B Grantham.

(6)	Includes 140,250 shares owned by Mr. Pavlish, 797,737 shares owned by StratTech Solutions LLC, a firm owned directly by Mr. Pavlish and 3,000,000 shares which Mr. Pavlish has the right to acquire upon exercise of options. Mr. Pavlish's address is 670 D Enterprise Drive, Lewis Center, Ohio 40305.

(7)	Includes 250,000 shares owned by Mr. Sylvester and 525,000 shares which Mr. Sylvester has the right to acquire upon exercise of options.

(8)	Represents 11,700,000 shares owned and based solely upon and according to information reported in filings made to the SEC, jointly filed by and on behalf of certain reporting persons identified below (the “Reporting Persons”). The Reporting Persons are Alterna Core Capital Assets Fund II, L.P., Alterna Capital Partners LLC, Alterna General Partner II LLC, AC Midwest Energy LLC, Harry V. Toll, Eric M. Press, Roger P. Miller and Earle Goldin. The address for the Reporting Persons is 15 River Road, Suite 230, Wilton CT, 06897.

(9)	Applicable percentage ownership is based on 73,479,937 shares of common stock outstanding as of December 21, 2016 plus, each stockholder and any securities that stockholder has the right to acquire within 60 days of December 21, 2016 pursuant to options, warrants, conversion privileges or other rights. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of December 21, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

As of December 21, 2016, we are authorized to issue 150,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.0001 per share. As of December 21, 2016, 73,479,937 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

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Common Stock

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Holders of Common Stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Accordingly, the holders of Common Stock entitled to cast more than 50% of the votes cast at an election of directors can elect all of the directors. Holders of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of the Company.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty.

Our Certificate of Incorporation provides for the elimination of a director’s liability to the Company and its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws provide that the Company shall indemnify each of its directors and executive officers to the fullest extent not prohibited by the DGCL and may indemnify certain other persons as set forth in the DGCL. We may advance expenses to its directors and officers in connection with defending a proceeding.

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The rights conferred in the Certificate of Incorporation and Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

SELLING STOCKHOLDERS

Selling Stockholder Table

This prospectus covers the offer and sale by the selling stockholders of up to 21,214,968 shares of common stock. We are registering for resale 11,214,968 shares of common stock issued on November 18, 2016 pursuant a Stock Purchase Agreement entered into on November 14, 2016 with certain institutional and accredited investors (the “2016 Private Placement”); and 10,000,000 shares of common stock issued on November 29, 2016 pursuant to an Amended and Restated Financing Agreement (the “Restated Financing Agreement”) entered into on November 1, 2016 with AC Midwest Energy LLC (“AC Midwest”) whereby, among other things, AC Midwest exercised on a cashless basis a portion of warrants held by it for 10,000,000 shares of common stock.

All such shares issued are restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

The following table sets forth, to our best knowledge and belief, with respect to the selling stockholders:

•	The number of shares of common stock beneficially owned as of December 21, 2016,

•	The number of shares of common stock eligible for resale and to be offered by each selling stockholder pursuant to this prospectus,

•	The number of shares owned by each selling stockholder after the offering contemplated hereby, assuming all the shares eligible for resale pursuant to this prospectus actually are sold and no other shares are acquired or are sold prior to completion of this offering, by the selling stockholders,

•	The percentage of shares of common stock beneficially owned by each selling stockholder after the offering contemplated hereby, and

•	In the notes to the table, additional information concerning the selling stockholders. Except as indicated in the notes to the table, all of the shares being offered for resale pursuant to this prospectus were acquired pursuant to the 2016 Private Placement. In addition, except as indicated in the notes to the table, no selling stockholder which is not a natural person, is a broker-dealer or an affiliate of a broker-dealer. In addition, except as indicated in the notes to the table, no selling stockholder has had a material relationship during the past three years with the Company or any of its predecessors or affiliates.

We will not receive any proceeds from the resale of the common stock by the selling stockholders.

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The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rule, beneficial ownership includes any shares as to which the selling stockholder has or within 60 days has the right to acquire sole or shared voting power or investment power, and each selling stockholder’s percentage ownership is computed without regard to the amounts of shares that other selling stockholders have the right to acquire.

	Shares	Shares to be Sold in this	Share Ownership After Offering	Share Ownership After Offering
Name of Stockholder	Owned	Offering	No. of Shares	% of Class
Todd A. Deutsch	166,667	166,667	-	0%
Jeffrey L. Feinberg Family Trust (1)	625,000	625,000	-	0%
Jeffrey L. Feinberg Personal Trust (2)	3,333,334	3,333,334	-	0%
Steven T. Glass	150,000	150,000	-	0%
David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 (3)	100,000	100,000	-	0%
Gregory A. Weaver	415,000	415,000	-	0%
AC Midwest Energy LLC (4)	11,700,000	11,700,000	-	0%
AIGH Investment Partners, LP (5)	900,000	900,000	-	0%
Ardsley Partners Renewable Energy Fund LP (6)	500,000	500,000	-	0%
Blue Earth Fund, LP (7)	50,000	50,000	-	0%
Connective Capital I Master Fund LTD (8)	121,482	121,482	-	0%
Connective Capital Emerging Energy QP LP (9)	78,518	78,518	-	0%
CVI Investments, Inc. (10)	200,000	200,000	-	0%
Dolphin Offshore Partners, L.P. (11)	300,000	300,000	-	0%
Empery Asset Master, LTD (12)	175,721	175,721	-	0%
Empery Tax Efficient II, LP (13)	139,186	139,186	-	0%
Empery Tax Efficient, LP (14)	101,760	101,760	-	0%
Grow Small Cap Equity Long/Short L.P. (15)	200,000	200,000	-	0%
Harbour Holdings Ltd. (16)	85,000	85,000	-	0%
Lake Street Fund L.P. (17)	583,333	583,333	-	0%
Manatuck Hill Scout Fund, L.P. (18)	625,000	625,000	-	0%
Skylands Special Investment LLC (19)	160,600	160,600	-	0%
Skylands Special Investment II LLC (20)	29,800	29,800	-	0%
Skylands Quest LLC (21)	57,900	57,900	-	0%
Wolfson Equities, LLC (22)	416,667	416,667	-	0%

_________________________

(1)	Terence K. Ankner has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(2)	Jeffrey L. Feinberg has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(3)	David S. Nagelberg has voting and dispositive power over the shares listed on behalf of the selling stockholder.

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(4)	The shares being offered for resale consist of 1,700,000 shares acquired by AC Midwest LLC (“AC Midwest”) pursuant to the 2016 Private Placement (the “Offering Shares”) and 10,000,000 shares acquired by AC Midwest pursuant to the cashless exercise of warrants as provided under the Restated Financing Agreement (the “Warrant Shares”, and together with the Offering Shares, the “AC Midwest Shares”). AC Midwest has entered into a lock-up agreement with respect to the Warrant Shares, pursuant to which, subject to limited exception, it has agreed not to dispose of any of the Warrant Shares for a period of 365 days from the closing date which occurred on November 29, 2016. AC Midwest has maintained a greater than 10% beneficial ownership interest in the Company since August 14, 2014. Alterna Core Capital Assets Fund II, L.P. (“Fund II”) owns all of the outstanding equity interests of AC Midwest, accordingly Fund II may be deemed to beneficially own the AC Midwest Shares. Alterna Capital Partners LLC (“Alterna”), in its capacity as investment advisor to Fund II, has the ability to direct the investment decisions of the Fund II, including the power to vote and dispose of securities held by AC Midwest, accordingly Alterna may be deemed to beneficially own the AC Midwest Shares. Alterna General Partner II LLC (“Fund II General Partner”), in its capacity as the general partner of Fund II, has the ability to direct the management of Fund II’s business, including the power to direct the decisions of Fund II regarding the vote and disposition of securities held by AC Midwest, accordingly Fund II General Partner may be deemed to beneficially own the AC Midwest Shares. Each of Harry V. Toll, Eric M. Press and Roger P. Miller, by virtue of their role as managing members of Alterna, and Earle Goldin, by virtue of his role as a member of Alterna, may be deemed to have the shared power regarding the vote and disposition of securities held by AC Midwest, accordingly each may be deemed to beneficially own the AC Midwest Shares.

(5)	Orin Hirschman has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(6)	Spencer Hempleman has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(7)	Brett Conrad has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(8)	Robert Romero has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(9)	Robert Romero has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(10)	CVI Investments, Inc. (“CVI”) is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to this prospectus. Heights Capital Management, Inc., the authorized agent of CVI, may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power of the shares held by CVI.

(11)	Peter Salas has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(12)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(13)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(14)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

37

(15)	Carl Wiese has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(16)	Charles A. Paquelet has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(17)	Lake Street Fund L.P. (“Lake Street Fund”) is affiliated with a broker-dealer, First Wilshire Securities Inc. The general partner of Lake Street Fund is the owner of the broker-dealer. Scott W. Hood, general partner, and Tom Hanson have voting and dispositive power over the shares listed on behalf of Lake Street Fund.

(18)	Mark Broach has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(19)	Charles A. Paquelet has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(20)	Charles A. Paquelet has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(21)	Charles A. Paquelet has voting and dispositive power over the shares listed on behalf of the selling stockholder.

(22)	Aaron Wolfson has voting and dispositive power over the shares listed on behalf of the selling stockholder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker- dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

38

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

39

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $68,270 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our principal independent accountants for our two most recent fiscal years and any later interim period have not resigned, declined to stand for re-election or were dismissed.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Kaye Cooper Kay & Rosenberg, LLP, 30A Vreeland Road, Florham Park, New Jersey 07932.

EXPERTS

Our consolidated financial statements appearing in this prospectus and registration statement as of and for the years ended December 31, 2015 and 2014 have been audited by Schneider Downs & Co., Inc., independent accountants as set forth in its report appearing elsewhere herein, and is included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Midwest Energy Emissions Corp. and its consolidated subsidiaries filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

40

MIDWEST ENERGY EMISSIONS CORP.

Consolidated Financial Statements

Years Ended December 31, 2015 and 2014

F-1

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES

Index to Financial Information

Year Ended December 31, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Midwest Energy Emissions Corp.

We have audited the accompanying consolidated balance sheets of Midwest Energy Emissions Corp. (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2015 and 2014. Midwest Energy Emissions Corp.'s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Midwest Energy Emissions Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Schneider Downs & Co., Inc.

Columbus, Ohio

March 30, 2016

F-3

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$1,083,280	$7,212,114
Accounts receivable	1,150,602	410,950
Inventory	2,715,913	5,784,905
Prepaid expenses and other assets	161,813	140,559
Total current assets	5,111,608	13,548,528

Property and equipment, net	1,243,450	255,330
License, net	58,825	64,707
Prepaid expenses and other assets	4,058	13,799
Customer acquisition costs, net	897,428	1,156,521
Total assets	$7,315,369	$15,038,885

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$1,235,162	$1,174,521
Deferred revenue	2,281,760	5,808,301
Convertible notes payable	2,497,114	3,080,376
Customer credits	936,500	936,500
Other current liabilites	-	250,000
Total current liabilities	6,950,536	11,249,698

Convertible notes payable, net of discount and issuance costs	3,175,085	2,438,902
Warrant liability	9,854,400	5,597,011
Accrued interest	169,202	337,999
Equipment notes payable	111,144	-
Total liabilities	20,260,367	19,623,610

Stockholders' deficit
Preferred stock, $.001 par value: 2,000,000 shares authorized	-	-
Common stock; $.001 par value; 150,000,000 shares authorized; 47,194,118 shares issued and outstanding as of December 31, 2015 40,228,123 shares issued and outstanding as of December 31, 2014	47,194	40,228
Additional paid-in capital	25,008,016	19,113,724
Accumulated deficit	(38,000,208)	(23,738,677)

Total stockholders' deficit	(12,944,998)	(4,584,725)

Total liabilities and stockholders' deficit	$7,315,369	$15,038,885

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014

Revenues
Product sales	$5,028,184	$2,451,051
Equipment sales	6,939,412	-
Demonstrations and consulting services	664,323	343,155

Total revenues:	12,631,919	2,794,206

Costs and expenses:
Cost of goods sold	8,629,570	1,483,379
Operating expenses	1,812,355	904,914
License maintenance fees	300,000	300,000
Selling, general and administrative expenses	3,180,419	5,518,032
Settlement charges	1,335,394	-
Depreciation and amortization	390,828	387,123
Professional fees	672,269	678,725

Total costs and expenses	16,320,835	9,272,173

Operating loss	(3,688,916)	(6,477,967)

Other income (expense)
Interest expense	(6,213,897)	(2,724,506)
Change in value of warrant liability	(3,194,189)	4,204,189
Debt conversion inducement expense	(1,123,380)	-
State income taxes	(41,149)	(9,273)

Total other income (expense)	(10,572,615)	1,470,410

Net loss	$(14,261,531)	$(5,007,557)

Net loss per common share - basic and diluted:	$(0.32)	$(0.13)

Weighted average common shares outstanding	44,160,298	39,140,243

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM DECEMBER 31, 2013 THROUGH DECEMBER 31, 2015

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Par Value	Paid-in Capital	(Deficit)	Deficit

Balance - December 31, 2013	35,299,429	$35,299	$13,789,473	$(18,731,120)	$(4,906,348)

Stock issued for services	161,379	161	196,339	-	196,500

Shares issued per 2013 amended license agreement	1,375,000	1,375	(1,375)	-	-

Stock issued for interest on notes payable	271,555	272	256,215	-	256,487

Stock issued upon debt conversion	639,151	639	359,378	-	360,017

Stock and warrants issued upon conversion of liabilities	346,518	347	380,822	-	381,169

Stock issued upon warrant exercise	6,250	6	7,807	-	7,813

Stock issued upon cashless warrant exercise	1,174,059	1,174	(1,174)	-	-

Sale of stock and warrants, net of issuance costs	954,782	955	1,003,980	-	1,004,935

Issuance of stock options	-	-	3,122,259	-	3,122,259

Net loss for the period	-	-	-	(5,007,557)	(5,007,557)

Balance - December 31, 2014	40,228,123	$40,228	$19,113,724	$(23,738,677)	$(4,584,725)

Stock issued for interest on notes payable	335,000	335	161,245	-	161,580

Stock and warrants issued upon debt conversion	6,630,995	6,631	4,448,566	-	4,455,197

Issuance of stock options	-	-	789,087	-	789,087

Warrants to be issued	-	-	495,394	-	495,394

Net loss	-	-	-	(14,261,531)	(14,261,531)

Balance - December 31, 2015	47,194,118	$47,194	$25,008,016	$(38,000,208)	$(12,944,998)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Cash flows from operating activities
Net loss	$(14,261,531)	$(5,007,557)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	789,087	3,122,259
Stock issued for services	-	196,500
Amortization of license fees	5,882	5,882
Amortization of discount of notes payable	4,030,201	1,052,899
Amortization of debt issuance costs	670,107	413,484
Amortization of customer acquisition costs	259,093	130,979
Depreciation expense	125,853	250,262
Gain (loss) on the change in value of warrant liability	3,194,189	(4,204,189)
Debt conversion inducement expense	1,123,380	-
Noncash settlement charge expense	1,335,394	-
PIK interest	1,324,463	918,435
Change in assets and liabilities
Increase in accounts receivable	(739,652)	(177,091)
Decrease (increase) in inventory	3,068,992	(5,784,905)
Decrease (increase) in prepaid expenses and other assets	(11,513)	(67,687)
(Decrease) increase in accounts payable and accrued liabilities	(125,371)	378,028
(Decrease) increase in deferred revenue	(3,526,541)	5,808,301
Net cash used in operating activities	(2,737,967)	(2,964,400)

Cash flows used in investing activities
Purchase of property and equipment	(956,605)	(297,870)
Net cash used in investing activities	(956,605)	(297,870)

Cash flows from financing activities
Payment of debt issuance costs	(22,688)	(747,969)
Payment of equity issuance costs	-	(45,325)
Proceeds from notes payable	-	300,000
Payments of notes payable	(11,574)	(600,000)
Payments on convertible promissory notes	(3,000,000)	-
Proceeds from the issuance of convertible promissory notes and related warrants	600,000	10,000,000
Proceeds from the issuance of common stock and related warrants	-	1,050,260
Proceeds from the issuance of common stock upon warrant exercise	-	7,813
Net cash (used in) provided by financing activities	(2,434,262)	9,964,779

Net (decrease) increase in cash and cash equivalents	(6,128,834)	6,702,509

Cash and cash equivalents - beginning of period	7,212,114	509,605

Cash and cash equivalents - end of period	$1,083,280	$7,212,114

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$69,489	$12,007
Taxes	$41,149	$9,273

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Equipment purchases included in accounts payable	$-	$34,250
Equipment purchases included in note payable	$113,718	$-
Accrued sales credits included in customer acquisition costs	$-	$936,500
Non cash debt issuance costs	$76,200	$1,121,500
Non cash discounts on notes payable	$168,000	$8,550,000
Stock issued for interest on notes payable	$161,580	$256,487
Conversion of advances payable to debt	$-	$4,167
Conversion of debt and accrued interest to equity	$3,331,817	$616,504
Conversion of accounts payable and other liabilities to equity	$-	$377,002
Conversion of accrued interest to debt	$1,324,463	$918,435

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Midwest Energy Emissions Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 - Organization

Midwest Energy Emissions Corp.

Midwest Energy Emissions Corp. (the "Company") is organized under the laws of the State of Delaware with 150,000,000 authorized shares of common stock, par value $.001 per share and 2,000,000 authorized shares of preferred stock, par value $0.001 per share.

MES, Inc.

MES, Inc. is incorporated in the State of North Dakota. MES, Inc. is a wholly owned subsidiary of Midwest Energy Emissions Corp. and is engaged in the business of developing and commercializing state of the art control technologies relating to the capture and control of mercury emissions from coal fired boilers in the United States and Canada.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America ("GAAP").

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. The Company maintains its cash in three accounts with one financial institution, which at times may exceed federally insured limits. Cash equivalents also include restricted cash of $0 and $12,500 as of December 31, 2015 and 2014, respectively.

In addition, per the financing agreement entered into with AC Midwest LLC (the "Lender") (see Note 8), the Company is not permitted to use cash to pay interest accruing on unsecured convertible promissory notes. Also, should the Company be unable to raise sufficient capital to pay off such notes or otherwise induce the holders thereof to convert their notes to common stock, it will not be permitted to pay them off under the terms of the Financing Agreement without the prior consent of the Lender.

F-8

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2015 and 2014, the allowance for doubtful accounts was zero.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Recoverability of Long-Lived and Intangible Assets

The Company has adopted ASC 360-10, Property, Plant and Equipment ("ASC 360-10"). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the long-lived and or intangible assets would be adjusted, based on estimates of future discounted cash flows. The Company evaluated the recoverability of the carrying value of the Company's equipment. No impairment charges were recognized for the years ended December 31, 2015 and 2014, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation awards in accordance with the provisions of ASC 718, Compensation—Stock Compensation ("ASC 718"), which requires equity-based compensation, be reflected in the consolidated financial statements over the period of service which is typically the vesting period based on the estimated fair value of the awards.

F-9

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks; however, the Company has certain financial instruments that are embedded derivatives associated with capital raises and common stock purchase warrants. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 815-10. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Fair Value of Financial Instruments

The fair value hierarchy has three levels based on the inputs used to determine fair value, which are as follows:

•	Level 1 — Unadjusted quoted prices available in active markets for the identical assets or liabilities at the measurement date.

•

Level 2 — Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

•

Level 3 — Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management's estimates of market participant assumptions.

The fair value hierarchy requires the use of observable market data when available. In instances where the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

Cash and cash equivalents were the only asset measured at fair value on a recurring basis by the Company at December 31, 2015 and December 31, 2014 and is considered to be Level 1. Warrant liability is considered to be Level 3, and is the only liability measured at fair value on a recurring basis as of December 31, 2015 and December 31, 2014.

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred revenue, customer credits and short-term debt. The carrying amounts of these financial instruments approximated fair value at December 31, 2015 and 2014 due to their short-term maturities. The fair value of the convertible promissory notes payable at December 31, 2015 and 2014 approximated the carrying amount as the notes were issued during the years ended December 31, 2015 and 2014 at interest rates prevailing in the market and interest rates have not significantly changed as of December 31, 2015. The fair value of the convertible promissory notes payable was determined on a Level 2 measurement.

The Company has entered into certain financial instruments and contracts; such as, equity financing arrangements for the issuance of common stock, which include anti-dilution arrangements and detachable stock warrants that are i) not afforded equity classification, ii) embody risks not clearly and closely related to host contracts, or iii) may be net-cash settled by the counterparty. These instruments are recorded as derivative liabilities, at fair value at the issuance date. Subsequent changes in fair value are recorded through the statement of operations.

F-10

The Company's derivative liabilities are related to detachable common stock purchase warrants ("warrants") issued in conjunction with debt and warrants issued to the placement agents for financial instrument issuances. We estimate fair values of the warrants that do contain "Down Round Protections" utilizing valuation models and techniques that have been developed and are widely accepted that take into account the additional value inherent in "Down Round Protection." These widely accepted techniques include "Modified Binomial", "Monte Carlo Simulation" and the "Lattice Model." The "core" assumptions and inputs to the "Modified Binomial" model are the same as for "Black-Scholes", such as trading volatility, remaining term to maturity, market price, strike price, and risk free rates; all Level 2 inputs. Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable. However, a key input to a "Modified Binomial" model (in our case, the "Monte Carlo Simulation", for which we engaged an independent valuation firm to perform) is the probability of a future capital raise. By definition, this input assumption does not meet the requirements for Level 1 or Level 2 outlined above; therefore, the entire fair value calculation is deemed to be Level 3 under accounting requirements due to this single Level 3 assumption. This input to the Monte Carlo Simulation model was developed with significant input from management based on its knowledge of the business, current financial position and the strategic business plan with its best efforts.

As discussed above, financial liabilities are considered Level 3 when their fair values are determined using pricing models or similar techniques and at least one significant model assumption or input is unobservable. For the Company, the Level 3 financial liability is the derivative liability related to the warrants that include "Down Round Protection" and they were valued using the "Monte Carlo Simulation" technique. This technique, while the majority of inputs are Level 2, necessarily incorporates various assumptions associated with a Capital Raise which are unobservable and, therefore, a Level 3 input.

The table below provides a summary of the changes in fair value of the warrant liability measured at fair value on a recurring basis:

Balance at January 1, 2014	$-
Issuance of warrants	9,801,200
Change in value of warrant liability	(4,204,189)
Balance at December 31, 2014	$5,597,011

Issuance of warrants	1,008,000
Warrants to be issued	55,200
Change in value of warrant liability	3,194,189
Balance at December 31, 2015	$9,854,400

Foreign Currency Transactions

The Company's functional currency is the United States Dollar (the "U.S. Dollar"). Transactions denominated in currencies other than the U.S. Dollar are re-measured to the U.S. Dollar at the period-end exchange rates. Any associated transactional currency re-measurement gains and losses are recognized in current operations.

F-11

Revenue Recognition

The Company records revenue from sales in accordance with ASC 605, Revenue Recognition ("ASC 605"). The criteria for recognition are as follows:

1.	Persuasive evidence of an arrangement exists;

2.	Delivery has occurred or services have been rendered;

3.	The seller's price to the buyer is fixed or determinable; and

4.	Collectability is reasonably assured.

Determination of criteria (3) and (4) will be based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

The Company recorded customer acquisition costs totaling $1,287,500 during the year ended December 31, 2014. The Company entered into agreements with three new customers during this period. The capitalized balance of customer acquisition costs was $897,428 and $1,156,521 on December 31, 2015 and December 31, 2014, respectively. Amortization expense for the years ended December 31, 2015 and 2014 was $259,093 and $130,979, respectively.

In accordance with the terms of the its customer agreements, the Company made progress billings to four customers of $3,412,871 and $5,808,301 during the years ended December 31, 2015 and 2014, respectively, which relate to the future fabrication, delivery and installation of new equipment. During the year ended December 31, 2015, nine projects totaling $6,939,412 were completed and recognized as revenue. The remaining balance is included as deferred revenue at December 31, 2015 and 2014 and is expected to be recognized as revenue during the year ended 2016 when the equipment is commissioned for use by the customers.

The Company generated revenues of $12,631,919 and $2,794,206 for the years ended December 31, 2015 and 2014, respectively. The Company generated revenue for the years ended December 31, 2015 and 2014 by (i) delivering product to its commercial customers, (ii) completing and commissioning equipment projects at commercial customer sites and (ii) performing demonstrations of its technology at customers with the intent of entering into long term supply agreements based on the performance of the Company's products during the demonstrations.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's consolidated financial statements are based on a more-likely-than-not recognition threshold. The Company did not have any unrecognized tax benefits at December 31, 2015 or 2014. When necessary, the Company would accrue penalties and interest related to unrecognized tax benefits as a component of income tax expense.

The Company and its subsidiaries file a consolidated income tax return in the U.S. federal jurisdiction and three state jurisdictions. The Company is no longer subject to U.S. federal examinations for years prior to 2012 or state tax examinations for years prior to 2011.

Basic and Diluted Loss Per Common Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted loss per share reflects the potential dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. There were no dilutive potential common shares as of December 31, 2015 or 2014, because the Company incurred net losses and basic and diluted losses per common share are the same.

F-12

Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist of cash and equivalents on deposit with financial institutions and accounts receivable. The Company's cash as of December 31, 2015 is on deposit in a non-interest-bearing transaction account that is subject to FDIC deposit insurance limits. For the years ended December 31, 2015 and 2014, 100% of the Company's revenue related to eight customers and five customers, respectively. At both December 31, 2015 and 2014, 100% of the Company's accounts receivable related to five and four customers, respectively.

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Recently Issued Accounting Standards

In May, 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) Summary - The FASB has made available Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers: Topic 606. ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. This ASU also supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

F-13

For a public entity, the amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

In June, 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation -Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The amendments in the ASU require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718, Compensation - Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this ASU as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. In addition, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

In August, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management's responsibility to evaluate whether there is substantial doubt about the organization's ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

F-14

In November, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The amendments in this ASU do not change the current criteria in U.S. GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. The amendments clarify how current U.S. GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. Specifically, the amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract. Furthermore, the amendments clarify that no single term or feature would necessarily determine the economic characteristics and risks of the host contract. Rather, the nature of the host contract depends upon the economic characteristics and risks of the entire hybrid financial instrument. The amendments in this ASU also clarify that, in evaluating the nature of a host contract, an entity should assess the substance of the relevant terms and features (i.e., the relative strength of the debt-like or equity-like terms and features given the facts and circumstances) when considering how to weight those terms and features. Specifically, the assessment of the substance of the relevant terms and features should incorporate a consideration of: (1) the characteristics of the terms and features themselves (for example, contingent versus noncontingent, in-the-money versus out-of-the-money); (2) the circumstances under which the hybrid financial instrument was issued or acquired (e.g., issuer-specific characteristics, such as whether the issuer is thinly capitalized or profitable and well-capitalized); and (3) the potential outcomes of the hybrid financial instrument (e.g., the instrument may be settled by the issuer issuing a fixed number of shares, the instrument may be settled by the issuer transferring a specified amount of cash, or the instrument may remain legal-form equity), as well as the likelihood of those potential outcomes. The amendments in this ASU apply to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share. The amendments in this ASU are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption, including adoption in an interim period, is permitted. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The effects of initially adopting the amendments in this ASU should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

In April, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03,Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption of the amendments is permitted for financial statements that have not been previously issued. The amendments should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. These disclosures include the nature of and reason for the change in accounting principle, the transition method, a description of the prior-period information that has been retrospectively adjusted, and the effect of the change on the financial statement line items (i.e., debt issuance cost asset and the debt liability). We have adopted this standard in the current presentation of the Company's consolidated financial statements and required disclosures. By adopting this standard, the Company's balance sheet presentation has changed as certain assets have been reclassified to a liability. The adoption does not alter the accounting for the amortization of debt issuance costs

In June, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-11,Inventory (Subtopic 330): Simplifying the measurement of Inventory. The amendments in this ASU require inventory be measured at the lower of cost and net realizable value. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years.The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

In February, 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-11, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and right-of-use asset at the commencement date for all leases, with the exception of short term leases. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We are currently assessing the impact this standard will have on the Company's consolidated financial statements and required disclosures.

F-15

Note 3 - Going Concern

The accompanying consolidated financial statements as of December 31, 2015 have been prepared assuming the Company will continue as a going concern. The Company has experienced a net loss, negative cash flows from operations and has an accumulated deficit of $38,000,000. The Company has convertible notes maturing during 2016 of $1,055,000, and current principal payments due in the third and fourth quarters of 2016 on outstanding long term convertible notes of $1,442,000. These principal payments raise doubt about the Company's ability to continue as a going concern. Although we anticipate significant revenues for the sale of capital equipment and products to be used in MATS compliance activities, no assurances can be given that the Company can obtain sufficient working capital through these activities and additional financing activities to meet its debt obligations. Due to certain covenants with our senior lender, we are not able to use current cash on hand to pay current convertible note holders as these notes mature. Convertible notes with current principal balances of approximately $1,055,000 mature in 2016. Therefore, success in our fund raising efforts and negotiations with our note holders is critical. We are actively seeking sources of additional financing in order to fund our debt repayment obligations and if extensions cannot be negotiated with our early investors who purchased convertible debt from the Company. No assurances can be given that the Company can maintain sufficient working capital through these efforts or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 - Inventory

During the year ended December 31, 2014, the Company began the production of equipment to be sold to its customers. As of December 31, 2015 and 2014, respectively, costs totaling $2,219,476 and $5,714,905, respectively, were incurred for component purchases and progress billings from subcontractors on projects that have not yet been commissioned for use by our customers. These costs will be recorded as cost of sales at that time. The Company also held product supply inventory valued at $285,067 and $70,000 and other inventory valued at $211,370 and zero as of December 31, 2015 and December 31, 2014, respectively.

Note 5 - Property and Equipment, Net

 Property and equipment at December 31, 2015 and 2014 are as follows:

	December 31	December 31
	2015	2014

Equipment & Installation	$1,159,298	$787,918
Trucking equipment	743,605	168,504
Mixing Equipment	172,749	17,103
Office equipment	27,155	23,941
Computer equipment and software	97,530	88,898
Total Equipment	2,200,337	1,086,364

Less: accumulated depreciation	956,887	831,034
Property and equipment, net	$1,243,450	$255,330

The Company uses the straight-line method of depreciation over 3 to 5 years. During the years ended December 31, 2015 and 2014, depreciation expense charged to operations was $125,853 and $250,262, respectively.

F-16

Note 6 - License Agreement

On January 15, 2009, the Company entered into an "Exclusive Patent and Know-How License Agreement Including Transfer of Ownership" with the Energy and Environmental Research Center Foundation, a non-profit entity ("EERCF"). Under the terms of the Agreement, the Company has been granted an exclusive license by EERCF for the technology to develop, make, have made, use, sell, offer to sell, lease, and import the technology in any coal-fired combustion systems (power plant) worldwide and to develop and perform the technology in any coal-fired power plant in the world. Amendments No. 4 and No. 5 to this agreement were made effective as of December 16, 2013 and August 14, 2014, respectively, expanding the number of patents covered, eliminated certain contract provisions and compliance issues and restructured the fee payments and buyout provisions while granting EERCF equity in the Company. This agreement now applies to 25 domestic and foreign patents and patent applications.

The Company paid EERCF $100,000 in 2009 for the license to use the patents and at the option of the Company can pay $2,500,000 and issue 875,000 shares of common stock for the assignment of the patents or pay the greater of the license maintenance fees or royalties on product sales for continued use of the patents. The license maintenance fees are $25,000 due monthly beginning in January 1, 2014 and continuing each month thereafter. The running royalties are $100 per one megawatt of electronic nameplate capacity and $100 per three megawatt per hour for the application to thermal systems to which licensed products or licensed processes are sold by the Company, associate and sublicensees. Running royalties are payable by the Company within 30 days after the end of each calendar year to the licensor and may be credited against license maintenance fees paid. There were no royalties due for 2015 or 2014.

The Company is required to pay EERCF 35% of all sublicense income received by the Company, excluding royalties on sales by sublicensees. Sublicense income is payable by the Company within 30 day after the end of each calendar year to the licensor. This requirement ends at the time the Company pays for the assignment of the patents. There was no sublicense income in 2015 or 2014.

License costs capitalized as of December 31, 2015 and 2014 are as follows:

	December 31, 2015	December 31, 2014

License	$100,000	$100,000
Less: accumulated amortization	41,175	35,293
License, net	$58,825	$64,707

The Company is currently amortizing its license to use EERCF's patents over their estimated useful life of 17 years when acquired. During the period ended December 31, 2015 and 2014, amortization expense charged to operations was $5,882 and $5,882, respectively. Estimated amortization for each of the next five years is approximately $5,900.

Note 7 - Advances Payable – Related Party

As of December 31, 2014, the Company owed Jay Rifkin a former officer and director of the Company, $250,000 for unpaid consulting fees accrued prior to the year ended 2011 and accrued interest of $31,318 accrued on advances made to the company prior to their conversion to promissory notes of the Company on June 30, 2013. These amounts were accrued in other current liabilities and accrued liabilities on the accompanying consolidated balance sheet at December 31, 2014. On January 2, 2015, the Company entered into a Payment of Debt and Release of Claims Agreement and paid the balance of this debt to Mr. Rifkin.

F-17

Note 8 - Convertible Notes Payable

The Company has the following convertible notes payable outstanding as of December 31:

	2015	2014

Unsecured convertible promissory notes which had an original term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) one share of common stock of the Company, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $1.00 per share. The conversion ratio shall be equal to $0.75 per unit.	$357,483	$3,245,499

Unsecured convertible promissory notes which have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Company, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit.	735,293	654,408

Secured convertible promissory notes which mature on July 31, 2018, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share.	1,645,000	1,705,000

Secured convertible note which matures on July 31, 2018, bear interest at 12% per annum, and is convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share.	9,062,019	10,475,388

Total convertible notes payable before discount	11,799,795	16,080,295

Less discounts	(4,413,119)	(8,275,321)
Less debt issuance costs	(1,714,477)	(2,285,696)

Total convertible notes payable	5,672,199	5,519,278

Less current portion	2,497,114	3,080,376

Convertible notes payable, net of current portion	$3,175,085	$2,438,902

As of December 31, 2015, schedule principal payments due on convertible notes payable are as follows:

Twelve months ended December 31,
2016	2,497,114
2017	2,921,052
2018	6,381,629
	11,799,795

F-18

From April 26, 2012 to January 24, 2013, the Company sold convertible notes to unaffiliated accredited investors totaling $2,675,244. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) one share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $1.25 per share. The initial conversion ratio shall be equal to $1.00 per unit. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Interest expense for the year ended December 31, 2015 and 2014, was $208,676 and $382,838, respectively.

During the year ended December 31, 2015, the Company and holders of these notes have entered into amendments which (i) extend the maturity dates by 12 months from their original maturity dates; (ii) reduce the conversion price from $1.00 to $0.50 per unit for a period of 45 days and $0.75 thereafter; and (iii) reduce the exercise of the warrant included in the unit from $1.25 to $1.00 per share. As of December 31, 2015, the holders of these notes totaling $3,112,883 converted their notes into equity of the Company. The Company has converted this balance and along with accrued interest of $124,352 into 6,474,717 shares of common stock and 1,618,680 warrants to purchase common stock. As of December 31, 2015, total principal of $357,483 was outstanding on these notes to the remaining note holders that did not convert. The Company recognized a non-cash inducement expense of $1,123,380 associated with these conversions as they took place during the initial 45 day period after the amendment, prior to the conversion rate resetting to $0.75.

From April 5 through May 10, 2013, the Company sold convertible notes to unaffiliated accredited investors totaling $405,000. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Interest expense for the years ended December 31, 2015 and 2014, was $60,707 and $54,029, respectively. As of December 31, 2015 and 2014, total principal of $520,625 and $463,354, respectively, was outstanding on these notes.

On June 27 and June 30, 2013, the Company converted advances payable from related parties into convertible notes totaling $1,036,195. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. On July 12, 2013, the Company converted $866,211 of these notes, along with accrued interest of $4,331, into 1,741,084 common stock and 435,271 warrants to purchase shares of common stock (see Note 13). Interest expense for the years ended December 31, 2015 and 2014, was $25,031 and $22,278, respectively. As of December 31, 2015 and 2014, total principal of $214,668 and $191,054, respectively was outstanding on these notes.

From July 30, 2013 through December 24, 2013, the Company sold convertible notes and warrants to unaffiliated accredited investors totaling $1,902,500. The notes have a term of three years, bear interest at 10% per annum, are secured by the company's assets, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share. For each dollar invested, the investor received two warrants to purchase one shares of common stock of the Issuer at an exercise price of $0.75 per share. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Interest expense for the years ended December 31, 2015 and 2014, was $163,054 and $311,197, respectively. A discount on the notes payable of $841,342 was recorded based on the value of the warrants issued using a Black-Scholes options pricing model. Amortized interest expense for the years ended December 31, 2015 and 2014 on this discount was $152,541 and $231,579, respectively. As of December 31, 2015 and 2014, total principal of $1,645,000 and $1,705,000, respectively, was outstanding on these notes.

F-19

On August 14, 2014, the Company and its wholly-owned subsidiary MES, Inc. ("MES, and together with the Company, collectively the "Companies") entered into a financing agreement (the "Financing Agreement") with a newly created independent entity, AC Midwest Energy LLC (the "Lender"). Pursuant to the Financing Agreement, the Company borrowed $10,000,000 from the Lender, evidenced by a convertible note (the "Note") maturing July 31, 2018, secured by all the assets of the Companies. All the indebtedness under the Note is convertible into common stock of the Company at $1.00 per share, subject to the following adjustments: (i) an adjustment of the price per share down to $0.75 per share if the Company fails to generate EBITDA (earnings before taxes, interest, depreciation and amortization) of at least $2,500,000 for calendar year 2015; and (ii) weighted average anti-dilution adjustments to the extent that following the issuance of the Note, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the Note, subject to carveouts for certain exempt issuances by the Company. Per an amendment to the Financing Agreement discussed below, the conversion price was adjusted to $0.50 per share and the adjustment to the price per share for failing to generate a certain level of EBITDA was eliminated.

The Note bears interest at 12% per annum, to be paid at the rate of: (i) 12% payment in kind or "PIK" for year one; (ii) 2% cash and 10% PIK for year two; and (iii) 12% all cash for years three and four. The PIK interest is paid by increasing the principal balance of the Note by the PIK amount. The Note is secured by the Company's assets. The Note cannot be prepaid without the Lender's consent before its second anniversary, and thereafter at 105% of the outstanding indebtedness evidenced by the Note, subject to the right of the Lender to convert the outstanding indebtedness to the Company's common stock prior to prepayment. Principal amortization of the Note is to begin with the first quarter following the second year of the Note at the rate of 7.5% of the original principal amount per quarter and to continue each quarter thereafter, with all unpaid interest to be due at maturity. In the event of default, the interest rate on the Note will be increased by an additional 3% per annum. The Financing Agreement contains numerous affirmative obligations and negative covenants. Interest expense for the years ended December 31, 2015 and 2014 was $1,052,376 and $475,388, respectively. As of December 31, 2015 and 2014, total principal of $9,062,019 and $10,475,388, respectively, was outstanding on this note.

In connection with the issuance of the Note to Lender, the Company issued Lender a five year warrant (the "Warrant") to purchase 12,500,000 shares of the Company's common stock at $1.00 per share, subject to adjustments (See Note 14). The Company also paid Lender a fee of $100,000 for issuing the loan, reimbursed it $125,000 for its legal fees and costs associated with the transactions and compensated the Placement Agent for the transaction (Drexel Hamilton, LLC, "Drexel") for the transaction with a cash fee of $350,000 and: (i) a 5-year warrant to purchase up to 800,000 shares of common stock at $1.00 per share; and (ii) a 5-year warrant to purchase up to 1,000,000 shares of common stock at $0.50 per share, both subject to adjustments similar to the Warrant issued to the Lender (See Note 14). The Company incurred legal fees and expenses of $169,000 associated with the transaction. The total transaction costs incurred in connection with the issuance of the Note were $1,999,169, including the warrants to Drexel which were valued at $1,251,200 in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model (see Note 10). In connection with the issuance of the Amendment No. 2, the Company issued a five year warrant to the Lender to purchase up to 5,000,000 shares of common stock with an exercise price of $0.35 per share, subject to adjustments (See Note 14).

In connection with the Financing Agreement, the Lender also entered into an Investor/Registration Rights Agreement, dated as of August 14, 2014, pursuant to which the Lender received demand registration rights requiring the Company, at the direction of the Lender, to register the shares of common stock underlying the Note, the Warrant, and any 2013 Secured Notes purchased by the Lender (such underlying stock being collectively, the "Registrable Securities") as well as certain veto rights. If: (i) the Company is delayed in getting the applicable registration statement(s) filed or declared effective, (ii) the sales of all of the Registrable Securities required to be registered (subject to certain permitted cutback requirements) cannot be made pursuant to the applicable registration statement(s), or (iii) the applicable registration statement(s) is not effective for any reason other than permitted exceptions, then the Investor/Registration Rights Agreement provides penalties, cumulatively capped at 2.5% of the original principal amount of the Note. The Investor/Registration Rights Agreement also provides that once the Note has been fully paid or converted, and for so long as the Lender continues to hold at least 10% of the issued and outstanding stock of the Company, the Lender's approval is required before certain major actions may be taken by the Company.

F-20

On August 14, 2014, the Companies, the Lender, and each of the holders ("Holders") of the 2013 Secured Notes entered into an Intercreditor Agreement. The Intercreditor Agreement provides that the Lender acts as the senior secured lender to the Company in all respects, save for where it chooses to liquidate the Collateral securing the Note, in which event the first net proceeds from liquidation of the Collateral, after all associated costs and expenses, are to be applied to retire the 2013 Secured Notes. Simultaneous with entering into the Intercreditor Agreement, the Note Agent entered into an allonge ("Allonge") amending each of the 2013 Secured Notes in the following manner: (i) extension of the maturity date of all of the 2013 Secured Notes to July 31, 2018; (ii) elimination of the Company's right to mandatorily convert the 2013 Secured Notes until any time after December 20, 2016, except in the event of a listing of the Company's common stock on a national securities exchange, where the conversion of the 2013 Secured Notes is a condition preceding such listing and the Company has maintained a volume weighted average price per share of at least $1.25 for the 20 consecutive trading days prior to the conversion and subject to average volume of at least 50,000 shares per day; (iii) issuance of a "springing warrant" in the event of Lender's exercise of its purchase option to purchase the 2013 Secured Notes, to be issued as of the date of such purchase, in an amount equal to the number of shares that could have been purchased were the 2013 Secured Notes to have been exercised on such date at .50 cents per share and to run until the later of the original maturity date of the applicable note in question or two years following the date of the issuance of the warrant.

On March 16, 2015, the Company entered into a Waiver and Amendment to Financing Agreement, and Reaffirmation of Guaranty with AC Midwest Energy, LLC ("Amendment"). This Amendment decreased the conversion price of the convertible note and exercise price of the outstanding warrants to $0.50, respectively. The Company repaid $3,000,000 of outstanding principal on the convertible note as of the close of the Amendment. The Company agreed to new financial covenants as part of the Amendment, which included a waiver for the compliance of certain covenants in the periods prior to the date of the Amendment. In connection with change in the conversion terms and repayment of principal, the Company incurred a loss of $2,246,105 which was primarily related to accelerated amortization of the discount on convertible notes payable and is included in interest expense.

On November 16, 2015, the Companies entered into Waiver and Amendment No. 2 to Financing Agreement, and Reaffirmation of Guaranty (the "Amendment No. 2") with the Lender. Pursuant to Amendment No. 2, the Company issued a new Senior Secured Convertible Note of $600,000 ("First New Note") purchased by the Lender. In addition, Amendment No. 2 allows for two additional Senior Secured Convertible Notes totaling up to $1,400,000 (which together with the First New Note are referred to herein as the "New Notes") to be purchased by Lender during 2016 subject to certain conditions being met by both parties. All the indebtedness under the New Notes shall be convertible into common stock of the Company at $0.50 per share, subject to weighted average anti-dilution adjustments to the extent that following the issuance of the New Notes, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the New Notes. As of January 31, 2016, the Company's right to sell one additional New Note for $400,000 expired. In connection to Amendment No. 2, the Company owed Drexel approximately 200,000 warrants and $21,000 as compensation for services rendered. This liability was settled with an amendment to the engagement letter with Drexel on February 19, 2016 and (see Note 16). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for the warrants to be issued was $55,200. These costs were recorded as debt issuance costs.

F-21

Note 9 - Equipment Notes Payable

On September 30, 2015, the Company entered into a retail installment purchase contract in the amount of $57,007, secured by a 2016 Dodge Ram 5500 purchased on that date. This installment loan bears interest at a fixed rate of 4.22% and the Company shall make 60 monthly payments of $1,056 beginning October 30, 2015.

On December 15, 2015, the Company entered into a retail installment purchase contract in the amount of $56,711, secured by a 2016 Dodge Ram 5500 purchased on that date. This installment loan bears interest at a fixed rate of 4.22% and the Company shall make 60 monthly payments of $1,050 beginning January 15, 2016.

Note 10 - Warrant Liability

On August 14, 2014, Company issued the Lender a warrant to purchase 12,500,000 shares of the Company's common stock at $1.00 per share, subject to the adjustments (see Note 14 for changes to the terms of these warrants). The Company also issued to Drexel for the transaction: (i) a 5-year warrant to purchase up to 800,000 shares of common stock at $1.00 per share; and (ii) a 5-year warrant to purchase up to 1,000,000 shares of common stock at $0.50 per share, both subject to adjustments similar to the Warrant issued to the Lender (see Note 14 for changes to the terms of these warrants). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for all warrants issued was $9,801,200. The warrants issued to Drexel were valued at $1,251,200 and were recorded as transaction costs associated with Financing Agreement. As of December 31, 2014, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $5,597,011 and a gain for the change in value of the liability of $4,204,189 was recognized. As of December 31, 2015, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $7,872,000 and a loss for the change in value of the liability of $2,274,989 was recognized. The significant assumptions considered by the model were the remaining term of the warrants, operational forecasts provided by the Company, the fair value per share stock price of $0.33 and $0.61, a risk free treasury rate for 0.92% and 1.10% and an expected volatility rate of 85.8% and 72.8 at December 31, 2015 and December 31, 2014, respectively.

On November 16, 2015, Company issued the Lender a contingent warrant to purchase up to 5,000,000 shares of the Company's common stock at $0.35 per share, subject to adjustments, which warrant shall be immediately exercisable for 3,600,000 shares with the balance of 1,400,000 shares exercisable proportionately to such additional Senior Convertible Notes up to $1,400,000 purchased by the Lender (see Note 14 for the terms of these warrants). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for all warrants issued was $1,008,000. $840,000 of this amount was considered a waiver fee and was recorded as a settlement charge. $168,000 was recorded as a discount on notes payable. As of December 31, 2015, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $1,872,000 and a loss for the change in value of the liability of $864,000 was recognized.

In connection to Amendment No. 2, the Company owed Drexel approximately 200,000 warrants as compensation for services rendered. This liability was settled with an amendment to the engagement letter with Drexel on February 19, 2016 (see Note 16). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for the warrants to be issued was $55,200 which was recorded as debt issuance costs. As of December 31, 2015, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $110,400 and a loss for the change in value of the liability of $55,200 was recognized.

F-22

Note 11 - Commitments and Contingencies

As discussed in Note 6, the Company has entered in an "Exclusive Patent and Know-How License Agreement Including Transfer of Ownership" that requires minimum license maintenance costs. The Company is planning on using the intellectual property granted by the patents for the foreseeable future. The license agreement is considered expired on October 14, 2025, the date the patent expires. Future minimum maintenance fee payments are as follows:

For the year ended December 31
2016	$300,000
2017	300,000
2018	300,000
2019	300,000
2020	300,000
Thereafter	1,450,000
$2,950,000

The Company has the option to pay $2,500,000 and issue 925,000 shares of common stock for the assignment of the patents, and upon doing so, the requirement to make minimum license maintenance costs ends.

Property Leases

On June 1, 2011, the Company entered into a 36 month lease for warehouse space in Centralia, Washington, commencing August 1, 2011. The lease provides for the option to extend the lease on a month to month basis. Rent is $1,900 monthly throughout the term of the lease.

On January 27, 2015, the Company entered into a 13-month lease for office space in Lewis Center, Ohio, commencing February 1, 2015. The lease provides for the option to extend the lease for up to five additional years. Rent was abated for the first month of the lease. Rent is $1,378 per month for months two through thirteen. This lease was renewed for 12 months in November 2015. Rent is $1,396 for months for months fourteen through twenty-five.

On July 1, 2015, the Company entered into a five year lease for warehouse space in Corsicana, Texas. Rent is $3,750 monthly throughout the term of the lease and is waived from July 1, 2016 through September 30, 2016.

On September 1, 2015, the Company entered into a three year lease for office space in Grand Forks, North Dakota. Rent is $3,500 monthly for the first year and decreases to $2,500 throughout the remainder of the term of the lease.

F-23

Future minimum lease payments under these non-cancelable leases are approximately as follows:

For the year ended December 31
2016	88,468
2017	77,792
2018	65,000
2019	45,000
2020	22,500
Thereafter	-
$298,760

Rent expense was approximately $135,000 and $92,000 for the years ended December 31, 2015 and 2014, respectively.

Fixed Price Contract

The Company's multi-year contracts with its commercial customers contain fixed prices for product. These contracts expire through 2019 and expose the Company to the potential risks associated with rising material costs during that same period.

Legal proceedings

The Company is involved in various claims and legal proceedings arising from the normal course of business. While the ultimate liability, if any, from these proceedings is presently indeterminable, in the opinion of management, these matters should not have a material adverse effect on the Company's consolidated financial statements.

Note 12 - Equity

The Company was established with two classes of stock, common stock – 150,000,000 shares authorized at a par value of $0.001 and preferred stock – 2,000,000 shares authorized at a par value of $0.001.

Common Stock

In January 2014, the Company issued 962,500 shares of common stock to the EERCF and 412,500 shares of common stock to four individuals pursuant to Amendment No. 4 to the Exclusive Patent and Know-How License Agreement Including Transfer of Ownership dated January 15, 2009 (see Note 6). The amendment was made effective December 16, 2013 and the stock grant was valued as of that date at $825,000 in accordance with FASB ASC Topic 718.

On January 27, 2014, the Company issued 769,296 shares of common stock upon the cashless exercise of 983,000 warrants to purchase shares of common stock for $0.50 per share based on a current market value of $2.30 per share as determined under the terms of the warrant.

On January 28, 2014, the Company issued 87,144 shares of common stock to the holders of notes with a term of three years, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest of $43,572 due as of December 31, 2013.

F-24

On January 28, 2014, the Company issued 399,525 shares of common stock upon the cashless exercise of 570,500 warrants to purchase shares of common stock for $0.75 per share based on a current market value of $2.50 per share as determined under the terms of the warrant.

On January 30, 2014, the Company issued 55,695 shares of common stock upon the conversion of a note with principal and accrued interest totaling $27,847, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On January 31, 2014, the Company issued 25,000 shares of common stock to an unrelated third party pursuant to an executed agreement to provide public relations and investor relations services. The shares were valued at $52,500.

On February 5, 2014, the Company issued 139,319 shares of common stock to an unrelated third party pursuant to an executed Conversion and Settlement Agreement in satisfaction of the outstanding principal balance of $50,000 and accrued interest totaling $11,300.

On March 19, 2014, the Company issued 25,000 shares of common stock and 6,250 warrants to purchase shares of common stock upon the conversion of a note principal totaling $25,000, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) 1 share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $1.25 per share with a conversion ratio equal to $1.00 per unit.

On March 19, 2014, the Company issued 6,250 shares of common stock upon the exercise of warrants to purchase shares of common stock for $1.25.

From April 21, 2014 to May 8, 2014, the Company sold securities to unaffiliated accredited investors totaling $1,050,260. The securities consist of units, where each unit consists of: (i) one share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase one shares of common stock of the Issuer at an exercise price of $1.10 per share. The price of each unit was $1.10 and 954,782 units were sold.These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. As of February 19, 2016, pursuant to the terms of the warrants issued, the exercise price has been reset to $0.87 due to dilutive issuances made by the Company subsequent to the issuance of these warrants.

On May 16, 2014, the Company issued 70,000 shares of common stock upon the partial conversion of a note principal totaling $35,000, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On May 23, 2014, the Company issued 60,427 shares of common stock and 15,107 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $60,427, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $1.25 per share with a conversion ratio equal to $1.00 per unit.

On June 16, 2014, the Company entered into a Debt Conversion Agreement with Richard MacPherson, the current CEO and a director of the Company ("MacPherson"), 3253517 Nova Scotia Limited (the "Nova Scotia Company") and Eastern Emissions Consultants Incorporated ("Eastern Emissions"). MacPherson is the controlling principal of both the Nova Scotia Company and Eastern Emissions. Pursuant to the Debt Conversion Agreement, the amount of $381,169 (the "MacPherson Debt") due and owing to MacPherson and Eastern Emissions was converted into 346,518 Units of the Company at a conversion price of $1.10 per Unit with each Unit consisting of one share of the Company's common stock, and a five-year warrant to purchase one additional share of common stock at an exercise price of $1.10 per share. The MacPherson Debt consisted of (i) $4,167 of remaining principal owing to MacPherson from a prior debt due to MacPherson for advances payable, most of which was converted into equity of the Company in 2013; (ii) $216,502 of accrued interest owing to MacPherson on such prior advances; (iii) $10,500 owing to MacPherson for certain truck rental fees incurred in 2011; and (iv) $150,000 owing to Eastern Emissions for unpaid consulting fees through December 31, 2013 under a Consulting Agreement between the Company and Eastern Emissions entered into as of January 10, 2012. The Units acquired by the Nova Scotia Company have the same terms as the units recently sold to certain accredited investors in a private placement. As of February 19, 2016, pursuant to the terms of the warrants issued, the exercise price has been reset to $0.87 due to dilutive issuances made by the Company subsequent to the issuance of these warrants.

F-25

On June 24, 2014, the Company issued 41,922 shares of common stock upon the conversion of a note with principal and accrued interest totaling $20,961, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On July 14, 2014, the Company issued 50,181 shares of common stock upon the conversion of a note with principal and accrued interest totaling $25,090, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On August 28, 2014, the Company issued 30,475 shares of common stock upon the conversion of a note with principal and accrued interest totaling $15,237, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On September 22, 2014, the Company issued 12,174 shares of common stock and 3,044 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $12,174, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $1.25 per share with a conversion ratio equal to $1.00 per unit.

On September 25, 2014, the Company issued 5,238 shares of common stock upon the cashless exercise of 10,000 warrants to purchase shares of common stock for $0.50 per share based on a market value of $1.05 per share as determined under the terms of the warrant.

On October 6, 2014, the Company issued 153,958 shares of common stock upon the conversion of a note with principal and accrued interest totaling $76,979, that bear interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On October 9, 2014, the Company issued 50,000 shares of common stock to an unrelated third party pursuant to an executed agreement to provide public relations and investor relations services. The shares were valued at $44,000.

On January 1, 2015, the Company issued 170,500 shares of common stock to the holders of notes which mature in 2018, bearing interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of December 31, 2014.

On January 30, 2015, the Company issued 20,161 shares of common stock upon the conversion of a note with principal totaling $10,000 and accrued interest of $81, that bears interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On February 20, 2015, the Company issued 32,604 shares of common stock and 8,151 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $32,603, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $1.25 per share with a conversion ratio equal to $1.00 per unit.

From April 28, 2015 through September 30, 2015, the Company issued 6,474,703 shares of common stock and 1,618,680 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $3,237,370, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $1.00 per share with a conversion ratio equal to $0.50 per unit. The Company recognized a non-cash inducement expense of $1,123,380 associated with these conversions as they took place during the initial 45 day period after the amendment, prior to the conversion rate resetting to $0.75.

F-26

On May 8, 2015, the Company issued 103,527 shares of common stock upon the conversion of a note with principal totaling $50,000 and accrued interest of $1,764, that bears interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On July 1, 2015, the Company issued 164,500 shares of common stock to the holders of notes which mature in 2018, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of June 30, 2015.

Note 13 - Stock Based Compensation

Effective July 20, 2005, the Board of Directors of the Company approved the 2005 Stock Option and Restricted Stock Plan (the "2005 Plan"). The 2005 Plan reserves approximately 136,364 post Reverse Stock Split shares of common stock for grants of incentive stock options, nonqualified stock options, warrants and restricted stock awards to employees, non-employee directors and consultants performing services for the Company. Options and warrants granted under the 2005 Plan have an exercise price equal to or greater than the fair market value of the underlying common stock at the date of grant and become exercisable based on a vesting schedule determined at the date of grant. The options expire 10 years from the date of grant whereas warrants generally expire 5 years from the date of grant. Restricted stock awards granted under the 2005 Plan are subject to a vesting period determined at thedate of grant.

On May 6, 2009, the Board of Directors adopted, subject to stockholder approval, which was obtained at the annual stockholders meeting held on June 19, 2009, an amendment to the 2005 Plan that increased the number of shares subject to the Stock Plan. The total number of shares subject to the Stock Plan was revised to 454,545 shares by the Reverse Stock Split. On October 9, 2014, the Board of Directors terminated this plan upon the approving an amendment to the 2014 Equity Incentive Plan.

On January 10, 2014, the Board of Directors of the Company approved and adopted, subject to stockholder approval, which was obtained at the annual stockholders meeting held on November 16, 2014, the Midwest Energy Emissions Corp. 2014 Equity Incentive Plan (the "Equity Plan"). The number of shares of the Company's Common Stock that may be issued under the Equity Plan is 2,500,000 shares, subject to the adjustment for stock dividends, stock splits, recapitalizations and similar corporate events.Eligible participants under the Equity Plan shall include officers, employees of or consultants to the Company or any of its subsidiaries, or any person to whom an offer of employment is extended, or any person who is a non-employee director of the Company. On October 9, 2014, the Board of Directors approved and adopted the First Amendment to the plan, subject to stockholder approval, which was obtained at the annual stockholders meeting held on November 18, 2014, which increased the number of shares issuable under the plan to 7,500,000.

The Company accounts for stock-based compensation awards in accordance with the provisions of ASC 718, which addresses the accounting for employee stock options which requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the consolidated financial statements over the vesting period based on the estimated fair value of the awards.

F-27

A summary of stock option activity for the years ended December 31, 2015 and 2014 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
December 31, 2013	385,458	10.83	4.2	-
Grants	4,710,000	0.95	4.5	-
Cancellations	-	-	-	-
December 31, 2014	5,095,458	1.70	4.5	-

Grants	2,150,000	0.55	4.6	-
Cancellations	(525,000)	-	-	-
December 31, 2015	6,720,458	1.35	3.7	-

Options exercisable at:
December 31, 2014	3,095,458	2.31	4.5	-
December 31, 2015	3,420,458	2.05	3.3	-

The Company utilized the Black-Scholes options pricing model. The significant assumptions utilized for the Black Scholes calculations consist of an expected life of equal to the expiration term of the option, historical volatility of 85.8%, and a risk free interest rate of 3%.

On January 1, 2014, the Company granted nonqualified stock options to acquire 250,000 shares each of the Company's common stock to James Trettel and Keith McGee. The options granted are exercisable at $0.595 per share, representing the fair market value of the common stock as of the date of grant. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model these options were valued at $224,850 in accordance with FASB ASC Topic 718.

On January 30, 2014, the Company granted the following nonqualified stock options to acquire an aggregate of 1,140,000 shares of the Company's common stock under the Company's Equity Plan:

Alan Kelley	500,000
John Norris	150,000
Rich Gross	100,000
Marc Sylvester	250,000
Jay Rifkin	105,000
Chris Greenberg	35,000
1,140,000

F-28

The options granted are exercisable at $1.20 per share, representing the fair market value of the common stock as of the date of grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $1,963,825 in accordance with FASB ASC Topic 718. On November 9, 2015, Jay Rifkin resigned as a director of the Company. Per the terms of the option issued, Mr. Rifkin's stock options were terminated on February 7, 2016.

On January 31, 2014, pursuant to a representation agreement to provide public and investor relations services, the Company issued QualityStocks, LLC 25,000 shares of common stock. The shares were valued at $52,500.

On April 8, 2014, the Company entered into an agreement with Acorn Management Partners, LLC to provide financial advisory, strategic business planning and professional relations services. The agreement was for one year and can be terminated at any time by either party. Compensation under the agreement includes $50,000 of restricted common stock issued quarterly with the number of shares issued determined by dividing $50,000 by the closing price on the first day of each quarter the contract is in force. On April 22, 2014, the Company issued 38,760 shares of common stock based on a market value of $1.29 per share as determined under the terms of the agreement. On July 10, 2014, the Company issued 47,619 shares of common stock based on a market value of $1.05 per share as determined under the terms of the agreement.

On April 29, 2014, the Company issued nonqualified stock options to acquire 250,000 shares of the Company's common stock to Chris Greenberg, a current director of the Company, under the Company's Equity Plan. The options granted are exercisable at $1.50 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $265,833 in accordance with FASB ASC Topic 718.

On May 1, 2014, the Company issued nonqualified stock options to acquire 25,000 shares each of the Company's common stock to Chris Greenberg, Jay Rifkin and John Norris, each then a director of the Company, under the Company's Equity Plan. Mr. Greenberg remains a director of the Company. The options granted are exercisable at $1.49 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $85,122 in accordance with FASB ASC Topic 718. On November 9, 2015, Jay Rifkin resigned as a director of the Company. Per the terms of the option issued, Mr. Rifkin's stock option was terminated on February 7, 2016.

On May 1, 2014, the Company issued nonqualified stock options to acquire 10,000 shares each of the Company's common stock to Chris Greenberg and Jay Rifkin and nonqualified stock options to acquire 25,000 shares of the Company's common stock to John Norris, each then a director of the Company, under the Company's Equity Plan. Mr. Greenberg remains a director of the Company. The options are granted and exercisable at $1.49 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $51,073 in accordance with FASB ASC Topic 718. On November 9, 2015, Jay Rifkin resigned as a director of the Company. Per the terms of the option issued, Mr. Rifkin's stock option was terminated on February 7, 2016.

On September 1, 2014, the Company granted nonqualified stock options to acquire 500,000 shares of the Company's common stock to Keith McGee. The options granted are exercisable at $1.15 per share, representing the fair market value of the common stock as of the date of grant. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $353,683 in accordance with FASB ASC Topic 718. On August 14, 2015, Mr. McGee resigned from the Company. Per the terms of the option issued, Mr. McGee's stock option was terminated on November 12, 2015.

F-29

On September 19, 2014, the Company granted nonqualified stock options to acquire 100,000 shares of the Company's common stock to Robert W. O'Neal. The options granted are exercisable at $1.05 per share, representing the fair market value of the common stock as of the date of grant. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $64,586 in accordance with FASB ASC Topic 718.

On October 9, 2014, per an agreement that the Company entered into with Bristol Institutional Relations, the Company issued 50,000 shares of common stock.The shares were valued at $44,000.

On November 16, 2014, the Company entered into an employment agreement with John Pavlish which terms include the issuance of stock options for the purchase of shares of the Company's common stock in the aggregate amount of three million shares, two million of which was issued on November 16, 2014 and one million of which was issued on November 16, 2015, in each case pursuant to the terms of the Company's 2014 Equity Incentive Plan. The options granted are exercisable at $0.74 and $0.45 per share, respectively, representing the fair market value of the common stock as of the date of grant. These options are to vest two years and one year after the original grant dates, respectively, subject to his continued employment. Based on a Black-Sholes valuation model, the value of the issued options was $910,350 and $200,360, respectively in accordance with FASB ASC Topic 718. Compensation expense for the years ended December 31, 2015 and 2014 on the issued options was $480,218 and $56,898, respectively.

On November 24, 2014, the Company granted nonqualified stock options to acquire 100,000 shares of the Company's common stock to Johnny Battle. The options granted are exercisable at $0.93 per share, representing the fair market value of the common stock as of the date of grant. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $56,388 in accordance with FASB ASC Topic 718.

On January 1, 2015, the Company granted nonqualified stock options to acquire 250,000 shares of the Company's common stock to Nick Lentz. The options granted are exercisable at $0.61 per share, representing the fair market value of the common stock as of the date of grant. These options are to vest two years after the original grant date, subject to his continued employment, are exercisable as of the date of vesting and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $93,803 in accordance with FASB ASC Topic 718. Compensation expense for the year ended December 31, 2015 on the issued options was $46,907.

On May 1, 2015, the Company issued nonqualified stock options to acquire 25,000 shares each of the Company's common stock to Chris Greenberg, Jay Rifkin and Brian Johnson, each then a director of the Company, under the Company's Equity Plan. Messrs. Greenberg and Johnson remain directors of the Company. The options granted are exercisable at $0.67 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options are to vest one year after the original grant date, subject to continuing service to the Company, are exercisable as of the date of vesting and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $30,909 in accordance with FASB ASC Topic 718. Compensation expense for year ended December 31, 2015 on the issued options was $20,605. On November 9, 2015, Jay Rifkin resigned as a director of the Company, and his stock option was terminated.

On May 4, 2015, the Company issued nonqualified stock options to acquire 25,000 shares each of the Company's common stock to Jay Rifkin and Brian Johnson, nonqualified stock options to acquire 50,000 shares of the Company's common stock to Chris Lee and nonqualified stock options to acquire 75,000 shares of the Company's common stock to Chris Greenberg, each then a director of the Company, under the Company's Equity Plan. Other than Mr. Rifkin, each remains a director of the Company. The options are granted and exercisable at $0.67 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $74,991 in accordance with FASB ASC Topic 718. Compensation expense for the year ended December 31, 2015 on the issued options was $74,991. On November 9, 2015, Jay Rifkin resigned as a director of the Company. Per the terms of the option issued, Mr. Rifkin's stock option was terminated on February 7, 2016.

F-30

On August 14, 2015, pursuant to an agreement for separation and release effective on that date, the Company issued a five year, fully vested stock option to purchase 100,000 shares of common stock to Keith McGee. The options granted are exercisable at $0.37 per share, representing the fair market value of the common stock as of the date of grant. Based on a Black-Sholes valuation model, these options were valued at $24,050 in accordance with FASB ASC Topic 718. Compensation expense for the year ended December 31, 2015 on the issued options was $24,050.

On September 11, 2015, the Company issued nonqualified stock options to acquire 250,000 shares each of the Company's common stock to James Trettel and Marc Sylvester under the Company's Equity Plan. The options are granted and exercisable at $0.42 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $122,690 in accordance with FASB ASC Topic 718. Compensation expense for the year ended December 31, 2015 on the issued options was $122,690.

On December 23, 2015, the Company issued nonqualified stock options to acquire 50,000 shares of the Company's common stock to Richard Gross under the Company's Equity Plan. The options are granted and exercisable at $0.59 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $19,626 in accordance with FASB ASC Topic 718. Compensation expense for the year ended December 31, 2015 on the issued options was $19,626.

Note 14 - Warrants

Unless sold and issued warrants are subject to the provisions of FASB ASC 815-10, the Company utilized a Black-Scholes options pricing model to value the warrants sold and issued. This model requires the input of highly subjective assumptions such as the expected stock price volatility and the expected period until the warrants are exercised. When calculating the value of warrants issued, the Company uses a volatility factor of 72.4%, a risk free interest rate and the life of the warrant for the exercise period. When sold and issued warrants were valued in accordance with FASB ASC 815-10, the fair value was determined using a Monte Carlo Simulation Model.

On April 21, 2014, the Company entered into an amended and restated letter agreement with ViewTrade Securities Inc. to act as a placement agent for the Company in connection with its private placement offering that was opened on March 19, 2014. Pursuant to this agreement, the Company agreed to issue cashless warrants with an exercise period of five years to ViewTrade entitling ViewTrade to acquire an amount equal to 8% of the shares of common stock sold to investors that are introduced to the Company by ViewTrade. On May 8, 2014, the Company issued ViewTrade cashless warrants with a term of five years to purchase 2,000 shares of common stock with an exercise price of $1.10 per share as compensation for the shares of common stock sold to such investors. The agreement was terminated on May 14, 2014. As of February 19, 2016, pursuant to the terms of the warrants issued, the exercise price has been reset to $0.87 due to dilutive issuances made by the Company subsequent to the issuance of these warrants.

On August 14, 2014, in connection with the issuance of the Note to Lender (see Note 8), the Company issued the Lender a five year warrant (the "Warrant") to purchase 12,500,000 shares of the Company's common stock at $1.00 per share, subject to the following adjustments: (i) adjustment down to $0.75 per share exercise price if the Company fails to achieve EBITDA for 2015 of at least $2,500,000; and (ii) weighted average anti-dilution adjustments to the extent that following the issuance of the Note, the Company issues equity securities or rights to acquire equity securities at an effective purchase price per share of common stock below the conversion price for the Note, subject to carveouts for certain issuances by the Company. At issuance of the Warrant, the Lender shall be entitled upon any exercise of the Warrant to a number of shares of common stock in an amount at least equal to 15% of the aggregate number of then-outstanding shares of capital stock of the Company (as determined on a fully-diluted basis). In addition, if the aggregate number of Warrant Shares purchasable under the Warrant calculated at the time of the initial exercise of the Warrant is less than 15% of the outstanding shares of capital stock of the Company at the time of the initial exercise of the Warrant, the Lender's number of Warrant Shares shall be increased by an amount of shares necessary to cause the number of Warrant Shares to represent 15% of the aggregate number of then-outstanding shares of capital stock of the Company on a fully diluted basis. The Warrant can be converted to shares of common stock through a cashless exercise at the option of the Lender. Per an amendment to the Financing Agreement on March 16, 2015, the purchase price per share was adjusted to $0.50 per share and the purchase price adjustment should the Company fail to meet certain EBITDA levels was eliminated. Per the weighted average anti-dilution adjustment provision, the number of shares to be purchased with warrant has increased to 12,743,728 shares as of December 31, 2015 due to dilutive issuances made subsequent to the issuance of these warrants.

F-31

On August 14, 2014, the Company issued to Drexel, the placement agent for the Financing Agreement (see Note 10) (i) a 5-year warrant to purchase up to 800,000 shares of common stock at $1.00 per share; and (ii) a 5-year warrant to purchase up to 1,000,000 shares of common stock at $0.50 per share, both subject to adjustments similar to the Warrant issued to the Lender. Per the weighted average anti-dilution adjustment provision, the number of shares to be purchased with warrant has increased to 994,862 shares and 1,002,231 shares, respectively, as of December 31, 2015 due to dilutive issuances made subsequent to the issuance of these warrants. Per an amendment of the Company's agreement with Drexel, the purchase price of both of these warrants was decreased to $0.35.

On November 16, 2015, In connection with entering into Amendment No. 2 with the Lender, the Company issued a five year contingent warrant to the Lender to purchase up to 5,000,000 shares of common stock with an exercise price of $0.35 per share, subject to adjustment in a manner similar to the adjustments on the New Notes, which warrant shall be immediately exercisable for 3,600,000 shares with the balance of 1,400,000 shares exercisable proportionately to such additional Senior Convertible Notes up to $1,400,000 purchased by the Lender as described Note 8. At issuance of this warrant, the Lender shall be entitled upon any exercise of the warrant to a number of shares of common stock in an amount at least equal to 4.32% of the aggregate number of then-outstanding shares of capital stock of the Company (as determined on a fully-diluted basis). In addition, if the aggregate number of Warrant Shares purchasable under the Warrant calculated at the time of the initial exercise of the Warrant is less than 4.32% of the outstanding shares of capital stock of the Company at the time of the initial exercise of the Warrant, the Lender's number of Warrant Shares shall be increased by an amount of shares necessary to cause the number of Warrant Shares to represent 4.32% of the aggregate number of then-outstanding shares of capital stock of the Company on a fully diluted basis. The Warrant can be converted to shares of common stock through a cashless exercise at the option of the Lender.

On February 16, 2016, the Company entered into a 2013 Noteholder Modification Agreement (the "Noteholder Modification Agreement") with each of the investors (through their designated Note Agent) of certain secured promissory notes issued by the Company in 2013 (the "2013 Secured Notes"). Such 2013 Secured Notes contain a most favored nations clause ("MFN") which provides that following the Company's completion of an equity or equity-linked new financing (each a "New Financing"), the Company shall provide each of the holders of the 2013 Secured Notes (the "Holders") written notice thereof and a 60 day period in which to exchange the 2013 Secured Notes at a value equal to the outstanding principal balance plus accrued outstanding interest into the same securities as issued in the New Financing. Pursuant to the Noteholder Modification Agreement, which was entered into in order to resolve the differences between the parties as to the applicability of the MFN provision to the Second Amended Financing Agreement, the Company (i) agreed that the exercise price for each share of common stock purchasable with respect to the 2013 Warrants held by currently outstanding Holders be reduced to $0.35 per share of common stock (resulting in the exercise price being reduced for 2013 Warrants exercisable for 3,290,000 shares), and (ii) agreed to issue to such currently outstanding Holders of 2013 Secured Notes in the aggregate warrants to purchase up to 1,600,000 shares of common stock at $0.35 per share, exercisable at any time on or before November 15, 2020. In addition, the Noteholder Modification Agreement provided additional carveouts to the applicability of the MFN provision to certain other transactions in the future as described therein. The warrants are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $495,394 in accordance with FASB ASC Topic 718 and this cost was recorded as settlement charge expense during the year ended December 31, 2015. These warrants are not included in the table of outstanding common stock warrants below.

On February 19, 2016, the Company issued to Drexel pursuant to an amendment to its engagement agreement a 5-year warrant to purchase up to 300,000 shares of common stock at $0.35 per share. The warrant is subject to adjustments similar to the Warrant issued to the Lender on November 16, 2014. Approximately 200,000 of these warrants were owed to Drexel as of December 31, 2015 for services rendered. These warrants are not included in the table of outstanding common stock warrants below.

F-32

The following table summarizes information about common stock warrants outstanding at December 31, 2015:

Outstanding					Exercisable
Exercise Price	Number Outstanding		Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$3.30	11,364		0.36	$3.30	11,364	$3.30
1.25	26,302		0.67	1.25	26,302	1.25
1.00	1,642,680		1.44	1.00	1,642,680	1.00
0.87	1,303,300		3.36	0.87	1,303,300	0.87
0.65	515,000		2.83	0.65	515,000	0.65
0.50	12,743,728	*	3.62	0.50	12,743,728	0.50
0.48	577,750		2.77	0.48	577,750	0.48
0.35	8,887,093	*	3.82	0.35	8,887,093	0.35
$0.50 - $3.30	25,707,217		3.50		25,707,217

Note * All warrants exercisable at $0.50 and 5,597,093 warrants exercisable at $0.35 contain dilution protections that increase the number of shares purchasable at exercise upon the issuance of securities at a price below the current exercise price.

Note 15 - Tax

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows for the years ended December 31:

	2015	2014
Computed tax at the federal statutory rate of 34%	$(4,849,000)	$(1,703,000)
Return to provision adjustment	-	420,000
Debt discounts	3,399,000	(1,010,000)
Other	10,000	7,000
Valuation allowance	1,440,000	2,286,000
Provision for income taxes	$-	$-

F-33

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows at December 31:

	2015	2014
Deferred tax assets:
Accrued Compensation	$2,907,000	$2,638,000
Net operating loss carryforwards	8,303,000	7,185,000
Property and equipment	(3,000)	38,000
Other	62,000	-
Valuation Allowance	(11,269,000)	(9,861,000)

Det deferred tax assets	$-	$-

For the years ended December 31, 2015 and 2014, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2015, the Company had approximately $24,421,000 of net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2031.

Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs.

The Company's effective income tax rates for the years ended December 31, 2015 and December 31, 2014, respectively are different than what would be expected if the statutory rate were applied to net income before income tax expense primarily because of non-deductible change in the fair value of the warrant liability, expense charges in connection with various non-cash financing transactions and other permanent differences.

Note 16 - Subsequent Events

On January 1, 2016, the Company issued 164,500 shares of common stock to the holders of notes with a term of three years, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of December 31, 2015.

On January 28, 2016, the Company entered into Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty (the "Third Amended Financing Agreement") with Lender, pursuant to which Lender agreed to cause its bank to arrange for the issuance to a certain customer of the Company a standby letter of credit in the amount of $2,000,000 (the "Letter of Credit") to permit the Company to enter into a contract for mercury capture program with such customer. The Letter of Credit is to guarantee the Company's performance under its contract with such customer.

Under the Third Amended Financing Agreement, and in consideration for the issuance of the Letter of Credit for the benefit of the Company, the Company shall pay AC Midwest a fee equal to 12.0% per annum of the amount available to be drawn under the Letter of Credit (the "Letter of Credit Fee") payable on the last day of each calendar month. In addition, and in consideration for the issuance of the Letter of Credit, the Company has agreed to issue to AC Midwest (i) a five year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.35 per share of common stock (the "Third Warrant"), and (ii) a Senior Secured Letter of Credit Note (the "LC Note") to evidence any indebtedness owed by the Company arising from any draws made under the Letter of Credit. The Third Warrant shall be subject to certain anti-dilution adjustments including percentage based anti-dilution protection requiring that the aggregate number of shares of common stock purchasable upon its initial exercise not be less than an amount equal to 7.2% of the Company's then outstanding shares of capital stock on a fully diluted basis.

F-34

MIDWEST ENERGY EMISSIONS CORP.

Consolidated Financial Statements

Three and Nine Months Ended September 30, 2016 and 2015

F-35

MIDWEST ENERGY EMISSIONS CORP. AND SUBSIDIARIES

Index to Condensed Consolidated Financial Information

As of the and for the nine months ended September 30, 2016

F-36

MIDWEST ENERGY EMISSIONS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(UNAUDITED)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,047,804	$1,083,280
Accounts receivable	5,242,893	1,150,602
Inventory	765,917	2,715,913
Prepaid expenses and other assets	186,000	161,813
Total current assets	8,242,614	5,111,608

Property and equipment, net	2,379,808	1,243,450
License, net	54,415	58,825
Prepaid expenses and other assets	-	4,058
Customer acquisition costs, net	763,048	897,428
Total assets	$11,439,885	$7,315,369

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$5,190,907	$1,235,162
Deferred revenue	-	2,281,760
Convertible notes payable	3,960,335	2,497,114
Current portion of equipment notes payable	39,043	20,979
Customer rebates	936,500	936,500
Total current liabilities	10,126,785	6,971,515

Convertible notes payable, net of discount	4,042,782	3,175,085
Warrant liability	23,763,000	9,854,400
Accrued interest	75,738	169,202
Equipment notes payable	153,183	90,165
Total liabilities	38,161,488	20,260,367

Stockholders' deficit
Preferred stock, $.001 par value: 2,000,000 shares authorized	-	-
Common stock; $.001 par value; 150,000,000 shares authorized;
49,292,297 shares issued and outstanding as of September 30, 2016
47,194,118 shares issued and outstanding as of December 31, 2015	49,292	47,194
Additional paid-in capital	27,865,654	25,008,016
Accumulated deficit	(54,636,549)	(38,000,208)

Total stockholders' deficit	(26,721,603)	(12,944,998)

Total liabilities and stockholders' deficit	$11,439,885	$7,315,369

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-37

MIDWEST ENERGY EMISSIONS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015

Revenues	11,771,418	3,625,858	24,536,939	6,565,887

Costs and expenses:
Cost of sales	7,821,028	2,704,119	17,612,843	5,545,081
Selling, general and administrative expenses	2,213,849	1,146,223	5,051,835	3,181,646

Total costs and expenses	10,034,877	3,850,342	22,664,678	8,726,727

Operating income (loss)	1,736,541	(224,484)	1,872,261	(2,160,840)

Other (expense) income
Interest expense	(972,930)	(905,713)	(4,079,022)	(5,264,186)
Letter of credit fees	(61,333)	-	(164,667)	-
Change in value of warrant liability	(9,984,541)	144,595	(14,241,141)	1,461,324
Debt conversion costs	-	(161,537)	-	(1,123,380)
State income taxes	(19,561)	(7,705)	(23,772)	(35,930)

Total other (expense) income	(11,038,365)	(930,360)	(18,508,602)	(4,962,172)

Net (loss)	$(9,301,824)	$(1,154,844)	$(16,636,341)	$(7,123,012)

Net (loss) per common share - basic and diluted:	$(0.19)	$(0.02)	$(0.35)	$(0.17)

Weighted average common shares outstanding	47,918,064	46,619,367	47,546,461	41,134,152

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

MIDWEST ENERGY EMISSIONS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated	Stockholders'
	Shares	Par Value	Capital	(Deficit)	Deficit

Balance - December 31, 2015	47,194,118	$47,194	$25,008,016	$(38,000,208)	$(12,944,998)

Stock issued for interest on notes payable	329,000	329	262,871	-	263,200

Stock issued upon debt conversion	348,149	348	173,727	-	174,075

Stock issued upon warrant exercise	31,707	32	26,325	-	26,357

Stock issued upon cashless warrant exercise	1,389,323	1,389	1,427,153	-	1,428,542

Warrants issued	-	-	78,020	-	78,020

Issuance of stock options	-	-	889,542		889,542

Net loss for the period	-	-	-	(16,636,341)	(16,636,341)

Balance - September 30, 2016	49,292,297	$49,292	$27,865,654	$(54,636,549)	$(26,721,603)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-39

MIDWEST ENERGY EMISSIONS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Cash flows from operating activities
Net loss	$(16,636,341)	$(7,123,012)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	967,562	611,173
Amortization of license fees	4,410	4,412
Amortization of discount of notes payable	1,282,283	3,607,645
Amortization of debt issuance costs	500,002	504,090
Amortization of customer acquisition costs	322,605	189,101
Depreciation expense	314,906	75,000
Loss (gain) on change in value of warrant liability	14,241,139	(1,461,324)
Debt conversion costs	1,096,000	1,123,380
PIK Interest	607,401	766,518
Change in assets and liabilities
(Increase) in accounts receivable	(4,280,516)	(701,992)
Decrease in inventory	1,949,996	191,099
(Increase) decrease in prepaid expenses and other assets	(20,129)	29,909
Increase in accounts payable and accrued liabilities	4,240,791	55,381
(Decrease) in deferred revenue	(2,281,760)	(465,901)
Net cash provided by (used in) operating activities	2,308,349	(2,594,521)

Cash flows used in investing activities
Purchase of property and equipment	(1,347,836)	(704,831)
Net cash used in investing activities	(1,347,836)	(704,831)

Cash flows from financing activities
Payment of convertible promissory notes	-	(3,000,000)
Proceeds from the issuance of common stock upon warrant exercise	26,357	-
Payment of equipment notes payable	(22,346)	-
Net cash provided by financing activities	4,011	(3,000,000)

Net increase (decrease) in cash and cash equivalents	964,524	(6,299,352)

Cash and cash equivalents - beginning of period	1,083,280	7,212,114

Cash and cash equivalents - end of period	$2,047,804	$912,762

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$279,293	$10,134
State Taxes	$23,727	$35,930

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Equipment purchases included in note payable	$103,428	$57,007
Stock Issued for interest on notes payable	$103,635	$161,580
Conversion of debt and accrued interest to equity	$-	$3,331,817
Conversion of accounts receivable to customer aquistion costs	$188,225	$-
Conversion of accrued interest to debt	$719,733	$1,104,349

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-40

Midwest Energy Emissions Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1 - Organization

Midwest Energy Emissions Corp.

Midwest Energy Emissions Corp. (the “Company") is organized under the laws of the State of Delaware with 150,000,000 authorized shares of common stock, par value $.001 per share and 2,000,000 authorized shares of preferred stock, par value $0.001 per share.

MES, Inc.

MES, Inc. is incorporated in the State of North Dakota. MES, Inc. is a wholly owned subsidiary of Midwest Energy Emissions Corp. and is engaged in the business of developing and commercializing state of the art control technologies relating to the capture and control of mercury emissions from coal fired boilers in the United States and Canada.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

In management’s opinion, the unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position as of September 30, 2016, and results of operations, changes in stockholders’ deficit and cash flows for all periods presented. The interim results presented are not necessarily indicative of results that can be expected for a full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. The Company maintains its cash in three accounts with one financial institution, which at times may exceed federally insured limits.

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In addition, per the financing agreement entered into with AC Midwest LLC (the “Lender”) (see Note 8), the Company is not permitted to use cash to pay interest accruing on unsecured convertible promissory notes. Also, should the Company be unable to raise sufficient capital to pay off such notes or otherwise induce the holders thereof to convert their notes to common stock, it will not be permitted to pay them off under the terms of the Financing Agreement without the prior consent of the Lender.

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At September 30, 2016 and December 31, 2015, the allowance for doubtful accounts was zero.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Recoverability of Long-Lived and Intangible Assets

The Company has adopted ASC 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the long-lived and or intangible assets would be adjusted, based on estimates of future discounted cash flows. During the quarter ended September 30, 2016, as a result of recurring losses and an accumulated deficit, the Company identified a triggering event requiring a test for the recoverability of long-lived assets and intangible assets. Assessing the recoverability of long-lived assets and intangible assets requires significant judgments and estimates by management. Management concluded that the fair value of long-lived assets and intangible assets exceeded their carrying value and as such, no impairment charges were recognized for the quarters ended September 30, 2016 and 2015, respectively.

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A significant decrease in the market price of a long-lived asset, adverse change in the use or condition of a long-lived asset, adverse change in the business climate or legal or regulatory factors impacting a long-lived asset and intangible assets and continued operating losses, accumulated deficit and cash flow deficiencies among other indicators, could cause a future assessment to be performed which may result in an impairment of long-lived assets and intangible assets resulting in a material adverse effect on the financial position and results of operations of the Company.

Stock-Based Compensation

The Company accounts for stock-based compensation awards in accordance with the provisions of ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires equity-based compensation, be reflected in the consolidated financial statements over the period of service which is typically the vesting period based on the estimated fair value of the awards.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks; however, the Company has certain financial instruments that are embedded derivatives associated with capital raises and common stock purchase warrants. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 815-10. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Fair Value of Financial Instruments

The fair value hierarchy has three levels based on the inputs used to determine fair value, which are as follows:

•	Level 1 — Unadjusted quoted prices available in active markets for the identical assets or liabilities at the measurement date.

•	Level 2 — Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

•	Level 3 — Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

The fair value hierarchy requires the use of observable market data when available. In instances where the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

Cash and cash equivalents were the only asset measured at fair value on a recurring basis by the Company at September 30, 2016 and December 31, 2015 and is considered to be Level 1. Warrant liability is considered to be Level 3, and is the only liability measured at fair value on a recurring basis as of September 30, 2016 and December 31, 2015.

F-43

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred revenue, customer rebates and short-term debt. The carrying amounts of these financial instruments approximated fair value at September 30, 2016 and December 31, 2015 due to their short-term maturities. The fair value of the convertible promissory notes payable at September 30, 2016 and December 31, 2015 approximated the carrying amount as the notes were issued during the three years ended December 31, 2015 at interest rates prevailing in the market and interest rates have not significantly changed as of September 30, 2016. The fair value of the convertible promissory notes payable was determined on a Level 2 measurement.

The Company has entered into certain financial instruments and contracts; such as, equity financing arrangements for the issuance of common stock, which include anti-dilution arrangements and detachable stock warrants that are i) not afforded equity classification, ii) embody risks not clearly and closely related to host contracts, or iii) may be net-cash settled by the counterparty. These instruments are recorded as derivative liabilities, at fair value at the issuance date. Subsequent changes in fair value are recorded through the consolidated statements of operations.

The Company’s derivative liabilities are related to detachable common stock purchase warrants (“warrants”) issued in conjunction with debt and warrants issued to the placement agents for financial instrument issuances. We estimate fair values of the warrants that do contain “Down Round Protections” utilizing valuation models and techniques that have been developed and are widely accepted that take into account the additional value inherent in “Down Round Protection.” These widely accepted techniques include “Modified Binomial”, “Monte Carlo Simulation” and the “Lattice Model.” The “core” assumptions and inputs to the “Modified Binomial” model are the same as for “Black-Scholes”, such as trading volatility, remaining term to maturity, market price, strike price, and risk free rates; all Level 2 inputs. Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable. However, a key input to a “Modified Binomial” model (in our case, the “Monte Carlo Simulation”, for which we engaged an independent valuation firm to perform) is the probability of a future capital raise. By definition, this input assumption does not meet the requirements for Level 1 or Level 2 outlined above; therefore, the entire fair value calculation is deemed to be Level 3 under accounting requirements due to this single Level 3 assumption. This input to the Monte Carlo Simulation model was developed with significant input from management based on its knowledge of the business, current financial position and the strategic business plan with its best efforts.

As discussed above, financial liabilities are considered Level 3 when their fair values are determined using pricing models or similar techniques and at least one significant model assumption or input is unobservable. For the Company, the Level 3 financial liability is the derivative liability related to the warrants that include “Down Round Protection” and they were valued using the “Monte Carlo Simulation” technique. This technique, while the majority of inputs are Level 2, necessarily incorporates various assumptions associated with a Capital Raise which are unobservable and, therefore, a Level 3 input.

F-44

The table below provides a summary of the changes in fair value of the warrant liability measured at fair value on a recurring basis:

Balance at January 1, 2015	$5,597,011
Issuance of warrants	1,008,000
Warrants to be issued	55,200
Change in value of warrant liability	3,194,189
Balance at December 31, 2015	$9,854,400

Warrants issued	1,096,000
Warrants Exercised	(1,428,541)
Change in value of warrant liability	14,241,141
Balance at September 30, 2016	$23,763,000

Revenue Recognition

The Company records revenue from sales in accordance with ASC 605, Revenue Recognition (“ASC 605”). The criteria for recognition are as follows:

1. Persuasive evidence of an arrangement exists;

2. Delivery has occurred or services have been rendered;

3. The seller’s price to the buyer is fixed or determinable; and

4. Collectability is reasonably assured.

Determination of criteria (3) and (4) is based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments is provided for in the same period the related sales are recorded.

The Company recorded customer acquisition costs totaling $188,225 through September 30, 2016 and zero during the year ended December 31, 2015. The Company entered into agreements with three new customers during this period. The capitalized balance of customer acquisition costs was $763,048 and $897,428 on September 30, 2016 and December 31, 2015, respectively. Amortization expense for the quarters ended September 30, 2016 and 2015 was $322,605 and $189,101 respectively.

In accordance with the terms of its customer agreements, the Company made progress billings to two customers which relate to the fabrication, delivery and installation of new equipment, which is included as deferred revenue at December 31, 2015 and was recognized as revenue during the nine months ended September 30, 2016 when the equipment was commissioned for use by the customers.

The Company recognizes revenue for product when it is delivered to the customer location.

F-45

The Company generated revenues of $24,536,939 and $6,565,887 for the nine months ended September 30, 2016 and 2015, respectively. The Company generated revenue for the quarters ended September 30, 2016 and 2015 by delivering product and equipment to its commercial customers and completing demonstrations of its technologies at potential customer sites.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s consolidated financial statements are based on a more-likely-than-not recognition threshold. The Company recorded a valuation allowance against all of our deferred tax assets as of September 30, 2016 and December 31, 2015. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. However, given our current earnings and anticipated future earnings, we believe that there is a reasonable possibility that within the next 12 months, sufficient positive evidence will become available to allow us to reach a conclusion that a portion of the valuation allowance will no longer be needed. Release of the valuation allowance would result in the recognition of certain deferred tax assets and a decrease to income tax expense for the period the release is recorded. The exact timing and amount of the valuation allowance release are subject to change on the basis of the level of profitability that we are able to actually achieve. When necessary, the Company would accrue penalties and interest related to unrecognized tax benefits as a component of income tax expense.

The Company and its subsidiaries file a consolidated income tax return in the U.S. federal jurisdiction and three state jurisdictions. The Company is no longer subject to U.S. federal examinations for years prior to 2013 or state tax examinations for years prior to 2012.

Basic and Diluted Income (Loss) per Common Share

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted income (loss) per share reflects the potential dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. There were no dilutive potential common shares as of September 30, 2016 and 2015, because the Company incurred net losses and basic and diluted losses per common share are the same. For the nine months ended September 30, 2016, basic and diluted earnings per share approximated each other. Dilutive potential common shares as of September 30, 2016 and 2015 were approximately 60.20 million shares and 21.8 million shares, respectively. Anti-dilutive potential common shares as of September 30, 2016 and 2015 were approximately .6 million shares and 28.0 million shares, respectively.

Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist of cash and equivalents on deposit with financial institutions and accounts receivable. The Company’s cash as of September 30, 2016 and December 31, 2015 is on deposit in a non-interest-bearing transaction account that is subject to FDIC deposit insurance limits. For the quarters ended September 30, 2016 and 2015, 100% of the Company’s revenue related to eight and five customers, respectively. For the nine months ended September 30, 2016 and 2015, 100% of the Company’s revenue related to eight and five customers, respectively. At September 30, 2016 and December 31, 2015, 100% of the Company’s accounts receivable related to eight and five customers, respectively.

F-46

Contingencies

Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

Recently Issued Accounting Standards

In May, 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) Summary - The FASB has made available Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers: Topic 606. ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. This ASU also supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: .

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

F-47

For a public entity, the amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

In August, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to continue as a Going Concern. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

In April, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03,Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The amendments should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. Upon transition, an entity is required to comply with the applicable disclosures for a change in an accounting principle. These disclosures include the nature of and reason for the change in accounting principle, the transition method, a description of the prior-period information that has been retrospectively adjusted, and the effect of the change on the financial statement line items (i.e., debt issuance cost asset and the debt liability). We have adopted this standard in the current presentation of the Company’s consolidated financial statements and required disclosures. By adopting this standard, the Company’s balance sheet presentation has changed as certain assets have been reclassified to a liability. The adoption does not alter the accounting for the amortization of debt issuance costs

In June, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-11,Inventory (Subtopic 330): Simplifying the measurement of Inventory. The amendments in this ASU require inventory be measured at the lower of cost and net realizable value. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

F-48

In November 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is intended to simplify the presentation of deferred income taxes. Deferred tax liabilities and assets will be classified as noncurrent in a classified statement of financial position, and the current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount remains the same. This ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

In February, 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-11, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and right-of-use asset at the commencement date for all leases, with the exception of short term leases. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

In March, 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-09, Stock Compensation (Topic 718). This amendment is intended to improve and simplify the accounting for employee share-based payments including areas such as (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.. For public business entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. We are currently assessing the impact this standard will have on the Company’s consolidated financial statements and required disclosures.

Note 3 - Going Concern

The accompanying consolidated financial statements as of September 30, 2016 have been prepared assuming the Company will continue as a going concern. The Company’s outstanding convertible notes payable with its senior lender raises doubt about the Company’s ability to continue as a going concern. As of September 30, 2016, we project that we will fail to remain in compliance with certain covenants with our senior lender in the next twelve months. On November 1, 2016 an amended and restated financing agreement was executed with the senior lender, with closing subject to raising $10 Million in an equity offering. Success in securing this additional financing in order to close this amended agreement is critical. No assurances can be given that the Company will be able to complete this fund raising activity.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 - Inventory

During the year ended December 31, 2015, the Company began the production of equipment to be sold to its customers. As of September 30, 2016 and December 31, 2015, costs totaling $196,198 and $2,430,846, respectively, were incurred for component purchases and progress billings from subcontractors on these projects. These costs will be recorded as cost of sales as the systems are commissioned for use by the Company’s customers. The Company also held product supply inventory valued at $569,728 and $285,067 as of September 30, 2016 and December 31, 2015, respectively.

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Note 5 - Property and Equipment, Net

Property and equipment at September 30, 2016 and December 31, 2015 are as follows:

	September 30,	December 31,
	2016	2015

Equipment & Installation	$1,738,291	$1,113,310
Trucking Equipment	926,614	648,328
Office Equipment	27,155	27,155
Computer Equipment and Software	108,376	97,530
Total Equipment	2,800,436	1,886,323

Less: Accumulated Depreciation	(1,271,794)	(956,887)
Construction in Process	851,166	314,014
	$2,379,808	$1,243,450

The Company uses the straight-line method of depreciation over 3 to 5 years. During the nine months ended September 30, 2016 and 2015 depreciation expense charged to operations was $264,000 and $75,000, respectively.

Note 6 - License Agreement

On January 15, 2009, the Company entered into an "Exclusive Patent and Know-How License Agreement Including Transfer of Ownership" with the Energy and Environmental Research Center Foundation, a non-profit entity (“EERCF”). Under the terms of the Agreement, the Company has been granted an exclusive license by EERCF for the technology to develop, make, have made, use, sell, offer to sell, lease, and import the technology in any coal-fired combustion systems (power plant) worldwide and to develop and perform the technology in any coal-fired power plant in the world. Amendments No. 4 and No. 5 to this agreement were made effective as of December 16, 2013 and August 14, 2014, respectively, expanding the number of patents covered, eliminated certain contract provisions and compliance issues and restructured the fee payments and buyout provisions while granting EERCF equity in the Company. This agreement now applies to 29 domestic and foreign patents and patent applications.

The Company paid EERCF $100,000 in 2009 for the license to use the patents and at the option of the Company can pay $2,500,000 and issue 875,000 shares of common stock for the assignment of the patents or pay the greater of the license maintenance fees or royalties on product sales for continued use of the patents. The license maintenance fees are $25,000 due monthly beginning in January 1, 2014 and continuing each month thereafter. The running royalties are $100 per one megawatt of electronic nameplate capacity and $100 per three megawatt per hour for the application to thermal systems to which licensed products or licensed processes are sold by the Company, associate and sublicenses. Running royalties are payable by the Company within 30 days after the end of each calendar year to the licensor and may be credited against license maintenance fees paid. There were no royalties due for 2015. For 2016, the Company will owe approximately $961,000 based on the current EGU’s in operation, with approximately $661,000 due in January 2017 if the Company has not received the assignment of the patents from the EERCF. For the nine months ended September 30, 2016, the Company has recorded $481,585 of royalty expense which is included in accrued expenses.

F-50

The Company is required to pay EERCF 35% of all sublicense income received by the Company, excluding royalties on sales by sublicensees. Sublicense income is payable by the Company within 30 day after the end of each calendar year to the licensor. This requirement ends at the time the Company pays for the assignment of the patents. There was no sublicense income in 2016 or 2015.

License costs capitalized as of September 30, 2016 and December 31, 2015 are as follows:

	September 30,	December 31,
	2016	2015

License	$100,000	$100,000
Less: Accumulated Amortization	45,585	41,175
License, Net	$54,415	$58,825

The Company is currently amortizing its license to use EERCF’s patents over their estimated useful life of 17 years when acquired. During the quarters ended September 30, 2016 and 2015, amortization expense charged to operations was $4,410 and $4,410, respectively. Estimated annual amortization for each of the next five years is approximately $5,900.

F-51

Note 7 - Convertible Notes Payable

The Company has the following convertible notes payable outstanding as of September 30, 2016 and December 31, 2015:

	2016	2015

Unsecured convertible promissory notes which have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) one share of common stock of the Company, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $0.50 per share. The conversion ratio shall be equal to $0.75 per unit.	$294,273	$357,483

Unsecured convertible promissory notes which have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Company, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Company at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit.	782,469	735,293

Secured convertible promissory notes which mature on July 31, 2018, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share.	1,625,000	1,645,000

Secured convertible note which matures on July 31, 2018, bear interest at 12% per annum, an is convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share.	9,646,687	9,062,019

Total convertible notes payable before discount and debt issuance costs	12,348,429	11,799,795

Less discounts	(3,130,837)	(4,413,119)
Less debt issuance costs	(1,214,475)	(1,714,477)

Total convertible notes payable	8,003,117	5,672,199

Less Current Portion	3,960,335	2,497,114

Convertible notes payable, net of current portion	$4,042,782	$3,175,085

As of September 30, 2016, scheduled principal payments due on convertible notes payable are as follows:

Twelve months ended September 30,
2017	$3,960,335
2018	8,388,094
$12,348,429

F-52

From April 26, 2012 to January 24, 2013, the Company sold convertible notes to unaffiliated accredited investors totaling $2,675,244. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) one share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $1.25 per share. The initial conversion ratio shall be equal to $1.00 per unit. The notes may be converted at the option of the holder at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Interest expense for the nine months ended September 30, 2016 and 2015, was $33,390 and $197,951, respectively.

During the year ended December 31, 2015, the Company and certain holders of these notes entered into amendments which (i) extend the maturity dates by 12 months from their original maturity dates; (ii) reduce the conversion price from $1.00 to $0.50 per unit for a period of 45 days and $0.75 thereafter; and (iii) reduce the exercise of the warrant included in the unit from $1.25 to $1.00 per share. During the year ended December 31, 2015, the holders of these notes totaling $3,112,883 converted their notes into equity of the Company. The Company has converted this balance and along with accrued interest of $124,352 into 6,474,717 shares of common stock and 1,618,680 warrants to purchase common stock. The Company recognized a non-cash inducement expense of $1,123,380 associated with these conversions as they took place during the initial 45 day period after the amendment, prior to the conversion rate resetting to $0.75. As of September 30, 2016 and December 31, 2015, total principal of $294,273 and $357,483, respectively, was outstanding on these notes to the remaining note holders that did not convert. During the nine months ended September 30, 2016, the Company and the holders of the outstanding notes have entered into amendments which (i) extend the maturity dates by 12 months from their original maturity dates; (ii) reduce the conversion price from $0.75 to $0.50 per unit; and (iii) reduce the exercise of the warrant included in the unit from $1.00 to $0.75 per share. On August 22, 2016 the Company issued 218,440 shares of common stock and 54,610 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $109,220. As of October 24, 2016, all outstanding balances on these notes were converted into equity (see Note 15).

From April 5 through May 10, 2013, the Company sold convertible notes to unaffiliated accredited investors totaling $405,000. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Interest expense for the nine months ended September 30, 2016 and 2015, was $50,209 and $45,088, respectively. As of September 30, 2016 and December 31, 2015, total principal of $541,268 and $520,625, respectively, was outstanding on these notes. During the three months ended June 30, 2016, the Company and the holders of these notes have entered into amendments which (i) extend the maturity dates by six months from their original maturity dates and (ii) leave all other terms unchanged during this extension period. On August 23, 2016 the Company issued 89,132 shares of common stock and 22,383 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $44,566. As of October 24, 2016, all outstanding balances on these notes were converted into equity (see Note 15).

On June 27 and June 30, 2013, the Company converted advances payable from then related parties into convertible notes totaling $1,036,195. The notes have a term of three years, bear interest at 12% per annum, and are convertible into units, where each unit consists of: (i) 1 share of common stock of the Issuer, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock of the Issuer at an exercise price of $0.75 per share. The initial conversion ratio shall be equal to $0.50 per unit. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. During the year ended December 31, 2014, a total of $866,211 of these notes together with the accrued interest thereon were converted into equity of the Company, leaving one note with such then related parties outstanding. Interest expense for the nine months ended September 30, 2016 and 2015, was $20,889 and $18,591, respectively. As of September 30, 2016 and December 31, 2015, total principal of $241,201 and $214,668, respectively, was outstanding on this remaining note. As of June 30, 2016, the outstanding note reached its maturity date and has not been extended by the note holder. Such note will continue to accrue interest until converted or repaid. As of October 24, 2016, all outstanding balances on these notes were converted into equity (see Note 15).

F-53

From July 30, 2013 through December 24, 2013, the Company sold convertible notes and warrants to unaffiliated accredited investors totaling $1,902,500. The notes have a term of three years, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share. For each dollar invested, the investor received two warrants to purchase one shares of common stock of the Issuer at an exercise price of $0.75 per share. The notes may be converted at any time and from time to time in whole or in part prior to the maturity date thereof. These securities were sold in reliance upon the exemption provided by Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D promulgated under the Securities Act. Subject to an allonge entered into by the noteholder agent representing this class of noteholders and the Company, the maturity date on all of these convertible notes was extended to July 31, 2018. Interest expense for the quarters ended September 30, 2016 and 2015, was $40,750 and $41,126, respectively. A discount on the notes payable of $841,342 was recorded based on the value of the warrants issued using a Black-Scholes options pricing model. Amortized interest expense for the quarters ended September 30, 2016 and 2015 on this discount was $114,511 and $101,555, respectively. As of September 30, 2016 and December 31, 2015, total principal of $1,625,000 was outstanding on these notes. On August 23, 2016, the Company issued 40,577 shares of common stock upon the conversion of a note with principal and accrued interest totaling $20,289.

On August 14, 2014, the Company and its wholly-owned subsidiary MES, Inc. (“MES, and together with the Company, collectively the “Companies”) entered into a financing agreement (the “Financing Agreement”) with a newly created independent entity, AC Midwest Energy LLC (the “Lender”). Pursuant to the Financing Agreement, the Company borrowed $10,000,000 from the Lender, evidenced by a convertible note (the “Note”) maturing July 31, 2018, secured by all the assets of the Companies. All the indebtedness under the Note was convertible into common stock of the Company at $1.00 per share, subject to the following adjustments: (i) an adjustment of the price per share down to $0.75 per share if the Company fails to generate EBITDA (earnings before taxes, interest, depreciation and amortization ) of at least $2,500,000 for calendar year 2015; and (ii) weighted average anti-dilution adjustments to the extent that following the issuance of the Note, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the Note, subject to carveouts for certain exempt issuances by the Company. Per an amendment to the Financing Agreement discussed below, the conversion price was adjusted to $0.50 per share and the adjustment to the price per share for failing to generate a certain level of EBITDA was eliminated.

The Note bears interest at 12% per annum, to be paid at the rate of: (i) 12% payment in kind or “PIK” for year one; (ii) 2% cash and 10% PIK for year two; and (iii) 12% all cash for years three and four. The PIK interest is paid by increasing the principal balance of the Note by the PIK amount. The Note cannot be prepaid without the Lender’s consent before its second anniversary, and thereafter at 105% of the outstanding indebtedness evidenced by the Note, subject to the right of the Lender to convert the outstanding indebtedness to the Company’s common stock prior to prepayment. Principal amortization of the Note is to begin with the first quarter following the second year of the Note at the rate of 7.5% of the original principal amount per quarter and to continue each quarter thereafter, with all unpaid interest to be due at maturity. In the event of default, the interest rate on the Note will be increased by an additional 3% per annum. The Financing Agreement contains numerous affirmative obligations and negative covenants. Interest expense for the nine months ended September 30, 2016 and 2015 was $1,020,406 and $788,239, respectively. As of September 30, 2016 and December 31, 2015, total principal of $9,646,686 and $9,062,019, respectively, was outstanding on this note.

F-54

On March 16, 2015, the Company entered into a Waiver and Amendment to Financing Agreement, and Reaffirmation of Guaranty with AC Midwest Energy, LLC (“Amendment”). This Amendment decreased the conversion price of the convertible note and exercise price of the outstanding warrants to $0.50, respectively. The Company repaid $3,000,000 of outstanding principal on the convertible note as of the close of the Amendment. The Company agreed to new financial covenants as part of the Amendment, which included a waiver for the compliance of certain covenants in the periods prior to the date of the Amendment. In connection with the change in the conversion terms and repayment of principal, the Company incurred a loss of $2,246,105 on this date which was primarily related to accelerated amortization of the discount on convertible notes payable and is included in interest expense.

On November 16, 2015, the Companies entered into Waiver and Amendment No. 2 to Financing Agreement, and Reaffirmation of Guaranty (the “Amendment No. 2”) with the Lender. Pursuant to Amendment No. 2, the Company issued a new Senior Secured Convertible Note of $600,000 (“First New Note”) purchased by the Lender. In addition, Amendment No. 2 allows for two additional Senior Secured Convertible Notes totaling up to $1,400,000 (which together with the First New Note are referred to herein as the “New Notes”) to be purchased by Lender during 2016 subject to certain conditions being met by both parties. All the indebtedness under the New Notes shall be convertible into common stock of the Company at $0.50 per share, subject to weighted average anti-dilution adjustments to the extent that following the issuance of the New Notes, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the New Notes. As of January 31, 2016, the Company’s right to sell one additional New Note for $400,000 expired. The remaining $1,000,000 available with this amendment must be sold to Lender by June 30, 2016. In connection with Amendment No. 2, the Company was required to issue Drexel approximately 200,000 warrants and pay $21,000 as compensation for services rendered. This liability was settled with an amendment to the engagement letter with Drexel on February 19, 2016. These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for the warrants to be issued was $55,200. These costs were recorded as debt issuance costs.

On January 28, 2016, the Company entered into Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty (the “Third Amended Financing Agreement”) with Lender, pursuant to which Lender agreed to cause its bank to arrange for the issuance to a certain customer of the Company a standby letter of credit in the amount of $2,000,000 (the “Letter of Credit”) to permit the Company to enter into a contract for mercury capture program with such customer. The Letter of Credit is to guarantee the Company’s performance under its contract with such customer. Under the Third Amended Financing Agreement, and in consideration for the issuance of the Letter of Credit for the benefit of the Company, the Company shall pay AC Midwest a fee equal to 12.0% per annum of the amount available to be drawn under the Letter of Credit (the “Letter of Credit Fee”) payable on the last day of each calendar month. No amounts were received on this letter of credit as of September 30, 2016.

F-55

Note 8 - Equipment Notes Payable

The Company has the following equipment notes payable outstanding as of September 30, 2016 and December 31, 2015:

	Current Balance	2015

On September 30, 2015, the Company entered into a retail installment purchase contract in the amount of $57,007, secured by a 2016 Dodge Ram 5500 purchased on that date. This installment loan bears interest at a fixed rate of 4.22% and the Company shall make 60 monthly payments of $1,056 beginning October 30, 2015.	$46,546	$54,433

On December 15, 2015, the Company entered into a retail installment purchase contract in the amount of $56,711, secured by a 2016 Dodge Ram 5500 purchased on that date. This installment loan bears interest at a fixed rate of 4.22% and the Company shall make 60 monthly payments of $1,050 beginning January 15, 2016.	48,947	56,711

On March 8, 2016, the Company entered into a retail installment purchase contract in the amount of $46,492, secured by a 2016 Dodge Ram 2500 purchased on that date. This installment loan bears interest at a fixed rate of 5.62% and the Company shall make 72 monthly payments of $764 beginning April 8, 2016.	43,176	-

On May 26, 2016, the Company entered into a retail installment purchase contract in the amount of $56,936, secured by a 2016 Dodge Ram 5500 purchased on that date. This installment loan bears interest at a fixed rate of 4.89% and the Company shall make 60 monthly payments of $1,072 beginning June 26, 2016.	53,557	-

Total equipment notes payable	192,226	111,144

Less Current Portion	39,043	20,979

Convertible notes payable, net of current portion	$153,183	$90,165

As of September 30, 2016, scheduled principal payments due on convertible notes payable are as follows:

Twelve months ended September 30,
2017	$39,044
2018	40,897
2019	42,841
2020	44,878
2021	20,203
2022	4,363
$192,226

F-56

Note 9 - Warrant Liability

On August 14, 2014, Company issued the Lender a warrant to purchase 12,500,000 shares of the Company’s common stock at $1.00 per share, subject to the adjustments (see Note 13 for changes to the terms of these warrants). The Company also issued to Drexel for the transaction: (i) a 5-year warrant to purchase up to 800,000 shares of common stock at $1.00 per share; and (ii) a 5-year warrant to purchase up to 1,000,000 shares of common stock at $0.50 per share, both subject to adjustments similar to the Warrant issued to the Lender (see Note 13 for changes to the terms of these warrants). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for all warrants issued was $9,801,200. The warrants issued to Drexel were valued at $1,251,200 and were recorded as transaction costs associated with Financing Agreement. As of December 31, 2015, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $7,872,000. As of March 31, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $5,199,000 and a gain for the change in value of the liability of $2,673,000 was recognized. As of June 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $10,546,000 and a loss for the change in value of the liability of $5,347,000 was recognized. During the three months ended September 30, 2016, Drexel and its assigns exercised 1,024,929 warrants (see Note 11). A loss for the change in value of the liability of $659,686 was recognized at the times of these exercises. The value of the shares exercise, totaling $1,428,541, was recorded in Additional Paid in Capital at the time of these exercises. As of September 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $16,234,000 and a loss for the change in value of the liability of $6,456,856 was recognized. The significant assumptions considered by the model were the remaining term of the warrants, operational forecasts provided by the Company, the fair value per share stock price of $1.41 and $0.33, a risk free treasury rate for 0.88% and 0.92% and an expected volatility rate of 98.4% and 85.8% at September 30, 2016 and December 31, 2015, respectively.

On November 16, 2015, Company issued the Lender a contingent warrant to purchase up to 5,000,000 shares of the Company’s common stock at $0.35 per share, subject to adjustments, which warrant shall be immediately exercisable for 3,600,000 shares with the balance of 1,400,000 shares exercisable proportionately to such additional Senior Convertible Notes up to $1,400,000 purchased by the Lender (see Note 13 for the terms of these warrants). These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for all warrants issued was $1,008,000. $840,000 of this amount was considered a waiver fee and was recorded as a settlement charge. $168,000 was recorded as a discount on notes payable. As of December 31, 2015, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $1,872,000. As of March 31, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $1,476,000 and a gain for the change in value of the liability of $396,000 was recognized. As of June 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $2,844,000 and a loss for the change in value of the liability of $1,368,000 was recognized. As of September 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $4,608,000 and a loss for the change in value of the liability of $1,764,000 was recognized.

On January 28, 2016, in consideration for the issuance of the Letter of Credit, the Company has agreed to issue to Lender (i) a five year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.35 per share of common stock (the “Third Warrant”), and (ii) a Senior Secured Letter of Credit Note (the “LC Note”) to evidence any indebtedness owed by the Company arising from any draws made under the Letter of Credit. The Third Warrant shall be subject to certain anti-dilution adjustments including percentage based anti-dilution protection requiring that the aggregate number of shares of common stock purchasable upon its initial exercise not be less than an amount equal to 7.2% of the Company’s then outstanding shares of capital stock on a fully diluted basis. These warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model. The fair value of the warrant liability on the issuance date for all warrants issued was $1,040,000. As of March 31, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $840,000 and a gain for the change in value of the liability of $200,000 was recognized. As of June 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $1,580,000 and a loss for the change in value of the liability of $740,000 was recognized. As of September 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $2,540,000 and a loss for the change in value of the liability of $960,000 was recognized.

F-57

On February 19, 2016, in connection to Amendment No. 2 and Amendment No. 3, the Company issued Drexel: a 5-year warrant to purchase up to 300,000 shares of common stock at $0.35 per share as compensation for services rendered. 200,000 of these warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model as of November 16, 2015. The fair value of the warrant liability on the issuance date for the warrants to be issued was $55,200 which was recorded as debt issuance costs. As of December 31, 2015, per a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $110,400 and a loss for the change in value of the liability of $55,200 was recognized. 100,000 of these warrants were valued in accordance with FASB ASC 815-10 as liabilities using a Monte Carlo Simulation Model as of January 28, 2016. The fair value of the warrant liability on the issuance date for the warrants to be issued was $56,000 which was recorded as warrant issuance costs. As of March 31, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $126,000 and a gain for the change in value of the liability of $40,400 was recognized. As of June 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $237,000 and a loss for the change in value of the liability of $111,000 was recognized. As of September 30, 2016, pursuant to a new valuation performed in accordance with FASB ASC 815-10, the total value of these warrants was adjusted to $381,000 and a loss for the change in value of the liability of $144,000 was recognized.

Note 10 - Commitments and Contingencies

As discussed in Note 6, the Company has entered in an “Exclusive Patent and Know-How License Agreement Including Transfer of Ownership” that requires minimum license maintenance costs. The Company is planning on using the intellectual property granted by the patents for the foreseeable future. The license agreement is considered expired on October 14, 2025, the date the patent expires. Future minimum maintenance fee payments are as follows:

For the twelve months ended September 30
2017	$300,000
2018	300,000
2019	300,000
2020	300,000
2021	300,000
Thereafter	1,225,000
$2,725,000

F-58

The Company has the option to pay $2,500,000 and issue 925,000 shares of common stock for the assignment of the patents, and upon doing so, the requirement to make minimum license maintenance costs ends.

Property Leases

On June 1, 2011, the Company entered into a lease for warehouse space in Centralia, Washington, commencing August 1, 2011. The lease is currently operating on a month to month basis. Rent is $1,900 monthly throughout the term of the lease.

On January 27, 2015, the Company entered into a 13-month lease for office space in Lewis Center, Ohio, commencing February 1, 2015. The lease provides for the option to extend the lease for up to five additional years. Rent was abated for the first month of the lease. Rent is $1,378 per month for months two through thirteen. This lease was renewed for 12 months in November 2015. Rent is $1,396 for months for months fourteen through twenty-five.

On July 1, 2015, the Company entered into a five year lease for warehouse space in Corsicana, Texas. Rent is $3,750 monthly throughout the term of the lease and is waived from July 1, 2016 through September 30, 2016.

On September 1, 2015, the Company entered into a three year lease for office space in Grand Forks, North Dakota. Rent is $3,500 monthly for the first year and decreases to $2,500 throughout the remainder of the term of the lease.

Future minimum lease payments under these non-cancelable leases are approximately as follows:

For the twelve months ended September 30,
2017	$82,000
2018	73,000
2019	45,000
2020	34,000
Thereafter	-
$234,000

Rent expense was approximately $106,000 and $103,000 for the nine months ended September 30, 2016 and 2015, respectively.

Fixed Price Contract

The Company’s multi-year contracts with its commercial customers contain fixed prices for product. These contracts expire through 2019 and expose the Company to the potential risks associated with rising material costs during that same period. The Company has entered into long-term contracts for the supply of certain materials through 2017 to offset the impact of potential raising material costs.

Note 11 - Equity

The Company was established with two classes of stock, common stock – 150,000,000 shares authorized at a par value of $0.001 and preferred stock – 2,000,000 shares authorized at a par value of $0.001.

F-59

Common Stock

On January 1, 2016, the Company issued 164,500 shares of common stock to the holders of notes with a term of three years, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of December 31, 2015.

On July 1, 2016, the Company issued 164,500 shares of common stock to the holders of notes with a term of three years, bear interest at 10% per annum, and are convertible into one share of common stock, par value $0.001 per share, with the initial conversion ratio equal to $0.50 per share, as payment for accrued interest due as of June 30, 2015.

On August 3, 2016, the Company issued 15,181 shares of common stock upon the cashless exercise of warrants to purchase 22,458 shares of common stock for $0.35 per share based on a market value of $1.08 per share as determined under the terms of the warrant.

On August 10, 2016, the Company issued 30,361 shares of common stock upon the cashless exercise of warrants to purchase 44,917 shares of common stock for $0.35 per share based on a market value of $1.08 per share as determined under the terms of the warrant.

From August 22, 2016 through August 30, 2016 the Company issued 307,572 shares of common stock and 76,893 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $153,786, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $0.75 per share with a conversion ratio equal to $0.50 per unit.

On August 23, 2016, the Company issued 40,577 shares of common stock upon the conversion of a note with principal and accrued interest totaling $20,289, that bears interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

On September 15, 2016, the Company issued 636,064 shares of common stock upon the cashless exercise of warrants to purchase 791,744 shares of common stock for $0.35 per share based on a market value of $1.78 per share as determined under the terms of the warrant.

On September 15, 2016, the Company issued 416,836 shares of common stock upon the cashless exercise of warrants to purchase 570,750 shares of common stock for $0.48 per share based on a market value of $1.78 per share as determined under the terms of the warrant.

On September 15, 2016, the Company issued 160,674 shares of common stock upon the cashless exercise of warrants to purchase 200,000 shares of common stock for $0.35 per share based on a market value of $1.78 per share as determined under the terms of the warrant.

On September 22, 2016, the Company issued 130,207 shares of common stock upon the cashless exercise of warrants to purchase 165,810 shares of common stock for $0.35 per share based on a market value of $1.78 per share as determined under the terms of the warrant.

On September 27, 2016, the Company issued 10,305 shares of common stock upon the exercise of warrants to purchase shares of common stock for $1.00.

On September 29, 2016, the Company issued 21,402 shares of common stock upon the exercise of warrants to purchase shares of common stock for $0.75.

F-60

Note 12 - Stock Based Compensation

On January 10, 2014, the Board of Directors of the Company approved and adopted, subject to stockholder approval, which was obtained at the annual stockholders meeting held on November 16, 2014, the Midwest Energy Emissions Corp. 2014 Equity Incentive Plan (the “Equity Plan”). The number of shares of the Company’s Common Stock that may be issued under the Equity Plan is 2,500,000 shares, subject to the adjustment for stock dividends, stock splits, recapitalizations and similar corporate events.Eligible participants under the Equity Plan shall include officers, employees of or consultants to the Company or any of its subsidiaries, or any person to whom an offer of employment is extended, or any person who is a non-employee director of the Company. On October 9, 2014, the Board of Directors approved and adopted the First Amendment to the plan, subject to stockholder approval, which was obtained at the annual stockholders meeting held on November 18, 2014, which increased the number of shares issuable under the plan to 7,500,000.

The Company accounts for stock-based compensation awards in accordance with the provisions of ASC 718, which addresses the accounting for employee stock options which requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the consolidated financial statements over the vesting period based on the estimated fair value of the awards.

A summary of stock option activity for the quarter ended September 30, 2016 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value

December 31, 2014	5,095,458	1.70	4.5	-
Grants	2,150,000	0.55	4.6	-
Cancellations	(525,000)	-	-	-
December 31, 2015	6,720,458	1.35	3.7	-

Grants	1,475,000	0.96	4.8	-
Cancellations	(665,000)	-	-	-
September 30, 2016	7,530,458	1.29	3.5	-

Options exercisable at:
December 31, 2015	3,420,458	2.05	3.3
September 30, 2016	3,955,458	1.94	3.2

The Company utilized the Black-Scholes options pricing model. The significant assumptions utilized for the Black Scholes calculations consist of an expected life of equal to the expiration term of the option, historical volatility of 74.9%, and a risk free interest rate of 3%.

F-61

On November 16, 2014, the Company entered into an employment agreement with John Pavlish which terms include the issuance of stock options for the purchase of shares of the Company’s common stock in the aggregate amount of three million shares, two million of which was issued on November 16, 2014 and one million of which would be issued on November 16, 2015, in each case pursuant to the terms of the Company’s 2014 Equity Incentive Plan. The options granted are exercisable at $0.74 and $0.45 per share, respectively, representing the fair market value of the common stock as of the date of grant. These options are to vest two years after the original grant date, subject to his continued employment. Based on a Black-Sholes valuation model, the value of the issued options was $910,350 and $200,360, respectively, in accordance with FASB ASC Topic 718. Compensation expense for the quarters ended September 30, 2016 and 2015 on the issued options was $163,885 and $113,794, respectively. Compensation expense for the nine months ended September 30, 2016 and 2015 on the issued options was $491,652 and $341,383, respectively.

On January 1, 2015, the Company granted nonqualified stock options to acquire 250,000 shares of the Company’s common stock to Nick Lentz. The options granted are exercisable at $0.61 per share, representing the fair market value of the common stock as of the date of grant. These options are to vest two years after the original grant date, subject to his continued employment, are exercisable as of the date of vesting and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $93,803 in accordance with FASB ASC Topic 718. Compensation expense for the quarter ended September 30, 2016 and 2015 on the issued options was and $11,724 and $11,724, respectively. Compensation expense for the nine months ended September 30, 2016 and 2015 on the issued options was and $35,172 and $31,272, respectively

On May 1, 2015, the Company issued nonqualified stock options to acquire 25,000 shares each of the Company’s common stock to Chris Greenberg, Jay Rifkin and Brian Johnson, each then a director of the Company, under the Company’s Equity Plan. Messrs. Greenberg and Johnson remain directors of the Company. The options granted are exercisable at $0.67 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options are to vest one year after the original grant date, subject to continuing service to the Company, are exercisable as of the date of vesting and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $30,909 in accordance with FASB ASC Topic 718. On November 9, 2015, Jay Rifkin resigned as a director of the Company, and his stock option was terminated.

On May 1, 2016, the Company issued nonqualified stock options to acquire 25,000 shares each of the Company’s common stock to Christopher Greenberg, Brian Johnson and Christopher Lee, current directors of the Company, under the Company’s Equity Plan. The options granted are exercisable at $0.42 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options are to vest one year after the original grant date, subject to continuing service to the Company, are exercisable as of the date of vesting and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $19,763 in accordance with FASB ASC Topic 718.

On June 1, 2016, the Company granted nonqualified stock options to acquire 250,000 shares of the Company’s common stock to Patrick Mongovan. The options granted are exercisable at $0.42 per share, representing the fair market value of the common stock as of the date of grant. These options are fully vested and are exercisable as of the date of the grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $28,836 in accordance with FASB ASC Topic 718.

On June 30, 2016, the Company issued nonqualified stock options to acquire 125,000 shares of the Company’s common stock to Christopher Greenberg, nonqualified stock options to acquire 75,000 shares of the Company’s common stock to Brian Johnson, and nonqualified stock options to acquire 50,000 shares of the Company’s common stock to each of Christopher Lee and Allan Grantham, current directors of the Company, under the Company’s Equity Plan. The options granted are exercisable at $0.81 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options are fully vested and are exercisable as of the date of the grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $174,902 in accordance with FASB ASC Topic 718.

F-62

On June 30, 2016, the Company issued nonqualified stock options to acquire 250,000 shares of the Company’s common stock to Richard MacPherson, CEO and a current director of the Company, under the Company’s Equity Plan. The options granted are exercisable at $0.81 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options vested after such time that the closing price of the Company’s common stock is equal to or in excess of $0.80 per share for any consecutive 30 day trading period following the grant date and will expire five years after the date of the grant. Based on a Black-Sholes valuation model, these options were valued at $145,752 in accordance with FASB ASC Topic 718.

On August 31, 2016, the Company issued nonqualified stock options to acquire 750,000 shares of the Company’s common stock to Richard MacPherson, CEO and a current director of the Company, under the Company’s Equity Plan. The options granted are exercisable at $1.20 per share, representing the fair market value of the common stock as of the date of the grant as determined under the Equity Plan. These options are to vest on a cumulative basis in accordance with the following schedule: (i) 250,000 shares at such time that the closing price of the Company's common stock is equal to or in excess of $2.00 per share for any consecutive 30 day trading period following the grant date, (ii) 250,000 shares at such time that the closing price of the Company's common stock is equal to or in excess of $3.00 per share for any consecutive 30 day trading period following the grant date, and (iii) 250,000 shares at such time that the Company's common stock is listed for trading on either the NASDAQ Stock Market or the New York Stock Exchange (including NYSE-MKT). Based on a Black-Sholes valuation model, these options were valued at $595,651 in accordance with FASB ASC Topic 718.

Note 13 - Warrants

Unless sold and issued warrants are subject to the provisions of FASB ASC 815-10, the Company utilized a Black-Scholes options pricing model to value the warrants sold and issued. This model requires the input of highly subjective assumptions such as the expected stock price volatility and the expected period until the warrants are exercised. When calculating the value of warrants issued, the Company uses a volatility factor of 74.9%, a risk free interest rate and the life of the warrant for the exercise period. When sold and issued warrants were valued in accordance with FASB ASC 815-10, the fair value was determined using a Monte Carlo Simulation Model.

On March 16, 2015, the Companies entered into a Waiver and Amendment to Financing Agreement, and Reaffirmation of Guaranty (the “Amendment”) with the Lender. Pursuant to the Amendment, the exercise price of the five year warrant previously issued to the Lender to purchase up to 12,500,000 shares of common stock was decreased to $0.50 per share, subject to adjustment in a manner similar to the adjustments on the Note.

On November 16, 2015, In connection with entering into Amendment No. 2 with the Lender, the Company issued a five year contingent warrant to the Lender to purchase up to 5,000,000 shares of common stock with an exercise price of $0.35 per share, subject to adjustment in a manner similar to the adjustments on the New Notes, which warrant shall be immediately exercisable for 3,600,000 shares with the balance of 1,400,000 shares exercisable proportionately to such additional Senior Convertible Notes up to $1,400,000 purchased by the Lender as described Note 8. At issuance of this warrant, the Lender shall be entitled upon any exercise of the warrant to a number of shares of common stock in an amount at least equal to 4.32% of the aggregate number of then-outstanding shares of capital stock of the Company (as determined on a fully-diluted basis). In addition, if the aggregate number of Warrant Shares purchasable under the Warrant calculated at the time of the initial exercise of the Warrant is less than 4.32% of the outstanding shares of capital stock of the Company at the time of the initial exercise of the Warrant, the Lender’s number of Warrant Shares shall be increased by an amount of shares necessary to cause the number of Warrant Shares to represent 4.32% of the aggregate number of then-outstanding shares of capital stock of the Company on a fully diluted basis. The Warrant can be converted to shares of common stock through a cashless exercise at the option of the Lender.

F-63

On January 28, 2016, under the Third Amended Financing Agreement, and in consideration for the issuance of the Letter of Credit, the Company has agreed to issue to Lender (i) a five year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.35 per share of common stock (the “Third Warrant”), and (ii) a Senior Secured Letter of Credit Note (the “LC Note”) to evidence any indebtedness owed by the Company arising from any draws made under the Letter of Credit. The Third Warrant shall be subject to certain anti-dilution adjustments including percentage based anti-dilution protection requiring that the aggregate number of shares of common stock purchasable upon its initial exercise not be less than an amount equal to 7.2% of the Company’s then outstanding shares of capital stock on a fully diluted basis.

On February 16, 2016, the Company entered into a 2013 Noteholder Modification Agreement (the “Noteholder Modification Agreement”) with each of the investors (through their designated Note Agent) of certain secured promissory notes issued by the Company in 2013 (the “2013 Secured Notes”). Such 2013 Secured Notes contain a most favored nations clause (“MFN”) which provides that following the Company’s completion of an equity or equity-linked new financing (each a “New Financing”), the Company shall provide each of the holders of the 2013 Secured Notes (the “Holders”) written notice thereof and a 60 day period in which to exchange the 2013 Secured Notes at a value equal to the outstanding principal balance plus accrued outstanding interest into the same securities as issued in the New Financing. Pursuant to the Noteholder Modification Agreement, which was entered into in order to resolve the differences between the parties as to the applicability of the MFN provision to the Second Amended Financing Agreement, the Company (i) agreed that the exercise price for each share of common stock purchasable with respect to the 2013 Warrants held by currently outstanding Holders be reduced to $0.35 per share of common stock (resulting in the exercise price being reduced for 2013 Warrants exercisable for 3,290,000 shares), and (ii) agreed to issue to such currently outstanding Holders of 2013 Secured Notes in the aggregate warrants to purchase up to 1,600,000 shares of common stock at $0.35 per share, exercisable at any time on or before November 15, 2020. In addition, the Noteholder Modification Agreement provided additional carveouts to the applicability of the MFN provision to certain other transactions in the future as described therein. The warrants are fully vested and exercisable as of the date of grant and will expire five year thereafter. Based on a Black-Sholes valuation model, these options were valued at $495,394 in accordance with FASB ASC Topic 718 and this cost was recorded as settlement charge expense during the year ended December 31, 2015. These warrants are not included in the table of outstanding common stock warrants below.

On February 19, 2016, the Company issued to Drexel pursuant to an amendment to its engagement agreement a 5-year warrant to purchase up to 300,000 shares of common stock at $0.35 per share. The warrant is subject to adjustments similar to the Warrant issued to the Lender on November 16, 2014. Approximately 200,000 of these warrants were owed to Drexel as of December 31, 2015 for services rendered. Also pursuant to this agreement, the exercise price on all warrants issued to Drexel on November 16, 2014 was reset to $0.35 per share.

On April 26, 2016, pursuant to a consulting agreement executed on that date, the Company granted MZHCI, LLC, a vested warrant with a term of three years to purchase 75,000 shares of common stock with an exercise price of $0.65 per share. Per the terms of the agreement, the Company issued MZHCI, LLC an additional warrant to purchase 75,000 shares of common stock with an exercise price of $0.90 per share 91 days after the effective date of the agreement. These warrants will each include a cashless exercise provision. Based on a Black-Sholes valuation model, the warrants issued on April 26, 2016 were valued at $19,240 in accordance with FASB ASC Topic 718. Based on a Black-Sholes valuation model, the warrants issued on July 26, 2016 were valued at $58,780 in accordance with FASB ASC Topic 718.

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The following table summarizes information about common stock warrants outstanding at September 30, 2016:

Outstanding					Exercisable
Exercise Price	Number Outstanding		Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

1.25	22,101		1.41	1.25	22,101	1.25
1.00	1,632,375		0.69	1.00	1,632,375	1.00
0.90	75,000		4.82	0.90	75,000	0.90
0.87	1,303,300		2.61	0.87	1,303,300	0.87
0.75	55,491		1.91	0.75	55,491	0.75
0.65	590,000		2.40	0.65	590,000	0.65
0.50	12,743,728	*	2.87	0.50	12,743,728	0.50
0.48	7,000		1.97	0.48	7,000	0.48
0.35	11,562,158	*	3.53	0.35	11,562,158	0.35
$0.50 - $3.30	27,991,153		3.00		27,991,153

Note * All warrants exercisable at $0.50 and 6,872,164 warrants exercisable at $0.35 contain dilution protections that increase the number of shares purchasable at exercise upon the issuance of securities at a price below the current exercise price.

Note 14 - Subsequent Events

On October 21, 2016, the Company issued 11,445 shares of common stock upon the exercise of warrants to purchase shares of common stock for $1.00.

On October 4, 2016 the Company granted nonqualified stock options to acquire 100,000 shares of the Company’s common stock to Rob Rians. The options granted are exercisable at $1.36 per share, representing the fair market value of the common stock as of the date of grant. These options are fully vested and are exercisable as of the date of the grant and will expire five years thereafter. Based on a Black-Sholes valuation model, these options were valued at $88,629 in accordance with FASB ASC Topic 718.

On October 4, 2016 the Company granted nonqualified stock options to acquire 25,000 shares of the Company’s common stock to Todd Ferrell. The options granted are exercisable at $1.36 per share, representing the fair market value of the common stock as of the date of grant. These options will vest and become exercisable on February 1, 2018 and will expire five years from the grant date. Based on a Black-Sholes valuation model, these options were valued at $22,157 in accordance with FASB ASC Topic 718.

F-65

On October 24, 2016 the Company issued 2,286,209 shares of common stock and 571,557 warrants to purchase shares of common stock upon the conversion of a note principal and accrued interest totaling $1,143,101, that bear interest at 12% per annum, and was convertible into units, where each unit consists of: (i) one share of common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.25 shares of common stock at an exercise price of $0.75 per share with a conversion ratio equal to $0.50 per unit.

On November 1, 2016, AC Midwest Energy LLC (the “Lender”) deferred the principal payment due of $720,898 per the terms of the Financing Agreement until the note maturity date on July 31, 2018. This amount will be added to principal and will bear interest during this period

On November 1, 2016, the Company entered into an Amended and Restated Financing Agreement with the Lender (the “Restated Financing Agreement”). As of November 1, 2016, the outstanding aggregate principal balance owing to the Lender pursuant to the Financing Agreements was $9,646,686 per 12% senior secured convertible notes issued to the Lender and which mature on July 31, 2018 (the “AC Midwest Notes”). Pursuant to the Restated Financing Agreement, Lender, which holds various warrants to acquire shares of the Company’s common stock (the “AC Midwest Warrants”), will exercise on a cashless basis a portion of the AC Midwest Warrants for 10,000,000 shares of the Company’s common stock and exchange the AC Midwest Notes, together with all accrued and unpaid interest thereon, and the remaining unexercised portion of the AC Midwest Warrants, for (i) a new senior secured note in the principal amount of $9,646,686.08, and (ii) a subordinated unsecured note in the principal amount of $13,000,000. The completion of the transactions contemplated by the Restated Financing Agreement are subject to various conditions including but not limited to the closing by the Company of an equity offering raising at least $10.0 million of gross proceeds prior to December 31, 2016.

On November 2, 2016, the Company issued 38,651 shares of common stock upon the cashless exercise of options to purchase 50,000 shares of common stock for $0.37 per share based on a market value of $1.63 per share as determined under the terms of the option.

On November 3, 2016, the Company issued 54,783 shares of common stock upon the cashless exercise of warrants to purchase 70,000 shares of common stock for $0.35 per share based on a market value of $1.61 per share as determined under the terms of the warrant.

On November 7, 2016, the Company issued 103,500 shares of common stock upon the conversion of a note with principal and accrued interest totaling $51,750, that bears interest at 10% per annum, and was convertible into one share of common stock, par value $0.001 per share, with a conversion ratio equal to $0.50 per share.

F-66